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                                  As filed with the Securities and Exchange Commission on January 20, 2004
                                                                               Registration No. 333-106116
----------------------------------------------------------------------------------------------------------

                                    SECURITIES AND EXCHANGE COMMISSION
                                          Washington, D.C. 20549

                                       PRE-EFFECTIVE AMENDMENT NO. 5
                                                  TO THE
                                                 FORM S-1
                                          REGISTRATION STATEMENT
                                     UNDER THE SECURITIES ACT OF 1933


                                       CLIFTON SAVINGS BANCORP, INC.
                          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          FEDERAL                                 6035                              20-0055422
(State or Other Jurisdiction of       (Primary Standard Industrial      (IRS Employer Identification No.)
Incorporation or Organization)        Classification Code Number)


                                          1433 VAN HOUTEN AVENUE
                                         CLIFTON, NEW JERSEY 07015
                                              (973) 473-2200 (Address, including
                            zip code, and telephone number,
                     including area code, of registrant's principal executive offices)


                                          JOHN A. CELENTANO, JR.
                             CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                       CLIFTON SAVINGS BANCORP, INC.
                                          1433 VAN HOUTEN AVENUE
                                         CLIFTON, NEW JERSEY 07015
                                              (973) 473-2200
                         (Name, address, including zip code, and telephone number,
                                including area code, of agent for service)

                                                COPIES TO:
                                         PAUL M. AGUGGIA, ESQUIRE
                                        LORI M. BERESFORD, ESQUIRE
                                       MULDOON MURPHY & Faucette LLP
                                        5101 Wisconsin Avenue, N.W.
                                          Washington, D.C. 20016
                                              (202) 362-0840


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. / X /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


============================================================================================================
                                             Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------
   Title of each Class of         Amount to         Proposed Maximum       Proposed Maximum     Amount of
      Securities to be          be Registered        Offering Price       Aggregate Offering   Registration
         Registered                                     Per Unit               Price (1)           Fee
----------------------------- ------------------ ----------------------- -------------------- --------------
        Common Stock
       $.01 par value         13,738,712 Shares          $10.00              $137,387,120          (2)
----------------------------- ------------------ ----------------------- -------------------- --------------
        Participation                (3)                _______                $1,606,338          (4)
          Interests
============================= ================== ======================= ==================== ==============

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) The registration fee for the 13,738,712 shares to be registered is $11,115. On June 13, 2003 and September 26, 2003, registration fees of $10,897 and $7,292, respectively, were paid upon the filings of the Form S-1, as amended.

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(3)  In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4) The securities of Clifton Savings Bancorp, Inc. to be purchased by Clifton Savings Bank, S.L.A. 401(k) Savings Plan are included in the amount shown for common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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                                      DRAFT
                                  INTERESTS IN

                          CLIFTON SAVINGS BANK, S.L.A.
                               401(K) SAVINGS PLAN
                                       AND
                        OFFERING OF ___________ SHARES OF
                          CLIFTON SAVINGS BANCORP, INC.
                          COMMON STOCK ($.01 PAR VALUE)

     This prospectus supplement relates to the offer and sale to participants in the Clifton Savings Bank, S.L.A. 401(k) Savings Plan of participation interests and shares of common stock of Clifton Savings Bancorp, Inc.

     The Board of Directors of Clifton Savings has adopted a plan to reorganize Clifton Savings from the mutual savings bank to the mutual holding company form of ownership (the "Reorganization and Stock Offering:"). As part of the Reorganization and Stock Offering, Clifton Savings Bancorp, Inc. has been established to own Clifton Savings as part of the reorganization. Clifton MHC, a federally-chartered mutual holding company, will own ___% of the outstanding common stock of Clifton Savings Bancorp, Inc., and _______________ Clifton Savings Bancorp, Inc. will offer ____________ shares of its common stock to the public. Savings Plan participants may now direct the trustee of the Savings Plan to use their current account balances to subscribe for and purchase shares of Clifton Savings Bancorp, Inc. common stock through the Clifton Savings Bancorp, Inc. Stock Fund. Based upon the value of the Savings Plan assets as of ____________, the trustee of the Savings Plan may purchase up to __________ shares of Clifton Savings Bancorp, Inc. common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of Savings Plan participants to direct the trustee of the Savings Plan to invest all or a portion of their Savings Plan accounts in Clifton Savings Bancorp, Inc. common stock.

     The prospectus dated ____________, 2003 of Clifton Savings Bancorp, Inc., which we have attached to this prospectus supplement, includes detailed information regarding the Reorganization and Stock Offering, and the financial condition, results of operations and business of Clifton Savings. This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED
  THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                               GOVERNMENT AGENCY.

     This prospectus supplement may be used only in connection with offers and sales by Clifton Savings Bancorp, Inc. of interests or shares of common stock under the Savings Plan to employees of Clifton Savings. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Savings Plan.

     You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither Clifton Savings Bancorp, Inc., Clifton MHC, Clifton Savings nor the Savings Plan have authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Clifton Savings or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ___________, 2003.

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                                TABLE OF CONTENTS


THE OFFERING...................................................................3
     Securities Offered........................................................3
     Election to Purchase Clifton Savings Bancorp, Inc. Common Stock
          in the Reorganization and Stock Offering.............................3
     Value of Participation Interests..........................................3
     Method of Directing Transfer..............................................4
     Time for Directing Transfer...............................................4
     Irrevocability of Transfer Direction......................................4
     Purchase Price of Clifton Savings Bancorp, Inc. Common Stock..............4
     Nature of a Participant's Interest in Clifton Savings
          Bancorp, Inc. Common Stock...........................................4
     Voting and Tender Rights of Clifton Savings Bancorp, Inc. Common Stock....4

DESCRIPTION OF THE SAVINGS PLAN................................................5
     Introduction..............................................................5
     Eligibility and Participation.............................................5
     Contributions Under the Savings Plan......................................5
     Limitations on Contributions..............................................6
     Investment of Contributions...............................................7
     Benefits Under the Savings Plan...........................................9
     Withdrawals and Distributions From the Savings Plan......................10

ADMINISTRATION OF THE SAVINGS PLAN............................................11
     Trustees.................................................................11
     Reports to Savings Plan Participants.....................................11
     Plan Administrator.......................................................11
     Amendment and Termination................................................11
     Merger, Consolidation or Transfer........................................11
     Federal Income Tax Consequences..........................................11
     Restrictions on Resale...................................................13
     SEC Reporting and Short-Swing Profit Liability...........................13

LEGAL OPINION.................................................................14

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                                  THE OFFERING

SECURITIES OFFERED

     The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to _______ shares of Clifton Savings Bancorp, Inc. common stock for the Clifton Savings Bancorp, Inc. Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the Reorganization and Stock Offering of Clifton Savings. Certain subscription rights and purchase limitations also govern your investment in the Clifton Savings Bancorp, Inc. Stock Fund in connection with the Reorganization and Stock Offering. See:Persons who can Order Stock in the Offering" and "Purchase Limitations" in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.

     This prospectus supplement contains information regarding the Savings Plan. The attached prospectus contains information regarding the Reorganization and Stock Offering and the financial condition, results of operations and business of Clifton Savings. The address of the principal executive office of Clifton Savings is 1433 Van Houten Avenue, Clifton, New Jersey 07015. The telephone number of Clifton Savings is 973-473-2200.

ELECTION TO PURCHASE CLIFTON SAVINGS BANCORP, INC. COMMON STOCK IN THE REORGANIZATION AND STOCK OFFERING

     In connection with the Reorganization and Stock Offering of Clifton Savings, you may direct the trustee of the Savings Plan to transfer all or part of the funds that represent your current beneficial interest in the assets of the Savings Plan to the Clifton Savings Bancorp, Inc. Stock Fund. The Savings Plan trustee will subscribe for Clifton Savings Bancorp, Inc. common stock offered for sale in connection with the Reorganization and Stock Offering in accordance with each participant's direction. If there is not enough common stock in the Reorganization and Stock Offering to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested. In such a case, if you elect, the trustee will purchase shares in the open market on your behalf, after the Reorganization and Stock Offering, to fulfill your initial request. The trustee may make such purchases at prices higher than the initial public offering price.

     All plan participants are eligible to direct a transfer of funds to the Clifton Savings Bancorp, Inc. Stock Fund. However, transfer directions are subject to subscription rights and purchase priorities. Your order for shares in the Stock Offering will be filled based on your subscription rights. Clifton Savings Bancorp, Inc. has granted rights to subscribe for shares of Clifton Savings Bancorp, Inc. common stock to the following persons in the following order of priority: (1) persons with $50 or more on deposit at Clifton Savings as of March 31, 2002; (2) the Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan, which provides retirement benefits to employees of Clifton Savings; (3) persons with $50 or more on deposit at Clifton Savings as of December 31, 2003; and (4) Clifton Savings' borrowers and depositors with less than $50 on deposit as of March 31, 2002. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use funds in the Savings Plan account to pay for your purchase of shares of Clifton Savings Bancorp, Inc. common stock.

VALUE OF PARTICIPATION INTERESTS

     As of _______________, the market value of the assets of the Savings Plan equaled approximately $______________. The plan administrator has informed each participant of the value of his or her beneficial interest in the Savings Plan as of ___________. The value of Savings Plan assets represents past contributions made to the Savings Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

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METHOD OF DIRECTING TRANSFER

     The last two pages of this prospectus supplement contain a form for you to direct a transfer to the Clifton Savings Bancorp, Inc. Stock Fund (the "Investment Form"). If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the Savings Plan to the Clifton Savings Bancorp, Inc. Stock Fund, you should complete the Investment Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in the Clifton Savings Bancorp, Inc. Stock Fund during the initial public offering is $250.00.

TIME FOR DIRECTING TRANSFER

     You must submit your direction to transfer amounts to the Clifton Savings Bancorp, Inc. Stock Fund in connection with the Reorganization and Stock Offering by the deadline of __________, 2003. You should return the Change of Investment Allocation Form to _________________ in the Human Resources Department by _______ p.m. on ___________, 2003.

IRREVOCABILITY OF TRANSFER DIRECTION

     You cannot change your direction to transfer amounts credited to your account in the Savings Plan to the Clifton Savings Bancorp, Inc. Stock Fund prior to the completion of the Reorganization and Stock Offering. Following the closing of the Reorganization and Stock offering and the initial purchase of shares in the Clifton Savings Bancorp, Inc. Stock Fund, you may change your investment directions, in accordance with the terms of the Savings Plan.

PURCHASE PRICE OF CLIFTON SAVINGS BANCORP, INC. COMMON STOCK

     The trustee will use the funds transferred to the Clifton Savings Bancorp, Inc. Stock Fund to purchase shares of Clifton Savings Bancorp, Inc. common stock in the Reorganization and Stock Offering. The trustee will pay the same price for shares of Clifton Savings Bancorp, Inc. common stock as all other persons who purchase shares of Clifton Savings Bancorp, Inc. common stock in the offering. IF THERE IS NOT ENOUGH COMMON STOCK IN THE OFFERING TO FILL ALL SUBSCRIPTIONS, THE COMMON STOCK WILL BE APPORTIONED AND THE TRUSTEE FOR THE SAVINGS PLAN MAY NOT BE ABLE TO PURCHASE ALL OF THE COMMON STOCK YOU REQUESTED. IF YOU ELECT, THE TRUSTEE WILL PURCHASE SHARES ON YOUR BEHALF AFTER THE REORGANIZATION AND STOCK OFFERING IN THE OPEN MARKET, TO FULFILL YOUR INITIAL REQUEST. THE TRUSTEE MAY MAKE SUCH PURCHASES AT PRICES HIGHER OR LOWER THAN THE $10.00 OFFERING PRICE.

NATURE OF A PARTICIPANT'S INTEREST IN CLIFTON SAVINGS BANCORP, INC. COMMON STOCK

     The trustee will hold Clifton Savings Bancorp, Inc. common stock in the name of the Savings Plan. The trustee will credit shares of common stock acquired at your direction to your account under the Savings Plan. Therefore, the investment designations of other Savings Plan participants should not affect earnings on your Savings Plan account.

VOTING AND TENDER RIGHTS OF CLIFTON SAVINGS BANCORP, INC. COMMON STOCK

     The trustee generally will exercise voting and tender rights attributable to all Clifton Savings Bancorp, Inc. common stock held by the Clifton Savings Bancorp, Inc. Stock Fund, as directed by participants with interests in the Clifton Savings Bancorp, Inc. Stock Fund. With respect to each matter as to which holders of Clifton Savings Bancorp, Inc. common stock have a right to vote, you will have voting instruction rights that reflect your proportionate interest in the Clifton Savings Bancorp, Inc. Stock Fund. The number of shares of Clifton Savings Bancorp, Inc. common stock held in the Clifton Savings Bancorp, Inc. Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised. If there is a tender offer for Clifton Savings Bancorp, Inc. common stock, the

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Savings Plan allots each participant a number of tender instruction rights reflecting the participant's proportionate interest in the Clifton Savings Bancorp, Inc. Stock Fund. The percentage of shares of Clifton Savings Bancorp, Inc. common stock held in the Clifton Savings Bancorp, Inc. Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised in favor of the tender offer. The remaining shares of Clifton Savings Bancorp, Inc. common stock held in the Clifton Savings Bancorp, Inc. Stock Fund will not be tendered. The Savings Plan provides that participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

                         DESCRIPTION OF THE SAVINGS PLAN

INTRODUCTION

     Effective January 1, 1985, Clifton Savings adopted the Clifton Savings Bank, S.L.A. 401(k) Savings Plan in RSI Retirement Trust. Clifton Savings amended and restated the plan in its entirety effective as of January 1, 1999. Clifton Savings appointed RSGroup Trust Company as successor trustee of the Savings Plan effective as of __________, 2003. Clifton Savings intends for the Savings Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, or "ERISA." Clifton Savings may change the Savings Plan from time to time in the future to ensure continued compliance with these laws. Clifton Savings may also amend the Savings Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the Savings Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the Savings Plan.

     REFERENCE TO FULL TEXT OF THE PLAN. The following portions of this prospectus supplement summarize the material provisions of the Savings Plan. Clifton Savings qualifies this summary in its entirety by reference to the full text of the Savings Plan. You may obtain copies of the full Savings Plan document by sending a request to _______________ at Clifton Savings. You should carefully read the full text of the Savings Plan document to understand your rights and obligations under the plan.

ELIGIBILITY AND PARTICIPATION

     Eligible employees of Clifton Savings who have attained age 21 may participate in the Savings Plan as of the January or July 1 coincident with or next following the date they complete 1,000 Hours of Service with Clifton Savings within a consecutive twelve-month period.

     As of ________________, ____ of the ____ employees of Clifton Savings participated in the Savings Plan.

CONTRIBUTIONS UNDER THE SAVINGS PLAN

     EMPLOYEE BEFORE-TAX CONTRIBUTIONS. Subject to certain IRS limitations, the Savings Plan permits each participant to make before-tax contributions to the Savings Plan each payroll period of between 1% and 25% of the participant's salary. Participants may change their rate of before-tax contributions by telephone or through the internet. Changes made by 1:30 p.m. two days prior to the next payroll date will become effective for that payroll date; otherwise, the change will be effective for the following payroll date.

     CLIFTON SAVINGS MATCHING CONTRIBUTIONS. The Savings Plan provides that Clifton Savings will make matching contributions on behalf of each participant equal to 50% of the participant's compensation, up to a maximum of 4.5% of compensation. Clifton Savings makes matching contributions only for those participants who make before-tax contributions to the Savings Plan. If a

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participant stops making before-tax contributions to the Savings Plan, Clifton
Savings will cease its matching contributions on the participant's behalf.

     CLIFTON SAVINGS DISCRETIONARY CONTRIBUTIONS. Clifton Savings, in its sole discretion, may also make additional discretionary contributions, in amounts specified by the Board of Directors of Clifton Savings. These discretionary contributions are allocated to each participant on a pro rata basis, based on compensation, among those participants who remain employed and have completed at least 1,000 hours of service during the plan year.

     ROLLOVER CONTRIBUTIONS. Clifton Savings allows employees who receive a distribution from a previous employer's tax-qualified employee benefit plan to deposit that distribution into a Rollover Contribution account under the Savings Plan, provided the rollover contribution satisfies IRS requirements.

     CLIFTON SAVINGS SPECIAL CONTRIBUTIONS. Clifton Savings also has discretion to make additional, special contributions to the before-tax contribution accounts of eligible employees, as necessary to ensure that the Savings Plan continues to comply with Section 401(k) of the Internal Revenue Code.

LIMITATIONS ON CONTRIBUTIONS

     LIMITATION ON EMPLOYEE SALARY DEFERRALS. Although the Savings Plan permits you to defer up to 25% of your compensation, by law your total deferrals under the Savings Plan, together with similar plans, may not exceed $12,000 for 2003. Employees who are age 50 and over may also make additional, "catch-up" contributions to the plan, up to a maximum of $2,000 for 2003. The Internal Revenue Service periodically increases these limitations. A participant who exceeds these limitations must include any excess deferrals in gross income for federal income tax purposes in the year of deferral. In addition, the participant must pay federal income taxes on any excess deferrals when distributed by the Savings Plan to the participant, unless the plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which the participant made the excess deferrals. Any income on excess deferrals distributed before such date is treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

     LIMITATION ON ANNUAL ADDITIONS AND BENEFITS. As required by the Internal Revenue Code, the Savings Plan provides that the total amount of contributions and forfeitures (annual additions) credited to a participant during any year under all defined contribution plans of Clifton Savings (including the Savings Plan and the proposed Clifton Savings Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant's annual compensation or $40,000 for 2003.

     LIMITATION ON PLAN CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. Special provisions of the Internal Revenue Code limit the amount of before-tax and matching contributions that may be made to the Savings Plan in any year on behalf of highly compensated employees, in relation to the amount of before-tax and matching contributions made by or on behalf of all other employees eligible to participate in the Savings Plan. If before-tax and matching contributions exceed these limitations, the plan must adjust the contribution levels for highly compensated employees.

     In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $90,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The preceding dollar amount applies for 2003, and may be adjusted periodically by the IRS.

     TOP-HEAVY PLAN REQUIREMENTS. If the Savings Plan is a Top-Heavy Plan for any calendar year, Clifton Savings may be required to make certain minimum contributions to the Savings Plan on behalf of non-key employees. In general, the Savings Plan will be treated as a "Top-Heavy Plan" for any calendar

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year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of Key Employees exceeds 60% of the aggregate balance of the accounts of all employees under the plan. A Key Employees is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

     (1)  an officer of Clifton Savings whose annual compensation exceeds
          $130,000;

     (2) a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of Clifton Savings Bancorp, Inc., or who owns stock that possesses more than 5% of the total combined voting power of all stock of Clifton Savings Bancorp, Inc.; or

     (3) a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of Clifton Savings Bancorp, Inc., or who owns stock that possesses more than 1% of the total combined voting power of all stock of Clifton Savings Bancorp, Inc., and whose annual compensation exceeds $150,000.

     The foregoing dollar amounts are for 2003.

INVESTMENT OF CONTRIBUTIONS

     A trust holds all amounts credited to participants' accounts under the Savings Plan. The trustee appointed by the board of directors of Clifton Savings administers the trust.

     The Savings Plan offers the following investment choices:

     RSI RETIREMENT TRUST CORE EQUITY FUND. This fund seeks capital appreciation and income and invests in a broadly diversified group of high quality, large capitalization companies exhibiting sustainable growth in earnings and dividends. It is expected that, over time, the variability of returns (risk) for the Core Equity Fund will approximate that of the Standard and Poor's 500 stock index.

     RSI RETIREMENT TRUST EMERGING GROWTH EQUITY FUND. This fund seeks capital appreciation and income by investing primarily in stocks of smaller companies with higher-than-average earnings and dividend growth potential. The fund will generally have a higher degree of risk and price volatility than the portfolios of the Core Equity Fund (described above) and the Value Equity Fund (described below).

     RSI RETIREMENT TRUST VALUE EQUITY FUND. This fund seeks capital appreciation and income and invests heavily in out-of-favor stocks of financially sound companies that are selling at unjustifiably low market valuations based on price/earnings ratios, price-to-book ratios, etc. The results achieved by this fund may be more volatile than the results produced by the Standard and Poor's 500 stock index.

     RSGROUP TRUST COMPANY AGGRESSIVE ASSET ALLOCATION FUND. This asset allocation fund is likely to exceed other asset allocation funds in long-term growth. The fund's target allocation is 75% stocks (25% Core Equity, 25% Value Equity, 12.5% Emerging Growth, and 12.5% International Equity) and 25% bonds. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

     RSGROUP TRUST COMPANY MODERATE ASSET ALLOCATION FUND. This asset allocation fund seeks significant long-term growth. The fund's target allocation is 60% stocks (25% Core Equity, 20% Value Equity, 10% Emerging Growth, and 10% International Equity) and 40% bonds. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

     RSGROUP TRUST COMPANY CONSERVATIVE ASSET ALLOCATION FUND. This diversified option is an asset allocation fund that seeks significant long-term growth. The fund's target allocation is 60% stocks (25% Core Equity, 20% Value Equity, 10% Emerging Growth, and 10% International Equity) and 40% bonds. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

     RSGROUP TRUST COMPANY STABLE VALUE FUND. This collective, commingled investment fund, provided by Plan Trustee RSGroup Trust Company, seeks to protect principal from market volatility and achieve returns comparable to short-term bond funds by investing in high-quality, interest stable guaranteed investment contracts (GICs), bank investment contracts (BICs), and synthetic stable value products with a relatively predictable annual return. The fund is appropriate for investors who place a higher value on stability of principal than on long-term growth. The yield on investment contracts is more stable than most fixed income funds, but will follow market interest rates higher or lower. Investment contracts do not provide any of the capital appreciation of other types of investments.

     AMERICAN CENTURY INTERNATIONAL GROWTH FUND. This mutual fund seeks capital growth by investing primarily in common stocks of foreign companies with the potential for capital appreciation. The fund is appropriate for investors with a long-term investment horizon. There are special risks associated with an investment in this fund, including fluctuations in exchange rates and political uncertainty.

     ALGER MID CAP GROWTH INSTITUTIONAL PORTFOLIO. This mutual fund seeks long-term capital appreciation by investing primarily in equity securities of companies with capitalizations within the range of companies included in the S&P MidCap 400 Index. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

     AMERICAN CENTURY GOVERNMENT BOND FUND. This mutual fund seeks current income by investing primarily in U.S. Treasury securities that mature in 10 years or more. The fund is appropriate for investors whose goals include greater stability of principal and higher current income than can be expected from investing only in common stocks.

     SSGA S&P 500 Index Fund. This mutual fund seeks to replicate the total return of publicly traded U.S. common stocks by duplicating the composition of the S&P 500 Index, an unmanaged index of stocks of 500 major corporations. The fund is appropriate for investors with a long-term investment horizon. Stocks require a long investment period because their higher historical returns relative to other types of investments have been accompanied by greater price fluctuations.

     The annual percentage return on the funds (net of fees) listed above for the prior three years was:

                                                                2002       2001       2000

     RSI Retirement Trust Core Equity Fund................
     RSI Retirement Trust Emerging Growth Equity Fund
     RSI Retirement Trust Value Equity Fund...............
     RSGroup Trust Company Aggressive Asset Allocation
     Fund.................................................
     RSGroup Trust Company Moderate Asset Allocation Fund.
     RSGroup Trust Company Conservative Asset Allocation
     Fund.................................................
     RSGroup Trust Company Stable Value Fund..............
     American Century International Growth Fund...........
     Alger Mid Cap Growth Institutional Portfolio.........
     American Century Government Bond Fund................
     SsgA S&P 500 Index Fund..............................

     The Savings Plan now offers the Clifton Savings Bancorp, Inc. Stock Fund as an additional choice to the investment alternatives described above. The Clifton Savings Bancorp, Inc. Stock Fund invests primarily in the common stock of Clifton Savings Bancorp, Inc. Participants in the Savings Plan may direct the trustee to invest all or a portion of their Savings Plan account balances in the Clifton Savings Bancorp, Inc. Stock Fund.

     The Clifton Savings Bancorp, Inc. Stock Fund consists of investments in the common stock of Clifton Savings Bancorp, Inc. made on the effective date of the Reorganization and Stock Offering. After the Reorganization and Stock Offering of Clifton Savings, the trustee will, to the extent practicable, use all amounts held by it in the Clifton Savings Bancorp, Inc. Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase shares of common stock of Clifton Savings Bancorp, Inc. Savings Plan participants who invest in the Stock Fund may direct the Stock Fund trustee regarding how to vote the shares of Clifton Savings Bancorp, Inc. common stock credited to their account.

     As of the date of this prospectus supplement, no shares of Clifton Savings Bancorp, Inc. common stock have been issued or are outstanding, and there is no established market for Clifton Savings Bancorp, Inc. common stock. Accordingly, there is no record of the historical performance of the Clifton Savings Bancorp, Inc. Stock Fund. Performance of the Clifton Savings Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Clifton Savings and general stock market conditions.

     Once you have submitted your Investment Form, you may not change your investment directions until after the completion of the Reorganization and Stock Offering. After the Reorganization and Stock Offering, you may change your investment directions in accordance with the terms of the Savings Plan.

BENEFITS UNDER THE SAVINGS PLAN

     VESTING. All participants are 100% vested in their contribution accounts under the Savings Plan and in any income earned on their investments. This means that participants have a non-forfeitable right to their contributions and any earnings on those amounts at all times.

WITHDRAWALS AND DISTRIBUTIONS FROM THE SAVINGS PLAN

     WITHDRAWALS BEFORE TERMINATION OF EMPLOYMENT. You may receive in-service distributions from the Savings Plan under limited circumstances in the form of non-hardship withdrawals after age 60 and hardship withdrawals.

     Participants age 60 or over may withdraw, no more than once per plan year, the net value of their accounts, in the following order of priority: rollover contributions, before-tax contributions, matching contributions and discretionary contributions.

     In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances.

     DISTRIBUTION UPON RETIREMENT OR DISABILITY. The standard form of benefit upon retirement or disability is a lump sum payment. However, if the value of a participant's accounts under the Savings Plan exceeds $5,000, the participant may elect to defer the lump sum payment until after retirement. However, the IRS requires that participants receive at least a portion of their plan accounts by the April 1st of the calendar year following the calendar year in which they retire (or terminate service due to a disability) or the calendar year in which they reach age 70 1/2. Participants may also choose to roll over all or a portion of their plan accounts to an Individual Retirement Account (IRA), or to another employer's qualified plan, if the other employer's plan permits rollover contributions.

     DISTRIBUTION UPON DEATH. A participant's designated beneficiary will receive the full value of a participant's accounts under the Savings Plan upon the participant's death. If the participant did not make a valid election regarding the form of payment prior to death, the beneficiary will receive a lump sum payment as soon as administratively possible. If the participant made a valid payment election, or was otherwise scheduled to receive a deferred lump sum payment, the beneficiary will generally receive a lump sum payment on the date elected by the participant. Under certain circumstances, however, payment may be made on an earlier date.

     DISTRIBUTION UPON TERMINATION FOR ANY OTHER REASON. If your Savings Plan accounts total $5,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. If the value of your Savings Plan accounts exceeds $5,000, you will receive a lump sum payment on your normal retirement date. However, you may elect to receive the value of your vested Savings Plan accounts in a lump sum payment prior to your normal retirement date. You may also request that the trustee transfer the value of your accounts to an Individual Retirement Account (IRA) or to another employer's qualified plan, if the other employer's plan permits rollover contributions.

     NONALIENATION OF BENEFITS. Except with respect to federal income tax withholding, and as provided for under a qualified domestic relations order, benefits payable under the Savings Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Savings Plan will be void.

     APPLICABLE FEDERAL TAX LAW REQUIRES THE SAVINGS PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON YOUR RIGHT TO WITHDRAW AMOUNTS HELD UNDER THE PLAN BEFORE YOUR TERMINATION OF EMPLOYMENT WITH CLIFTON SAVINGS. FEDERAL LAW MAY ALSO IMPOSE AN EXCISE TAX ON WITHDRAWALS FROM THE SAVINGS PLAN BEFORE YOU ATTAIN 59 1/2 YEARS OF AGE, REGARDLESS OF WHETHER THE WITHDRAWAL OCCURS DURING YOUR EMPLOYMENT WITH CLIFTON SAVINGS OR AFTER TERMINATION OF EMPLOYMENT.

                       ADMINISTRATION OF THE SAVINGS PLAN

TRUSTEES

     The Trustee of the Savings Plan is the named fiduciary of the Savings Plan for purposes of ERISA. The board of directors of Clifton Savings appoints the trustee to serve at its pleasure. The board of directors has appointed RSGroup Trust Company as trustee of the Savings Plan.

     The trustees receive, hold and invest the contributions to the Savings Plan in trust and distribute them to participants and beneficiaries in accordance with the terms of the Savings Plan and the directions of the plan administrator. The trustees are responsible for investment of the assets of the trust.

REPORTS TO SAVINGS PLAN PARTICIPANTS

     The plan administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

PLAN ADMINISTRATOR

     Clifton Savings currently acts as plan administrator for the Savings Plan. The plan administrator handles the following administrative functions: interpreting the provisions of the plan, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the plan, maintaining plan records, books of account and all other data necessary for the proper administration of the plan, preparing and filing all returns and reports required by the U.S. Department of Labor and the IRS and making all required disclosures to participants, beneficiaries and others under ERISA.

AMENDMENT AND TERMINATION

     Clifton Savings expects to continue the Savings Plan indefinitely. Nevertheless, Clifton Savings may terminate the Savings Plan at any time. If Clifton Savings terminates the Savings Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the Savings Plan. Clifton Savings reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Clifton Savings may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

MERGER, CONSOLIDATION OR TRANSFER

     If the Savings Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the Savings Plan or the other plan is subsequently terminated, the Savings Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Savings Plan had terminated at that time.

FEDERAL INCOME TAX CONSEQUENCES

     The following summarizes only briefly the material federal income tax aspects of the Savings Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the Savings Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. SAVINGS PLAN PARTICIPANTS SHOULD CONSULT A TAX ADVISOR WITH RESPECT TO ANY TRANSACTION INVOLVING THE SAVINGS PLAN, INCLUDING ANY DISTRIBUTION FROM THE SAVINGS PLAN.

     As a "tax-qualified retirement plan," the Internal Revenue Code affords the Savings Plan certain tax advantages, including the following:

     (1) The sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3) earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

     Clifton Savings administers the Savings Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Clifton Savings should receive an adverse determination letter from the IRS regarding the Savings Plan's tax exempt status, all participants would generally recognize income equal to their vested interest in the Savings Plan, the participants would not be permitted to transfer amounts distributed from the Savings Plan to an Individual Retirement Account or to another qualified retirement plan, and Clifton Savings would be denied certain tax deductions taken in connection with the Savings Plan.

     LUMP SUM DISTRIBUTION. A distribution from the Savings Plan to a participant or the beneficiary of a participant qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Clifton Savings. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by Clifton Savings, if the distribution includes those amounts.

     CLIFTON SAVINGS BANCORP, INC. COMMON STOCK INCLUDED IN LUMP SUM DISTRIBUTION. If a lump sum distribution includes Clifton Savings Bancorp, Inc. common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on Clifton Savings Bancorp, Inc. common stock; that is, the excess of the value of Clifton Savings Bancorp, Inc. common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of Clifton Savings Bancorp, Inc. common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of Clifton Savings Bancorp, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Clifton Savings Bancorp, Inc. common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the Clifton Savings Bancorp, Inc. common stock, or the "holding period." Any gain on a subsequent sale or other taxable disposition of Clifton Savings Bancorp, Inc. common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. Any gain on a subsequent sale or other taxable disposition of Clifton Savings Bancorp, Inc. common stock that exceeds the amount of net unrealized appreciation at the time of distribution is considered either short-term or long-term capital gain, depending upon the length of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

     WE HAVE PROVIDED YOU WITH A BRIEF DESCRIPTION OF THE MATERIAL FEDERAL INCOME TAX ASPECTS OF THE SAVINGS PLAN THAT ARE GENERALLY APPLICABLE UNDER THE INTERNAL REVENUE CODE. WE DO NOT INTEND THIS DESCRIPTION TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE SAVINGS PLAN. ACCORDINGLY, YOU SHOULD CONSULT A

TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE SAVINGS PLAN.

RESTRICTIONS ON RESALE

     Any "affiliate" of Clifton Savings Bancorp, Inc. under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the Savings Plan, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An "affiliate" of Clifton Savings is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Clifton Savings. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an "affiliate" of that corporation.

     Any person who may be an "affiliate" of Clifton Savings may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of
Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Clifton Savings Bancorp, Inc. common stock acquired under the Savings Plan or other sales of Clifton Savings Bancorp, Inc. common stock.

     Persons who are NOT deemed to be "affiliates" of Clifton Savings at the time of resale may resell freely any shares of Clifton Savings Bancorp, Inc. common stock distributed to them under the Savings Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an "affiliate" of Clifton Savings at the time of a proposed resale may publicly resell common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of Clifton Savings Bancorp, Inc. common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when Clifton Savings Bancorp, Inc. is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as Clifton Savings Bancorp, Inc. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their Savings Plan accounts, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company's fiscal year.

     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Clifton Savings Bancorp, Inc. of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than ten percent of the common stock.

     The SEC has adopted rules that exempt many transactions involving the Savings Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than ten percent of the common stock.

     Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the Savings Plan for six months after the distribution date.

                                  LEGAL OPINION

     The validity of the issuance of the common stock of Clifton Savings Bancorp, Inc. will be passed upon by Muldoon Murphy & Faucette LLP, Washington, D.C. Muldoon Murphy & Faucette LLP acted as special counsel for Clifton Savings in connection with the mutual holding company reorganization of Clifton Savings.

                CLIFTON SAVINGS BANK, S.L.A. 401(K) SAVINGS PLAN

                                 INVESTMENT FORM

Name of Plan Participant:  ____________________________________________________

Social Security Number:    __________________

     1. INSTRUCTIONS. In connection with the proposed reorganization of Clifton Savings Bank, S.L.A. from the mutual savings bank to the mutual holding company form of ownership, and the offering to the public of the common stock of Clifton Savings Bancorp, Inc. (the "Reorganization and Stock Offering"), the Clifton Savings Bank, S.L.A. 401(k) Savings Plan (the "Plan") has been amended to permit participants to direct their current account balances for their Before-Tax Contribution Account, Matching Employer Contribution Account, Discretionary Employer Contribution Account and Rollover Account into a new fund: the Clifton Savings Bancorp, Inc. Stock Fund ("Employer Stock Fund"). The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of Clifton Savings Bancorp, Inc. (the "Common Stock").

     To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department no later than 10 days prior to the expiration date of the stock offering. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact ______________________ at (973) ____-______. If you do not complete and return this form to the Plan Administrator by ____________, 2003, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the Plan if no investment directions have been provided.

     2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustees to invest the following percentage (in multiples of not less than 1%) of my Before-Tax Contribution Account, Matching Employer Contribution Account, Discretionary Employer Contribution Account and Rollover Account in the Employer Stock Fund:

     a.   RSI Retirement Trust Core Equity Fund                       _______%
     b.   RSI Retirement Trust Emerging Growth Equity Fund            _______%
     c.   RSI Retirement Trust Value Equity Fund                      _______%
     d.   RSGroup Trust Company Aggressive Asset Allocation Fund      _______%
     e.   RSGroup Trust Company Moderate Asset Allocation Fund        _______%
     f.   RSGroup Trust Company Conservative Asset Allocation Fund    _______%
     g.   RSGroup Trust Company Stable Value Fund                     _______%
     h.   American Century International Growth Fund                  _______%
     i.   Alger Mid Cap Growth Institution Portfolio                  _______%
     j.   American Century Government Bond Fund                       _______%
     k.   sgA S&P 500 Index Fund                                      _______%

NOTE: The total percentage of directed investments, above, may not exceed 100%

     If there is not enough Common Stock in the stock offering to fill my subscription pursuant to the investment directions above, I hereby instruct the Trustee to purchase shares of Common Stock in the open market after the Reorganization and Stock Offering to the extent necessary to fulfill my investment directions indicated on this form. I understand that if I do not do so direct the trutee by checking the box below, the excess funds will be invested in the same manner as new deposits have been directed.

     / / Yes, I so direct the Trustee to purchase stock in the open market, if necessary.

     3. PURCHASER INFORMATION. The ability of participants in the Plan to purchase Common Stock in the Reorganization and Stock Offering and to direct their current account balances into the Employer Stock Fund is based upon the participant's subscription rights. Please indicate your status.

     / / Check here if you had $50.00 or more on deposit with Clifton Savings Bank, S.L.A. as of March 31, 2002.

     / / Check here if you had $50.00 or more on deposit with Clifton Savings Bank, S.L.A. as of December 31, 2003 (but not as of March 31, 2002).

     / / Check here if you were a borrower or depositor with less than $50.00 on deposit at Clifton Savings as of March 31, 2002.

     4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

--------------------------------------               --------------------------
Signature of Participant                             Date



---------------------------------------------

ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

By: __________________________________               __________________________
                                                     Date

     THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON MHC OR CLIFTON SAVINGS BANK, S.L.A. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.


MINIMUM STOCK PURCHASE IS $250.00
MAXIMUM STOCK PURCHASE IS $_____

                    PLEASE COMPLETE AND RETURN TO ___________
                     AT CLIFTON SAVINGS SAVINGS BANK, S.L.A.
                       BY _____ P.M. ON __________, 2003.

PROSPECTUS                           [LOGO]
                          Clifton Savings Bancorp, Inc.
           (Proposed Holding Company for Clifton Savings Bank, S.L.A.)
                     Up to 11,946,706 Shares of Common Stock


--------------------------------------------------------------------------------
         Clifton Savings Bancorp, Inc. is offering common stock for sale in connection with the reorganization of Clifton Savings Bank, S.L.A. into the mutual holding company form of organization. The shares we are offering represent 45% of the outstanding common stock of Clifton Savings Bancorp. Clifton Savings will form Clifton Savings Bancorp to own Clifton Savings as part of the reorganization of its structure. Clifton MHC, a federally chartered mutual holding company parent to be formed by Clifton Savings, will own 55% of the outstanding common stock of Clifton Savings Bancorp. All shares offered for sale are offered at a price of $10.00 per share. We have applied to have our common stock listed for trading on the Nasdaq National Market under the symbol "CSBK." No assurance can be given that our common stock will be approved for listing.
--------------------------------------------------------------------------------


         If you are or were a depositor or a borrower of Clifton Savings Bank,
S.L.A.:


         o You may have priority rights to purchase shares of common stock.

         If you are a participant in the Clifton Savings Bank, S.L.A. 401(k) Savings Plan:

         o You may direct that all or part of your current account balances in this plan be invested in shares of common stock.
         o You will be receiving separately a supplement to this prospectus that describes your rights under this plan.

         If you fit none of the categories above, but are interested in purchasing shares of our common stock:

         o You may have an opportunity to purchase shares of common stock after priority orders are filled.


         We are offering up to 11,946,706 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 8,830,174 shares to complete the offering. We may sell up to 13,738,712 shares without resoliciting subscribers because of regulatory considerations, demand for the shares or changes in market conditions. The offering is expected to terminate at 12:00 noon, Eastern time, on [DATE 1]. We may extend this termination date without notice to you until [DATE 2], unless the Office of Thrift Supervision approves a later date, which will not be beyond [DATE 3].


         Keefe, Bruyette & Woods, Inc. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering.

         The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [DATE 2]. If the offering is extended beyond [DATE 2], subscribers will have the right to modify or rescind their purchase orders. Funds received prior to completion of the offering will be held in an escrow account at Clifton Savings and will earn interest at its passbook rate. If we terminate the offering, or if we extend the offering beyond [DATE 2] and you rescind your order, we will promptly return your funds with interest at Clifton Savings' passbook rate.


         We expect our directors and executive officers, together with their associates, to subscribe for 302,500 shares, which equals 2.9% of the shares offered to persons other than Clifton MHC at the midpoint of the offering range.


================================================================================
                                OFFERING SUMMARY
                             Price Per Share: $10.00


                                                                       Maximum
                                        Minimum        Maximum     As Adjusted
                                    -----------   ------------    ------------
Number of shares...................   8,830,174     11,946,706      13,738,712
Gross offering proceeds............ $88,301,740   $119,467,060    $137,387,120
Estimated offering expenses........ $ 2,567,000   $  2,954,000    $  3,177,000
Estimated net proceeds............. $85,734,740   $116,513,060    $134,210,120
Estimated net proceeds per share...       $9.71          $9.75           $9.77


================================================================================
            This investment involves a degree of risk, including the
                          possible loss of principal.
                Please read "Risk Factors" beginning on page___.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

              ----------------------------------------------------
                          KEEFE, BRUYETTE & WOODS, INC.
              ----------------------------------------------------


                   The date of this prospectus is [DATE], 2004

  [map of New Jersey showing office locations of Clifton Savings appears here]

                                Table of Contents


Questions and Answers about the Stock Offering.............................. -i-
Summary.....................................................................   1
Risk Factors................................................................  15
A Warning About Forward-Looking Statements..................................  18
Selected Financial and Other Data...........................................  19
Recent Developments.........................................................  21
Use of Proceeds.............................................................  26
Our Dividend Policy.........................................................  27
Market for the Common Stock.................................................  28
Capitalization..............................................................  29
Regulatory Capital Compliance...............................................  30
Pro Forma Data..............................................................  31
Management's Discussion and Analysis of Results of Operations and
   Financial Condition......................................................  38
Our Business................................................................  64
Our Management..............................................................  71
Subscriptions by Executive Officers and Directors...........................  79
Regulation and Supervision..................................................  81
Federal and State Taxation..................................................  90
The Reorganization and Stock Offering.......................................  90
Restrictions on Acquisition of Clifton Savings Bancorp and Clifton Savings.. 110
Description of Clifton Savings Bancorp Capital Stock........................ 113
Transfer Agent and Registrar................................................ 114
Registration Requirements................................................... 114
Legal and Tax Opinions...................................................... 114
Experts..................................................................... 114
Where You Can Find More Information......................................... 114
Index to Financial Statements of Clifton Savings Bank, S.L.A................ 116

--------------------------------------------------------------------------------

                 Questions and Answers about the Stock Offering


         The following are answers to frequently asked questions. You should read this entire prospectus, including "Risk Factors" beginning on page _ and "The Reorganization and Stock Offering" beginning on page __, for more information.

Q.       What will happen as a result of Clifton Savings' reorganization?

A. Clifton Savings is undergoing a transaction referred to as a mutual holding company reorganization. Currently, Clifton Savings is a mutual savings and loan association with no stockholders. In the reorganization process, Clifton Savings will become a stock savings and loan association in the mutual holding company structure. In the reorganization, Clifton Savings will form a new federally chartered stock holding company, Clifton Savings Bancorp, that will issue 45% of its common stock to the public and its employee stock ownership plan and 55% of its common stock to Clifton MHC, a mutual holding company to be formed by Clifton Savings. After the reorganization, Clifton Savings Bancorp will own 100% of Clifton Savings' common stock.

Q.       How many shares of stock are being offered and at what price?


A. We are offering for sale up to 11,946,706 shares of common stock at a subscription price of $10.00 per share. We must sell at least 8,830,174 shares. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, the independent appraiser determines the market value of Clifton Savings has increased, we may sell up to 13,738,712 shares without notice to you.


Q. What happens if we do not sell the minimum amount of shares being offered?


A. If we do not sell at least the minimum amount, or 8,830,174 shares, in the offering, then we will not sell any shares and the offering will be withdrawn. Purchase orders will be cancelled and any funds received by us from investors will be refunded promptly with interest at our passbook rate.


Q.       Who may purchase shares of common stock in the offering?

A. Rights to subscribe for common stock have been granted under our plan of reorganization to the following persons in the following descending order of priority:

         1. Clifton Savings depositors with $50.00 or more on deposit as of March 31, 2002;

         2. Our tax-qualified employee stock benefit plans, including our employee stock ownership plan;

         3. Clifton Savings depositors with $50.00 or more on deposit as of December 31, 2003; and

         4. Clifton Savings borrowers and depositors with less than $50.00 on deposit as of March 31, 2002.

         If the above persons do not subscribe for all of the shares offered, we will offer the remaining shares to the general public, giving preference to people and trusts for the benefit of people who reside in Bergen, Essex and Passaic Counties, New Jersey.

Q. What factors should I consider when deciding whether to purchase shares of stock offered in this offering?

A. There are many important factors for you to consider before making an investment decision, such as our profitability, lending activities and the competition we face for our products and services, as well as the suitability of the investment for your purposes. Factors you should consider are included in this prospectus. Therefore, you should read this entire prospectus before making your investment decision.

Q.       Will I be charged a commission?

A. No. You will not be charged a commission or fee to purchase shares in the reorganization.

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                                       -i-

--------------------------------------------------------------------------------

Q.       How much stock may I buy?


A. The minimum order is 25 shares. Generally, no person or group of persons on a single account may purchase more than $500,000 of common stock (which equals 50,000 shares) in the subscription offering, and no person, either alone or together with associates and persons acting in concert with such person, may purchase more than 1% of the common stock issued in the reorganization to persons other than Clifton MHC (which equals 103,884 shares at the midpoint of the offering range).


Q.       Does Clifton Savings Bancorp plan to pay dividends on the common stock?


A. Yes. After the offering, we intend to adopt a policy of paying regular cash dividends, but we have not yet decided on the amount or frequency of payments. Following the reorganization, based upon our estimate of offering expenses and other assumptions described in "Pro Forma Data," we will have between $35.7 million and $48.6 million in net proceeds, at the minimum and the maximum of the offering, respectively, that, subject to annual earnings and expenses, could potentially be used to pay dividends.


Q.       How do I sell my stock after I purchase it?

A. After shares of the common stock begin trading, you may contact a stockbroker to buy or sell shares. We have applied to have our stock traded on the Nasdaq National Market under the trading symbol "CSBK." There can be no assurance that someone will want to buy your shares or that you will be able to sell them for more money than you originally paid. There may also be a wide spread between the bid and asked price for our common stock. When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

Q. Will my stock be covered by deposit insurance or guaranteed by any government agency?

A. No. Unlike insured deposit accounts at Clifton Savings, our common stock, like other common stock, will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Q.       When is the deadline for subscribing for stock?

A. We must receive a properly signed and completed order form with the required payment no later than 12:00 noon, Eastern time, on [DATE 1].

Q.       Can the deadline for subscribing for stock be extended?

A. Yes. If we do not receive sufficient orders, we can extend the offering beyond [DATE 1]. We must complete any offering to the general public within 45 days after the close of the subscription offering, unless we receive regulatory approval to further extend the offering. No single extension can exceed 90 days, and the extensions may not go beyond [DATE 3].

Q.       How do I subscribe for stock?

A. First, you should read this entire prospectus carefully. Then, complete, sign and return the enclosed stock order form, together with your payment. Subscription orders may be delivered in person to our office during regular banking hours, or by mail in the enclosed business reply envelope. If the stock offering is not completed by [DATE 2] and is not extended, then all funds will be returned promptly with interest, and all withdrawal authorizations will be cancelled.

Q.       Can I change my mind after I place an order to subscribe for stock?


A. No. Once we receive your order, you cannot cancel or change it without our consent. If we extend the offering beyond [DATE 2] or if we intend to sell fewer than 8,830,174 shares or more than 13,738,712 shares, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest at our passbook rate.


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                                      -ii-

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Q.       How can I pay for the stock?

A. You have two options: (1) you can pay by check or money order; or (2) you can authorize a withdrawal from your deposit account at Clifton Savings (without any penalty for early withdrawal).

Q.       May I obtain a loan from Clifton Savings to pay for my stock?

A. No. Federal law prohibits Clifton Savings from knowingly loaning funds to purchase stock in the offering. However, other financial institutions may make such a loan.

Q. As an eligible depositor or borrower placing an order in the subscription offering, may I register the shares in someone else's name?

A. No. To preserve your purchase priority, you must register the shares only in the name or names of eligible purchasers at the applicable date of eligibility. You may not add the names of others who were not eligible to purchase common stock in the offering on the applicable date of eligibility.

Q.       Can I purchase stock on behalf of someone else?

A. No. You may not transfer the subscription rights that you have as a depositor or borrower at Clifton Savings. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person involving the transfer of the shares that you purchase. We will not honor orders for shares of the common stock by anyone believed by us to be a party to such an agreement and we will pursue all legal remedies against any person who is a party to such an agreement.

Q.       Will I receive interest on my subscription payment?

A. Yes. You will receive interest on your subscription funds at our passbook rate from the time we receive your funds until completion or termination of the reorganization. If you authorize payment by withdrawal from an account at Clifton Savings, your funds will continue to earn interest at the account rate until completion of the reorganization.

Q. Can I subscribe for stock using funds in my individual retirement account at Clifton Savings?

A. Yes. However, you cannot purchase stock with your existing IRA at Clifton Savings. You must establish a self- directed IRA with an outside trustee to subscribe for stock using your IRA funds. Please call our stock information center at (973) 478-7328 to get more information. The transfer of IRA funds takes time, so please make arrangements immediately.

Q. What happens if there are not enough shares of stock to fill all orders?

A. If there is an oversubscription, then you might not receive any or all of the shares you want to purchase. We will allocate shares in the order of priority established in our plan of reorganization.

Q. Who can help answer any other questions I might have about the stock offering?

A. For answers to other questions, we encourage you to read this prospectus. You may direct your questions to our stock information center at (973) 478-7328. You may also visit our stock information center, which is located at 317 Lakeview Avenue, Clifton, New Jersey. The stock information center is open Monday through Friday from 9:00 a.m. to 4:00 p.m., Eastern time.

         To ensure that each person receives a prospectus at least 48 hours prior to the expiration date of the offering in accordance with federal law, no prospectus will be mailed any later than five days prior to the expiration date or hand delivered any later than two days prior to the expiration date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     Summary

         This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully. In certain instances where appropriate, the terms "we," "us" and "our" refer collectively to Clifton MHC, Clifton Savings Bancorp and Clifton Savings. For assistance, please contact our stock information center at (973) 478-7328.

                                 The Companies


Clifton MHC                             After completion of the reorganization,
1433 Van Houten Avenue                  Clifton MHC will become our federally
Clifton, New Jersey 07015               chartered mutual holding company parent
(973) 473-2200                          and will own 55% of Clifton Savings
                                        Bancorp's common stock. So long as
                                        Clifton MHC exists, it will own a
                                        majority of the voting stock of Clifton
                                        Savings Bancorp. Clifton MHC is not
                                        currently an operating company and has
                                        not engaged in any business to date.
                                        Clifton MHC will be formed upon
                                        completion of the reorganization. We do
                                        not expect that Clifton MHC will engage
                                        in any business activity other than
                                        owning a majority of the common stock of Clifton Savings Bancorp.

Clifton Savings Bancorp, Inc.           This offering is made by Clifton Savings
1433 Van Houten Avenue                  Bancorp.  After completion of the
Clifton, New Jersey  07015              reorganization, Clifton Savings Bancorp
(973) 473-2200                          will become our federally chartered
                                        mid-tier stock holding company. Clifton
                                        Savings Bancorp is not currently an
                                        operating company and has not engaged in any business to date. Clifton Savings
                                        Bancorp will be formed upon completion
                                        of the reorganization. After the
                                        reorganization, Clifton Savings Bancorp
                                        will own all of Clifton Savings' capital stock and will direct, plan and coordinate Clifton Savings' business activities. In the future, Clifton
                                        Savings Bancorp might also acquire or
                                        organize other operating subsidiaries,
                                        including other financial institutions
                                        or financial services companies,
                                        although it currently has no specific
                                        plans or agreements to do so.

Clifton Savings Bank, S.L.A.            Clifton Savings is a community-oriented
1433 Van Houten Avenue                  financial institution dedicated to
Clifton, New Jersey 07015               serving the financial service needs of
(973) 473-2200                          consumers and businesses within our
                                        market area. We engage primarily in the
                                        business of attracting deposits from the general public and using such funds to originate loans. We emphasize the origination of loans secured by first mortgages on owner-occupied, residential real estate. To a lesser extent, we originate other types of real estate loans and consumer loans. We also maintain significant investment and mortgage-backed securities portfolios, which together accounted for 55.2% of our total assets at September 30, 2003.
                                        We currently operate out of our main
                                        office in Clifton, New Jersey and nine
                                        branch offices in Bergen and Passaic
                                        Counties. At September 30, 2003, we had
                                        total assets of $610.1 million, deposits of $530.4 million and total equity of $75.1 million.

Our Business Strategy (page __)         Our mission is to operate and grow a
                                        profitable community-oriented financial
                                        institution serving primarily retail
                                        customers in our market area. We plan to achieve this by executing our strategy of:

                                        o    continuing to serve as a community-
                                             oriented financial institution;

                                        o    expanding our branch network into
                                             new market areas;

                                        o    pursuing opportunities to increase
                                             multi-family and commercial

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                                        1

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                                             real estate lending in our local
                                             market area where there are many
                                             multi-family and commercial real
                                             estate properties;

                                        o    continuing to use conservative
                                             underwriting practices to maintain
                                             the high quality of our loan
                                             portfolio;

                                        o    managing our net interest margin
                                             and net interest spread by seeking
                                             to increase lending levels;

                                        o    managing our investment and
                                             borrowings portfolios to provide
                                             liquidity, enhance income and
                                             manage interest rate risk; and

                                        o    seeking opportunities to increase
                                             deposits by continuing to offer
                                             exceptional customer service and
                                             expanding products and services
                                             offered to our customers.

                               The Reorganization

Description of the Reorganization       Currently, we are a New Jersey chartered
(page    )                              mutual savings and loan association with
                                        no stockholders. Our depositors and
                                        borrowers currently have the right to
                                        vote on certain matters such as the
                                        election of directors and this
                                        reorganization.

                                        The mutual holding company
                                        reorganization process that we are now
                                        undertaking involves a series of
                                        transactions by which we will convert
                                        our organization from the mutual form of organization to the mutual holding company form of organization. In the mutual holding company structure, Clifton Savings will be a New Jersey chartered stock savings and loan association and all of its stock will be owned by Clifton Savings Bancorp. In addition, 45% of Clifton Savings Bancorp's stock will be owned by the public and our employee stock ownership plan and 55% of Clifton Savings Bancorp's stock will be owned by Clifton MHC. Our depositor and borrower members will become members of Clifton MHC and will have similar voting rights in Clifton MHC as they currently have in Clifton Savings.

                                        After the reorganization, our ownership
                                        structure will be as follows:

                                        ----------------    ----------------
                                          Clifton MHC            Public
                                                              Stockholders
                                        ----------------    ----------------
                                             | 55% of             | 45% of
                                             | common stock       | common stock
                                         -------------------------------------
                                              Clifton Savings Bancorp, Inc.
                                         -------------------------------------
                                                            | 100% of common
                                                            | stock
                                         -------------------------------------
                                              Clifton Savings Bank, S.L.A.
                                         -------------------------------------

                                        The normal business operations of
                                        Clifton Savings will continue without
                                        interruption during the reorganization
                                        and the same officers and directors who
                                        currently serve Clifton Savings in the
                                        mutual form will serve Clifton MHC,
                                        Clifton Savings Bancorp and Clifton
                                        Savings after the reorganization.

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                                        2

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Purchase Price                          The purchase price is $10.00 per share.
                                        We consulted with Keefe, Bruyette &
                                        Woods, Inc. in determining this per
                                        share price as part of our effort to
                                        achieve as wide a distribution of stock
                                        as possible. You will not pay a
                                        commission to buy any shares in the
                                        reorganization.


Number of Shares to be Sold             We are offering for sale between
                                        8,830,174 and 11,946,706 shares of
                                        Clifton Savings Bancorp common stock in
                                        this reorganization to persons other
                                        than Clifton MHC. With regulatory
                                        approval, we may increase the number of
                                        shares to be sold to 13,738,712 shares
                                        without giving you further notice or the opportunity to change or cancel your order. The Office of Thrift Supervision will consider the level of subscriptions, our financial condition and results of operations and changes in market conditions in connection with a request to increase the offering size.

How We Determined the Offering          The offering range is based on an
Range (page      )                      independent appraisal of Clifton Savings
                                        by FinPro, Inc., an appraisal firm
                                        experienced in appraisals of savings
                                        institutions. FinPro's estimate of our
                                        market value was also based in part upon our financial condition and results of operations the effect of the capital raised in this offering. FinPro's appraisal, dated as of November 28, 2003, as updated December 29, 2003, estimated the pro forma market value of Clifton Savings Bancorp on a fully converted basis to be between
                                        $196,226,090 and $265,482,350, with a
                                        midpoint of $230,854,220. Subject to
                                        regulatory approval, we may increase the pro forma market value of Clifton
                                        Savings Bancorp common stock on a fully
                                        converted basis to $305,304,700. FinPro
                                        estimated the pro forma market value of
                                        the common stock of Clifton Savings
                                        Bancorp being offered to persons other
                                        than Clifton MHC to be between
                                        $88,301,740 and $119,467,060, with a
                                        midpoint of $103,884,400. Subject to
                                        regulatory approval, we may increase the pro forma market value of Clifton
                                        Savings Bancorp common stock being
                                        offered to persons other than Clifton
                                        MHC to $137,387,120. FinPro will receive fees totaling $56,500 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal.

                                        Two of the measures some investors use
                                        to analyze whether a stock might be a
                                        good investment are the ratio of the
                                        offering price to the issuer's "tangible book value" and the ratio of the offering price to the issuer's annual core net income. FinPro, in preparing its appraisal, and the board of directors, in approving the appraisal, considered these ratios, among other factors. Tangible book value is the same as total equity and represents the difference between the issuer's assets and liabilities less any intangibles. The appraisal by FinPro also incorporated an analysis of a peer group of publicly traded mutual holding companies that FinPro considered to be comparable to us.

                                        The independent appraisal does not
                                        indicate market value. We cannot
                                        guarantee that anyone who purchases
                                        shares in the reorganization will be
                                        able to sell their shares at or above
                                        the $10.00 purchase price.

Mutual Holding Company Data             The following table presents a summary
                                        of mutual holding company trading
                                        multiples as of December 29, 2003 and
                                        price to pro forma per


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                                        3

--------------------------------------------------------------------------------


                                        share data for Clifton Savings Bancorp.
                                        See "Pro Forma Data" for a description
                                        of the assumptions we used in making
                                        these calculations.

                                                                        Price To        Price To
                                                                     Core Earnings    Tangible Book
                                                                     Per Share (1)   Value Ratio (1)
                                                                     -------------   ---------------
                                        National Mutual Holding
                                         Company trading multiples
                                          Average..................      60.01x          282.09%
                                          Median...................      40.68x          268.94%

                                        Clifton Savings Bancorp upon
                                         issuance of 45.0% of its
                                         stock for the six months
                                         ended September 30, 2003
                                          Minimum..................      45.45x          133.16%
                                          Maximum..................      62.50x          152.91%

                                        Clifton Savings Bancorp upon
                                         issuance of 45% of its stock
                                         for the twelve months ended
                                         March 31, 2003
                                          Minimum..................      37.04x          135.14%
                                          Maximum..................      50.00x          155.04%

                                        --------------
                                        (1)  The information in the table above
                                             for national mutual holding
                                             companies may not be meaningful for
                                             investors because it presents
                                             average and median information for
                                             mutual holding companies that
                                             issued more or less than 45% of
                                             their stock upon reorganization. In
                                             addition, stock repurchases also
                                             affect the ratios to a greater or
                                             lesser degree depending upon common
                                             stock repurchase activity.
                                             Additionally, many factors that
                                             historically have affected pricing
                                             for mutual holding companies may
                                             not impact the trading price for
                                             Clifton Savings Bancorp .

                                        See "Summary - After-Market Performance
                                        Information Provided By Independent
                                        Appraiser" and "Risk Factors - As a
                                        result of the extraordinary amount of
                                        capital we are raising, we expect our
                                        return on equity and our stock price
                                        performance to be negatively affected."

After-Market Performance                The following information was provided
Information Provided by                 to the Board of Directors and to the
Independent Appraiser                   Office of Thrift Supervision by FinPro
                                        as part of its appraisal. The table
                                        presents for all mutual holding company
                                        reorganizations with a minority stock
                                        issuance from January 1, 2000 to
                                        November 28, 2003 the average and median percentage stock appreciation from the initial trading date of the reorganization to the dates presented in the table. The Board did not consider this data particularly relevant to
                                        Clifton Savings' appraisal given that
                                        the information relates to stock
                                        appreciation experienced by other
                                        companies that reorganized in different
                                        market conditions. In addition, the
                                        companies may have no similarities to
                                        Clifton Savings with regard to the
                                        market Clifton Savings competes in,
                                        earnings quality and growth potential,
                                        among other factors. Finally, the amount of proceeds raised as a percentage of pro forma stockholders' equity for
                                        Clifton Savings is substantially


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                                       4

--------------------------------------------------------------------------------

                                        higher than the amount of proceeds
                                        raised as a percentage of pro forma
                                        stockholders' equity for the
                                        institutions represented in the table.
                                        The substantial proceeds raised as a
                                        percentage of pro forma stockholders'
                                        equity may have a negative effect on our stock price performance. See "Risk Factors - As a result of the extraordinary amount of capital we are raising, we expect our return on equity and our stock price performance to be negatively affected."

                                        This table is not intended to be
                                        indicative of how our stock may perform.
                                        Stock appreciation is affected by many
                                        factors, including, but not limited to,
                                        the factors set forth below. Before you
                                        make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the Risk Factors beginning on page __.


                 Year of    Number
                 Initial      of         Average Percentage Stock          Median Percentage Stock
                 Trading    Trans-          Price Appreciation               Price Appreciation
                   Date     actions           from IPO Price                   from IPO Price
                ---------- ---------  --------------------------------- -----------------------------
                                                  After      Through             After     Through
                                        After     Three    November 28,  After   Three   November 28,
                                       One Day    Months      2003      One Day  Months     2003
                                      ---------  --------  ------------ -------  ------  ------------
                   2003        2         62.88%      N/A%       65.44%   62.88%    N/A%       65.44%
                   2002        4         28.00     39.70       161.68    26.15   40.40       140.10
                   2001        3         35.97     69.33       169.10    33.40   47.00       140.60
                   2000        3          2.08     (2.86)      262.50       --    3.75       240.00


                                        DATA PRESENTED IN THE TABLE WERE
                                        CALCULATED ON A SMALL SAMPLE. THE DATA,
                                        THEREFORE, MAY NOT BE MEANINGFUL FOR
                                        INVESTORS. FOR EXAMPLE, FOR THE PERIOD
                                        ENDED NOVEMBER 28, 2003, ONLY TWO
                                        TRANSACTIONS HAD CLOSED. WHILE STOCK
                                        PRICES OF REORGANIZING INSTITUTIONS
                                        HAVE, ON AVERAGE, INCREASED FOR THE
                                        PERIODS PRESENTED, THERE CAN BE NO
                                        ASSURANCE THAT OUR STOCK PRICE WILL
                                        APPRECIATE THE SAME AMOUNT, IF AT ALL.
                                        THERE CAN ALSO BE NO ASSURANCE THAT OUR
                                        STOCK PRICE WILL NOT TRADE BELOW $10.00
                                        PER SHARE, AS HAS BEEN THE CASE FOR SOME
                                        REORGANIZED THRIFT INSTITUTIONS. IN
                                        ADDITION, THE TRANSACTIONS FROM WHICH
                                        THE DATA ARE ARRIVED OCCURRED PRIMARILY
                                        DURING A FALLING INTEREST RATE
                                        ENVIRONMENT, DURING WHICH THE MARKET FOR
                                        FINANCIAL INSTITUTIONS TYPICALLY
                                        INCREASES. IF INTEREST RATES RISE, OUR
                                        NET INTEREST INCOME AND THE VALUE OF OUR
                                        ASSETS LIKELY WOULD BE REDUCED,
                                        NEGATIVELY AFFECTING OUR STOCK PRICE.
                                        SEE "RISK FACTORS-RISING INTEREST RATES
                                        MAY HURT OUR PROFITS AND ASSET VALUE."

                                        THE INCREASE IN ANY PARTICULAR COMPANY'S
                                        STOCK PRICE IS SUBJECT TO VARIOUS
                                        FACTORS, INCLUDING THE AMOUNT OF
                                        PROCEEDS A COMPANY RAISES (SEE "RISK
                                        FACTORS - AS A RESULT OF THE
                                        EXTRAORDINARY AMOUNT OF CAPITAL WE ARE
                                        RAISING, WE EXPECT OUR RETURN ON EQUITY
                                        AND OUR STOCK PRICE PERFORMANCE TO BE
                                        NEGATIVELY AFFECTED")

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                                        THE QUALITY OF MANAGEMENT AND
                                        MANAGEMENT'S ABILITY TO DEPLOY PROCEEDS
                                        (SUCH AS THROUGH INVESTMENTS, THE
                                        ACQUISITION OF OTHER FINANCIAL
                                        INSTITUTIONS OR OTHER BUSINESSES, THE
                                        PAYMENT OF DIVIDENDS AND COMMON STOCK
                                        REPURCHASES). SEE "RISK FACTORS-WE HAVE
                                        BROAD DISCRETION IN ALLOCATING THE
                                        PROCEEDS OF THE OFFERING. OUR FAILURE TO
                                        EFFECTIVELY UTILIZE SUCH PROCEEDS WOULD
                                        REDUCE OUR PROFITABILITY." IN ADDITION,
                                        STOCK PRICES MAY BE AFFECTED BY GENERAL
                                        MARKET CONDITIONS, THE INTEREST RATE
                                        ENVIRONMENT, THE MARKET FOR FINANCIAL
                                        INSTITUTIONS AND MERGER OR TAKEOVER
                                        TRANSACTIONS, THE PRESENCE OF
                                        PROFESSIONAL AND OTHER INVESTORS WHO
                                        PURCHASE STOCK ON SPECULATION, AS WELL
                                        AS OTHER UNFORESEEABLE EVENTS NOT
                                        NECESSARILY IN THE CONTROL OF
                                        MANAGEMENT.

                                        IN ADDITION, THE TRANSACTIONS FROM WHICH
                                        THE DATA ARE DERIVED OCCURRED PRIOR TO
                                        OR IMMEDIATELY AFTER THE OFFICE OF
                                        THRIFT SUPERVISION ISSUED A POLICY
                                        STATEMENT INDICATING THAT IT HAS
                                        CONCERNS AND ISSUES WITH THE ACQUISITION
                                        OF MUTUAL HOLDING COMPANIES BY MUTUAL
                                        INSTITUTIONS IN REMUTUALIZATION
                                        TRANSACTIONS. SEE "RISK FACTORS --
                                        OFFICE OF THRIFT SUPERVISION POLICY ON
                                        REMUTUALIZATION TRANSACTIONS COULD
                                        PROHIBIT THE ACQUISITION OF CLIFTON
                                        SAVINGS BANCORP, WHICH MAY LOWER OUR
                                        STOCK PRICE."

                                        FINALLY, YOU SHOULD BE AWARE THAT
                                        HISTORICALLY SAVINGS ASSOCIATIONS COULD
                                        BE ACQUIRED WITHIN A THREE YEAR PERIOD
                                        FOLLOWING CONVERSION. REGULATORY
                                        RESTRICTIONS NOW GENERALLY PROHIBIT A
                                        HOLDING COMPANY REGULATED BY THE OFFICE
                                        OF THRIFT SUPERVISION, SUCH AS CLIFTON
                                        SAVINGS BANCORP, FROM BEING ACQUIRED
                                        WITHIN THREE YEARS FOLLOWING ITS INITIAL
                                        PUBLIC OFFERING, WHICH MAY ALSO HAVE A
                                        NEGATIVE IMPACT ON STOCK PRICE
                                        PERFORMANCE.

                                        The Board of Directors carefully
                                        reviewed the information provided to it
                                        by FinPro through the appraisal process, but did not make any determinations regarding whether or not prior mutual holding company reorganizations with minority stock issuances have been undervalued on a price to tangible book basis, nor did the Board draw any conclusions regarding how the historical data reflected above may impact Clifton Savings' appraisal. Instead, the Board hired FinPro to help it understand the regulatory process and to advise the Board as to how much capital Clifton Savings Bancorp would likely be required to raise under the Office of Thrift Supervision's appraisal guidelines. The Board's ability to control the amount of capital Clifton Savings will raise in the reorganization is limited by the regulatory framework

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                                       6

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                                        established by the Office of Thrift
                                        Supervision, which requires that Clifton
                                        Savings hire an independent appraiser
                                        and permit the independent appraiser to
                                        arrive at a value without undue
                                        influence from outside parties,
                                        including Clifton Savings. The Board
                                        fully complied with the Office of Thrift
                                        Supervision's guidelines and permitted
                                        FinPro to arrive at the appraised value
                                        of Clifton Savings independently, which
                                        the Board also understood would be
                                        subject to Office of Thrift Supervision
                                        review and approval. FinPro is an
                                        independent appraisal firm expert in the appraisal guidelines of the Office of Thrift Supervision and considered all factors that may appropriately be considered under the Office of Thrift Supervision's appraisal guidelines when arriving at the appraised value of Clifton Savings.

                                        The Board recognized the duty of care it owes to Clifton Savings and its depositors to proceed with the reorganization transaction in an informed manner with the best interests of Clifton Savings and its members in the forefront of its deliberations and decision making. The Board worked closely with FinPro to understand the methodology used by FinPro and to consider the appropriateness of the assumptions used by FinPro in determining the appraised value with the understanding that assuming the assumptions used were appropriate and the methodology employed was consistent with the Office of Thrift Supervision's appraisal guidelines, the appraisal, once approved by the Office of Thrift Supervision, would fairly estimate the pro forma market value of Clifton Savings.

                                        The Board has consistently worked
                                        closely with FinPro to develop a
                                        business plan that reflected how Clifton
                                        Savings could deploy the net proceeds in a prudent manner consistent with safety and soundness principles.


Possible Change in Offering Range       FinPro's independent appraisal will be
(page )                                 updated before the reorganization is
                                        completed. If the pro forma market value of the common stock being offered to persons other than Clifton MHC at that time is either below $88,301,740 or above $137,387,120, we will notify subscribers, and subscribers will have the opportunity to confirm, modify or cancel their order. In such event, subscribers would be required to affirmatively confirm or modify their order within a specified period of time or else it would be cancelled. If we are unable to sell at least the number of shares at the minimum of the offering range, as the range may be amended, the reorganization would be terminated and all subscriptions would be cancelled and funds returned.


Conditions to Completing the            We are conducting the reorganization
Reorganization                          under the terms of our plan of
                                        reorganization. We cannot complete the
                                        reorganization and related offering
                                        unless:

                                        o    the plan of reorganization is
                                             approved by at least a majority of
                                             votes eligible to be cast by
                                             members of Clifton Savings
                                             (depositors and certain borrowers
                                             of Clifton Savings);

                                        o    we sell at least the minimum number
                                             of shares offered; and

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                                       7

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                                        o    we receive the final approval of
                                             the Office of Thrift Supervision
                                             and the New Jersey Department of
                                             Banking and Insurance to complete
                                             the reorganization and offering.

Reasons for the Reorganization          Our primary reasons for the
(page    )                              reorganization are to:

                                        o    structure our business in a form
                                             that will enable us to access
                                             capital markets;

                                        o    permit us to control the amount of
                                             capital being raised to enable us
                                             to deploy more prudently the
                                             proceeds of the offering;

                                        o    support future lending and
                                             operational growth;

                                        o    enhance our ability to attract and
                                             retain qualified directors and
                                             management through stock-based
                                             compensation plans; and

                                        o    support future branching activities
                                             and/or the acquisition of other
                                             financial institutions or financial
                                             services companies or their assets.

                                        We have recently increased our branch
                                        network with the opening of branches in
                                        Wallington, New Jersey and Wayne, New
                                        Jersey.

                                        Although we are interested in finding
                                        new possible branch locations, we do not have any specific plans or arrangements for further expansion and we do not now have any specific acquisition plans.

Benefits of the Reorganization to       We intend to adopt the following benefit
Management (page      )                 plans and employment agreements:

                                        o    Employee Stock Ownership Plan. We
                                             intend to establish an employee
                                             stock ownership plan that will
                                             purchase 3.60% of the shares issued
                                             in the reorganization, including
                                             shares issued to Clifton MHC. We
                                             will allocate these shares to
                                             employees over a period of years in
                                             proportion to their compensation.
                                             Non- employee directors are not
                                             eligible to participate in the
                                             employee stock ownership plan. We
                                             will incur additional compensation
                                             expense as a result of this plan.
                                             See "Pro Forma Data" for an
                                             illustration of the effects of this
                                             plan.


                                        o    Stock-Based Incentive Plan. We
                                             intend to implement a stock-based
                                             incentive plan no earlier than six
                                             months after the reorganization.
                                             Approval of this plan by a majority
                                             of the total votes eligible to be
                                             cast, other than by Clifton MHC,
                                             will be required. Under this plan,
                                             we may award stock options and
                                             shares of restricted stock to key
                                             employees and directors. We may
                                             grant awards, including stock
                                             options, under one or more
                                             stock-based incentive plans, in an
                                             amount up to 25% of the number of
                                             shares held by persons other than
                                             Clifton MHC. Shares of restricted
                                             stock will be awarded at no cost to
                                             the recipient. Stock options will
                                             be granted at an exercise price
                                             equal to 100% of the fair market
                                             value of our common stock on the
                                             option grant date. We will incur
                                             additional compensation expense as
                                             a result of this plan. See "Pro
                                             Forma Data" for an illustration of
                                             the effects of this plan. At this
                                             time, no


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                                       8

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                                             determination has been made
                                             regarding whether any options that
                                             may be granted will be expensed;
                                             however, in the event we were to
                                             expense options, it would
                                             negatively affect net income.

                                        o    Employment and Change in Control
                                             Agreements. Clifton Savings Bancorp
                                             and Clifton Savings intend to enter
                                             into three-year employment
                                             agreements with John A. Celentano,
                                             Jr., Chairman of the Board of
                                             Clifton Savings, and Walter Celuch,
                                             President and Chief Executive
                                             Officer of Clifton Savings. Clifton
                                             Savings also intends to enter into
                                             two-year change in control
                                             agreements with three senior
                                             executive officers. These
                                             agreements will provide for
                                             severance benefits if the
                                             executives are terminated following
                                             a change in control of Clifton
                                             Savings Bancorp or Clifton Savings.
                                             Based solely on current cash
                                             compensation and excluding any
                                             benefits that would be payable
                                             under any employee benefit plan, if
                                             a change in control of Clifton
                                             Savings Bancorp and Clifton Savings
                                             occurred, and we terminated all
                                             officers covered by the employment
                                             agreements and the change in
                                             control agreements, the total
                                             payments due under the employment
                                             agreements and the change in
                                             control agreements would equal
                                             approximately $1.5 million and
                                             $566,000, respectively.

                                        The following table summarizes at the
                                        maximum of the offering range the total
                                        number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards that are expected to be available under the stock-based incentive plan. The table assumes the value of the shares that will be acquired and allocated to employees over a 15 year period under the employee stock ownership plan is $10.00 per share and the value of the restricted stock awards available for grant to employees and directors on the date of grant is $10.00 per share. The table does not include a value for the options because their exercise price would be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized on an option only if the market price of the common stock increases above the price at which the option is granted.


                                                                   Number of Shares to be
                                                                    Granted or Purchased
                                                                  -------------------------
                                                                              As a % of
                                                                     At      Common Stock       Total
                                                                   Maximum      Issued        Estimated
                                                                 of Offering (including to    Value of
                                                                    Range     Clifton MHC)    Grants(1)
                                                                  ---------- --------------  -----------
                                        Employee stock
                                           ownership plan........    955,736       3.60%     $ 9,557,360
                                        Restricted stock awards .    854,189       3.22        8,541,890
                                        Stock options ...........  2,132,487       8.03               --
                                                                                             -----------
                                                 Total...........  3,942,412      14.85%     $18,099,250
                                                                                             ===========

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                                       9

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                                        ---------------------------
                                        (1)  The table set forth above assumes
                                             the value of Clifton Savings
                                             Bancorp's common stock is $10.00
                                             per share for purposes of
                                             determining the total estimated
                                             value of the grants. However, as
                                             set forth in "Summary - After
                                             Market Performance Information
                                             Provided by Independent Appraiser,"
                                             the average percentage stock
                                             appreciation from initial trading
                                             date to after three months in 2001
                                             and 2002 ranged from 39.70% to
                                             69.33%. Consequently, assuming our
                                             common stock experienced
                                             appreciation in the same range, the
                                             estimated value of the grants under
                                             the employee stock ownership plan
                                             and restricted stock awards,
                                             assuming a trading price of $15.24,
                                             for example, would be $14.6 million
                                             and $13.0 million, respectively.
                                             Ultimately, the value of the grants
                                             will be dependant on the actual
                                             trading price of our common stock,
                                             which is dependent on numerous
                                             factors. There can be no assurance
                                             that our stock price will
                                             appreciate in the same manner as
                                             other mutual holding companies, if
                                             at all. See "Summary - After-Market
                                             Performance Information Provided by
                                             Independent Appraiser"and "Risk
                                             Factors - As a result of the
                                             extraordinary amount of capital we
                                             are raising, we expect our return
                                             on equity and our stock price
                                             performance to be negatively
                                             affected" for more information
                                             regarding factors that could
                                             negatively affect our stock
                                             appreciation.


Tax Consequences (page __)              As a general matter, the reorganization
                                        will not be a taxable transaction for
                                        purposes of federal or state income
                                        taxes to Clifton MHC, Clifton Savings
                                        Bancorp, Clifton Savings or persons who
                                        receive or exercise subscription rights.
                                        Our special counsel, Muldoon Murphy &
                                        Faucette LLP, has issued an opinion to
                                        Clifton Savings that, among other items, for federal income tax purposes:

                                        o    the reorganization will qualify as
                                             a tax free reorganization and no
                                             gain or loss will be recognized by
                                             Clifton Savings as a result of the
                                             reorganization;

                                        o    no gain or loss will be recognized
                                             by account holders of Clifton
                                             Savings upon the issuance to them
                                             of accounts in Clifton Savings
                                             immediately after the
                                             reorganization;

                                        o    it is more likely than not that the
                                             fair market value of the rights to
                                             subscribe for shares of our common
                                             stock is zero and, accordingly,
                                             that no income will be realized by
                                             members of Clifton Savings upon the
                                             issuance or exercise of the
                                             subscription rights;

                                        o    it is more likely than not that the
                                             tax basis to the purchasers in the
                                             offering will be the amount paid
                                             for our common stock, and that the
                                             holding period for shares of common
                                             stock will begin on the date of
                                             completion of the offering; and

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                                       10

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                                        o    the holding period for shares of
                                             common stock purchased in the
                                             community offering or syndicated
                                             community offering will begin on
                                             the day after the date of the
                                             purchase.

                                        Clifton Savings has also received an
                                        opinion from Radics & Co., LLC stating
                                        that, assuming the reorganization does
                                        not result in any federal income tax
                                        liability to Clifton Savings, its
                                        account holders, or Clifton Savings
                                        Bancorp, implementation of the plan of
                                        reorganization will not result in any
                                        New Jersey income tax liability to those entities or persons. See "The
                                        Reorganization and Stock
                                        Offering--Material Income Tax
                                        Consequences."

                                  The Offering

Persons Who Can Order Stock in          We have granted rights to subscribe for
the Offering (page      )               shares of Clifton Savings Bancorp common
                                        stock in a "subscription offering" to
Note: Subscription rights are not       the following persons in the following
transferable, and persons with          order of priority:
subscription rights may not subscribe
for shares for the benefit of any         1.   Persons with $50 or more on
other person. If you violate this              deposit at Clifton Savings as of
prohibition, you may lose your rights          March 31, 2002.
to purchase shares and may face
criminal prosecution and/or other         2.   Our employee stock ownership
sanctions.                                     plan, which provides retirement
                                               benefits to our employees.

                                          3.   Persons with $50 or more on
                                               deposit at Clifton Savings as of
                                               December 31, 2003.

                                          4.   Clifton Savings' borrowers and
                                               depositors with less than $50 on
                                               deposit at Clifton Savings as of
                                               March 31, 2002.


                                        If we receive subscriptions for more
                                        shares than are to be sold in this
                                        offering, shares will be allocated in
                                        order of the priorities described above
                                        under a formula outlined in the plan of
                                        reorganization. If we increase the
                                        number of shares to be sold above
                                        11,946,706, the Clifton Savings employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of priorities described above. See "The Reorganization and Stock Offering--Subscription
                                        Offering and Subscription Rights" for a
                                        description of the allocation procedure.


                                        We may offer shares not sold in the
                                        subscription offering to the general
                                        public in a community offering. People
                                        and trusts for the benefit of people who are residents of Bergen, Essex and Passaic Counties, New Jersey will have first preference to purchase shares in a community offering. The community offering, if held, may begin at any time during the subscription offering or immediately after the end of the subscription offering.

Deadline for Ordering Stock             The subscription offering will end at
(page      )                            12:00 noon, Eastern time, on [DATE 1].
                                        We expect that the community offering
                                        will terminate at the same time,
                                        although it may continue for up to 45
                                        days after the end of the subscription
                                        offering, or longer if regulators
                                        approve a later date. All extensions, in the aggregate, may not go beyond [DATE
                                        3].

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                                       11
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Purchase Limitations (page      )       Our plan of reorganization establishes
                                        limitations on the purchase of stock in
                                        the offering. These limitations include
                                        the following:

                                        The minimum purchase is 25 shares.


                                        No individual may purchase more than
                                        50,000 shares. If any of the following
                                        persons purchase stock, their purchases
                                        when combined with your purchases cannot exceed 1% of the common stock issued in the offering (which equals 103,884 shares at the midpoint of the offering range):


                                        o    Your spouse or relatives of you or
                                             your spouse living in your house;

                                        o    Companies, trusts or other entities
                                             in which you have a controlling
                                             interest or hold a position; or

                                        o    Other persons who may be acting in
                                             concert with you.

                                        Subject to the Office of Thrift
                                        Supervision's approval, we may increase
                                        or decrease the purchase and ownership
                                        limitations at any time.

How to Purchase Common Stock            If you want to place an order for shares
(page     )                             in the reorganization, you must complete
                                        an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate. Once we receive your order, you cannot cancel or change it without our consent.

                                        To ensure that we properly identify your subscription rights, you must list all of your deposit accounts as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

                                        We may, in our sole discretion, reject
                                        orders received in the community
                                        offering either in whole or in part. For example, we may reject an order submitted by a person who we believe is making false representations or who we believe is attempting to violate, evade or circumvent the terms and conditions of the plan of reorganization. If your order is rejected in part, you cannot cancel the remainder of your order.

                                        You may pay for shares in the
                                        subscription offering or the community
                                        offering in any of the following ways:

                                        o    By check or money order made
                                             payable to Clifton Savings Bancorp,
                                             Inc.

                                        o    By authorizing withdrawal from an
                                             account at Clifton Savings. To use
                                             funds in an Individual Retirement
                                             Account at Clifton Savings, you
                                             must transfer your account to an
                                             unaffiliated institution or broker.
                                             Please contact the stock
                                             information center as soon as
                                             possible for assistance.

                                        We will pay interest on your
                                        subscription funds at the rate we pay on passbook accounts, which is currently 0.98%, from the date we receive

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                                       12
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                                        your funds until the reorganization is
                                        completed or terminated. All funds
                                        authorized for withdrawal from deposit
                                        accounts with us will earn interest at
                                        the applicable account rate until the
                                        reorganization is completed. There will
                                        be no early withdrawal penalty for
                                        withdrawals from certificates of deposit used to pay for stock. If, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will earn interest at our passbook rate.


How We Will Use the Proceeds of         The following table summarizes how
this Offering (page    )                Clifton Savings Bancorp will use the
                                        proceeds of this offering, based on the
                                        sale of shares at the minimum and
                                        maximum of the offering range.

                                                                                            8,830,174  11,946,706
                                                                                            Shares at  Shares at
                                                                                             $10.00     $10.00
                                                                                            Per Share  Per Share
                                                                                            ---------  ---------
                                                                                              (In thousands)
                                             Offering proceeds...........................   $  88,302  $ 119,467
                                             Less:  offering expenses....................       2,567      2,954
                                             Net offering proceeds.......................   $  85,735  $ 116,513

                                             Less:
                                                Proceeds contributed to Clifton Savings..   $  42,868  $  58,257
                                                Proceeds used for loan to employee
                                                 stock ownership plan....................       7,064      9,557
                                                Proceeds to Clifton MHC..................         100        100
                                             Proceeds remaining for Clifton Savings
                                                Bancorp..................................   $  35,703  $  48,599

                                        Clifton Savings Bancorp may use the
                                        portion of the proceeds that it retains
                                        to, among other things, invest in
                                        securities, pay cash dividends or buy
                                        back shares of common stock, subject to
                                        regulatory restrictions. Clifton Savings may use the portion of the proceeds that it receives to fund new loans, invest in securities and expand its business activities. Clifton Savings Bancorp and Clifton Savings may also use the proceeds of the offering to diversify their businesses and acquire other companies, although we have no specific plans to do so at this time.


Purchases by Directors and              We expect that our directors and
Executive Officers (page     )          executive officers, together with their
                                        associates, will subscribe for 302,500
                                        shares, which equals 2.9% of the shares
                                        that would be sold to persons other than Clifton MHC at the midpoint of the offering range. Directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the offering.


Market for Clifton Savings              We have applied to have the common stock
Bancorp Common Stock (page    )         of Clifton Savings Bancorp listed for
                                        trading on the Nasdaq National Market
                                        under the symbol "CSBK." No assurances
                                        can be given that our common stock will
                                        be approved for listing. Keefe, Bruyette
                                        & Woods, Inc. currently intends to
                                        become a market maker in the common
                                        stock and will assist us in obtaining
                                        additional market makers. After shares
                                        of the common stock begin trading, you
                                        may contact a stock broker to buy or
                                        sell shares.

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Clifton Savings Bancorp's               After the reorganization, we intend to
Dividend Policy (page    )              adopt a policy of paying regular cash
                                        dividends, but have not yet decided on
                                        the amount or frequency of payments.
                                        Following the reorganization, based upon our estimate of offering expenses and other assumptions described in "Pro
                                        Forma Data," we will have between $35.7
                                        million and $48.6 million in net
                                        proceeds, at the minimum and the maximum of the offering, respectively, that, subject to annual earnings and expenses, could potentially be used to pay dividends.


Subscription Rights                     Subscription rights are not allowed to
                                        be transferred and we will act to ensure that you do not do so. We will not accept any stock orders that we believe involve the transfer of subscription rights.

Possible Conversion of Clifton          In the future, Clifton MHC may convert
MHC to Stock Form (page ___)            from the mutual to capital stock form,
                                        in a transaction commonly known as a
                                        "second-step conversion." In a
                                        second-step conversion, members of
                                        Clifton MHC would have subscription
                                        rights to purchase common stock of
                                        Clifton Savings Bancorp or its
                                        successor, and the public stockholders
                                        of Clifton Savings Bancorp would be
                                        entitled to exchange their shares of
                                        common stock for an equal percentage of
                                        shares of the converted Clifton MHC.
                                        This percentage may be adjusted to
                                        reflect any assets owned by Clifton MHC.
                                        Clifton Savings Bancorp's public
                                        stockholders, therefore, would own
                                        approximately the same percentage of the resulting entity as they owned prior to the second- step conversion. The Board of Directors has no current plan to undertake a second-step conversion transaction.

Stock Information Center                If you have any questions regarding the
                                        offering or our reorganization, please
                                        call the stock information center at
                                        (973) 478-7328.

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                                       14

                                  Risk Factors

         You should consider carefully the following risk factors before purchasing Clifton Savings Bancorp common stock.

As a result of the extraordinary amount of capital we are raising, we expect our return on equity and our stock price performance to be negatively affected.


         We are raising up to $137.4 million at the maximum, as adjusted, of the offering in net proceeds. Our appraisal, in terms of pro forma price to book value, or pro forma stock price divided by pro forma stockholders' equity per share, is higher at the maximum, as adjusted, than any mutual holding company reorganization or conversion appraisal in recent history. This high appraisal may have several consequences including the following:

         o Return on equity may decline. Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. For the six months ended September 30, 2003, our annualized return on average equity was 5.52% and our return on average equity was 7.41% for the year ended March 31, 2003. These returns are lower than returns on equity for comparable publicly traded subsidiaries of mutual holding companies. The net proceeds from the reorganization, will significantly increase our capital, which will further decrease our return on equity, which on a pro forma basis at the midpoint of the offering is 2.47% for the six months ended September 30, 2003 (annualized) and 3.22% for the year ended March 31, 2003 compared to a 5.44% median for our peer group. Consequently, you should not expect a competitive return on equity in the near future.


         o Stock price may decline. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with a higher return on equity. See "Pro Forma Data" for an illustration of the financial impact of this offering.

Additional expenses following the reorganization may reduce our profitability and stockholders' equity.


         We have historically had low operating expenses, which have contributed to our profitability. Following the reorganization, our noninterest expense is likely to increase as a result of the financial accounting, legal and various other additional expenses usually associated with operating as a public company, which will adversely affect our profitability. In addition, we will recognize additional annual material employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. We cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. We would recognize expenses for our employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses in the first year following the reorganization have been estimated to be approximately $1.4 million at the maximum of the offering as set forth in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. In addition, changes in accounting guidelines may require us to recognize expenses relating to stock option grants. For further discussion of these plans, see "Our Management--Benefit Plans."


We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

         We intend to contribute approximately 50% of the net proceeds of the offering to Clifton Savings. We may use the remaining net proceeds to pay dividends to shareholders, repurchase common stock, purchase investment securities, finance the acquisition of other financial institutions or other businesses that are related to banking, or for other general corporate purposes. We expect to use a portion of the net proceeds to fund the employee stock ownership plan purchases of shares in the offering. Clifton Savings may use the proceeds it receives to fund new loans, purchase investment securities, establish or acquire new branches, acquire financial institutions or other businesses that are related to banking, or for general corporate purposes. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Rising interest rates may hurt our profits and asset value.

         Interest rates are at historically low levels. If interest rates rise, our net interest income and the value of our assets likely would be reduced if interest paid on interest-bearing liabilities, such as deposits and borrowings, increased more quickly than interest received on interest-earning assets, such as loans and investments. Due primarily to the current lower interest rate environment as well as the composition of our interest sensitive assets and liabilities, our interest rate spread (the difference between the average yield earned on our interest-earning assets and the average rate paid on our interest-bearing liabilities) was 2.20% for the six months ended September 30, 2003 compared to 2.33% for the six months ended September 30, 2002. Our net interest margin (net interest income as a percentage of average interest-earning assets) was 2.43% for the six months ended September 30, 2003 compared to 2.70% for the six months ended September 30, 2002. If there is an increasing interest rate environment, our interest rate spread and net interest margin could be compressed, which would have a negative effect on our profitability.

         Changes in interest rates also affect the value of our interest-earning assets, in particular our securities portfolio. Generally, the value of securities fluctuates inversely with changes in interest rates. According to Office of Thrift Supervision calculations, if interest rates increase by 2%, the net value of our assets (our net portfolio value) will decrease by 16%. If interest rates increase by 3%, the net value of our assets (our net portfolio value) will decrease by 27%. For further discussion of how changes in interest rates could impact us, see "Management's Discussion and Analysis of Results of Operations and Financial Condition--Market Risk Analysis."

Strong competition within our market area could hurt our profits and slow growth.

         We face intense competition both in making loans and attracting deposits. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which reduces net interest income. As of June 30, 2003, we held 1.33% of the deposits in Bergen and Passaic Counties, New Jersey, which was the 19th share of deposits out of 50 financial institutions in these counties. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area. For more information about our market area and the competition we face, see "Our Business--Market Area" and "Our Business--Competition."

Issuance of shares for benefit programs may dilute your ownership interest.

         We intend to adopt a stock-based incentive plan following the offering. If shareholders approve the new stock-based incentive plan, we intend to issue shares to our officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest in the minority shares issued publicly could be diluted by up to approximately 6.67%, assuming awards of common stock equal to 3.22% of the shares issued in the reorganization, including shares issued to Clifton MHC are awarded under the plan. If the shares issued upon the exercise of stock options under the stock-based incentive plan are issued from authorized but unissued stock, your ownership interest in the minority shares issued publicly could be diluted by up to approximately 15.15%, assuming stock option grants equal to 8.03% of the shares issued in the reorganization, including shares issued to Clifton MHC are granted under the plan. See "Pro Forma Data" and "Our Management--Benefit Plans."

Clifton MHC will own a majority of our common stock and will be able to exercise voting control over most matters put to a vote of stockholders, including preventing transactions you may like.


         Clifton MHC will own a majority of Clifton Savings Bancorp's common stock after the reorganization and, through its board of directors, will be able to exercise voting control over most matters put to a vote of stockholders. The same directors and officers who manage Clifton Savings Bancorp and Clifton Savings also manage Clifton MHC. As a federally chartered mutual holding company, the Board of Directors of Clifton MHC must ensure that the interests of depositors of Clifton Savings are represented and considered in matters put to a vote of stockholders of Clifton Savings Bancorp. Therefore, the votes cast by Clifton MHC may not be in your personal best interests as a stockholder. For example, Clifton MHC may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares or defeat a stockholder nominee for election to the Board of Directors of Clifton Savings Bancorp. The matters as to which stockholders other than Clifton MHC will be able to exercise voting control are limited and include any proposal to implement a stock-based incentive plan.


Our stock price may decline when trading commences.

         We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

Office of Thrift Supervision policy on remutualization transactions could prohibit acquisition of Clifton Savings Bancorp, which may lower our stock price.

         Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. The possibility of a remutualization transaction has recently resulted in a degree of takeover speculation for mutual holding companies which is reflected in the per share price of mutual holding companies' common stock. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision's concerns are not warranted in the particular case. Should the Office of Thrift Supervision prohibit or otherwise restrict these transactions in the future, our per share stock price may be adversely affected.

There may be a limited market for our common stock, which may lower our stock price.

         Although we have applied to have Clifton Savings Bancorp's stock traded on the Nasdaq National Market, there is no guarantee that the shares of Clifton Savings Bancorp will be regularly traded. If an active trading market for Clifton Savings Bancorp's stock does not develop, you may not be able to sell all of your shares of Clifton Savings Bancorp common stock on short notice and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and asked price for our common stock. When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

         We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

         We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision and the New Jersey Department of Banking and Insurance, our chartering authorities, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. Both Clifton MHC and Clifton Savings Bancorp will be subject to regulation and supervision by the Office of Thrift Supervision. Such regulation and supervision govern the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

                   A Warning About Forward-Looking Statements

         This prospectus contains forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Forward-looking statements include:

         o        statements of our goals, intentions and expectations;

         o statements regarding our business plans, prospects, growth and operating strategies;

         o statements regarding the quality of our loan and investment portfolios; and

         o        estimates of our risks and future costs and benefits.

         These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

         o general economic conditions, either nationally or in our market area, that are worse than expected;

         o changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

         o increased competitive pressures among financial services companies;

         o        changes in consumer spending, borrowing and savings habits;

         o legislative or regulatory changes that adversely affect our business;

         o        adverse changes in the securities markets; and

         o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies or the Financial Accounting Standards Board.

         Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

                        Selected Financial and Other Data

         The following tables contain certain information concerning the financial position and results of operations of Clifton Savings. You should read this information in conjunction with the financial statements and notes beginning on page F-1. The information at March 31, 2003 and 2002 and for the three years ended March 31, 2003 is derived in part from the audited consolidated financial statements of Clifton Savings that appear in this prospectus. The information at March 31, 2001, 2000 and 1999 and for the years ended March 31, 2000 and 1999 is derived in part from audited consolidated financial statements that do not appear in this prospectus. The operating data for the six months ended September 30, 2003 and 2002 was not audited, but, in the opinion of management, reflects all adjustments necessary for a fair presentation. No adjustments were made other than normal recurring entries. The results of operations for the six months ended September 30, 2003 are not necessarily indicative of the results of operations that may be expected for the entire year.

                                                 At                           At March 31,
                                            September 30,  ---------------------------------------------------------
                                                2003         2003         2002        2001        2000        1999
                                              --------     --------     --------    --------    --------    --------
                                                                           (In thousands)
Financial Condition Data:
Total assets.............................     $610,110     $576,055     $543,917    $494,160    $482,668    $478,004
Loans receivable, net....................      200,463      214,219      251,021     228,996     202,833     162,144
Cash and cash equivalents and securities.      392,893      347,613      280,543     253,009     267,741     304,225
Deposits.................................      530,372      497,495      471,318     426,155     420,441     419,310
Total equity.............................       75,054       73,020       67,804      63,402      58,009      54,592

                                           For the Six Months
                                           Ended September 30,                  Year Ended March 31,
                                           -------------------   ---------------------------------------------------
                                             2003       2002       2003       2002      2001       2000       1999
                                           --------   --------   --------   --------  --------   --------   --------
                                                                          (In thousands)
Operating Data:
Interest income........................    $ 12,807   $ 15,125   $ 29,253   $ 31,290  $ 32,437   $ 30,958   $ 29,354
Interest expense.......................       5,932      7,959     14,856     19,136    20,237     18,612     18,855
                                           --------   --------   --------   --------  --------   --------   --------
Net interest income....................       6,875      7,166     14,397     12,154    12,200     12,346     10,499
Provision for (recovery of) loan losses        (100)        --         --         55       100        105         90
                                           --------   --------   --------   --------  --------   --------   --------
Net interest income after provision
   for (recovery of) loan losses.......       6,975      7,166     14,397     12,099    12,100     12,241     10,409
Noninterest income.....................         148        144        296        284       360         56        181
Noninterest expense....................       3,721      2,860      5,926      5,478     5,487      5,269      5,654
                                           --------   --------   --------   --------  --------   --------   --------
Earnings before income taxes...........       3,402      4,450      8,767      6,905     6,973      7,028      4,936
Total income taxes.....................       1,358      1,819      3,546      2,476     2,525      2,629      1,636
                                           --------   --------   --------   --------  --------   --------   --------
Net earnings...........................    $  2,044   $  2,631   $  5,221   $  4,429  $  4,448   $  4,399   $  3,300
                                           ========   ========   ========   ========  ========   ========   ========

                                               At or For the Six
                                                 Months Ended
                                                  September 30,           At or For the Year Ended March 31,
                                              --------------------  ------------------------------------------------
                                                2003        2002      2003      2002      2001      2000      1999
                                              --------    --------  --------  --------  --------  --------  --------
Performance Ratios (1) :
Return on average assets..................       0.69%       0.96%     0.94%     0.86%     0.91%     0.92%     0.73%

Return on average equity..................       5.52        7.61      7.41      6.75      7.34      7.82      6.21

Interest rate spread (2)..................       2.20        2.33      2.34      1.94      2.05      2.18      1.89

Net interest margin (3)...................       2.43        2.70      2.67      2.41      2.58      2.65      2.37

Noninterest expense to average assets.....       1.27        1.04      1.07      1.06      1.13      1.10      1.24

Efficiency ratio (4)......................      52.98       39.12     40.33     43.98     43.91     41.77     52.51

Average interest-earning assets to
   average interest-bearing liabilities...       1.11x       1.12x     1.12x     1.13x     1.12x     1.11x     1.11x

Average equity to average assets..........      12.59%      12.62%    12.68%    12.67%    12.45%    11.75%    11.69%

Capital Ratios:
Tangible capital..........................      12.32%      12.66%    12.69%    12.47%    12.83%    12.17%    11.41%

Core capital..............................      12.30       12.66     12.69     12.47     12.83     12.17     11.41

Risk-based capital........................      40.21       36.46     40.47     35.64     36.82     36.62     37.70

Asset Quality Ratios:
Allowance for loan losses as a percent of
   total gross loans......................       0.42%       0.39%    0.44%     0.37%     0.38%     0.38%     0.42%

Allowance for loan losses as a percent of
   nonperforming loans....................   2,210.53%     912.62%  537.14%   186.51%   306.23%    69.35%    91.64%

Net charge-offs to average outstanding
   loans during the period................         --          --       --        --        --        --        --

Nonperforming loans as a percent of
   total loans............................       0.02%       0.04%    0.08%     0.20%     0.13%     0.55%     0.45%

Nonperforming assets as a percent of
   total assets...........................       0.01%       0.02%    0.03%     0.09%     0.09%     0.23%     0.16%

Other Data:
Number of:
   Real estate loans outstanding..........      1,728       2,129    1,905     2,263     2,369     2,317     2,172
   Deposit accounts.......................     35,752      36,517   35,171    37,005    37,190    37,274    37,553
   Full service customer service facilities        10           8        8         8         8         8         8

------------------------------------
(1) Performance ratios for the six months ended September 30, 2003 and 2002 are annualized.
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percent of average interest-earning assets.
(4) Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.

                               Recent Developments

         The following tables contain certain information concerning the financial position and results of operations of Clifton Savings. The data presented as of December 31, 2003 and for the three and nine month periods ended December 31, 2003 and 2002 were not audited, but, in the opinion of management, reflect all adjustments necessary for a fair presentation. No adjustments were made other than normal recurring entries. The results of operations for the three and nine months ended December 31, 2003 are not necessarily indicative of the results of operations that may be expected for the entire year.

                                                    At December 31,     At March 31,
                                                         2003               2003              % change
                                                    ---------------    ---------------     ---------------
                                                                     (Dollars in thousands)
Financial Condition Data:
Total assets.....................................       $635,855           $576,055             10.38%
Loans receivable, net............................        235,645            214,219             10.00
Cash and cash equivalents and securities.........        382,287            347,613              9.97
Deposits.........................................        555,293            497,495             11.62
Total equity.....................................         75,875             73,020              3.91

                                                 Three Months                        Nine Months
                                               Ended December 31,                 Ended December 31,
                                               ------------------                --------------------
                                                 2003      2002      % change      2003        2002      % change
                                               --------  --------   --------     --------    --------    --------
                                                                     (Dollars in thousands)
Operating Data:
Interest income............................     $6,073    $7,209     (15.76)%     $18,880     $22,335     (15.47)%
Interest expense...........................      2,877     3,613     (20.37)        8,809      11,572     (23.88)
Net interest income........................      3,196     3,596     (11.12)       10,071      10,763      (6.43)
Provision for (recovery of) loan losses....         --        --         --          (100)         --        N/A
Net interest income after
   provision for (recovery of) loan losses.      3,196     3,596     (11.12)       10,171      10,763      (5.50)
Noninterest income.........................         71        79     (10.13)          219         223      (1.79)
Noninterest expense........................      1,922     1,476      30.22         5,643       4,337      30.11
Earnings before income taxes...............      1,345     2,199     (38.84)        4,747       6,649     (28.61)
Total income taxes.........................        537       881     (39.05)        1,895       2,700     (29.81)
Net earnings...............................     $  808    $1,318     (38.69)      $ 2,852      $3,949     (27.78)

                                                             At or For the Three Months        At or For the Nine
                                                                 Ended December 31,         Months Ended December 31,
                                                              -----------------------       ------------------------
                                                                2003           2002           2003            2002
                                                              --------       --------       --------        --------
                                                                              (Dollars in thousands)
Performance Ratios (1):
Return on average assets..............................           0.52%          0.95%          0.63%           0.96%
Return on average equity..............................           4.28           7.42           5.10            7.55
Interest rate spread (2)..............................           1.97           2.33           2.12            2.33
Net interest margin (3)...............................           2.15           2.66           2.33            2.68
Noninterest expense to average assets.................           1.23           1.06           1.25            1.05
Efficiency ratio (4)..................................          58.83          40.16          54.84           39.48
Average interest-earning assets to average interest-
   bearing liabilities................................          1.09x           1.12x          1.11x           1.12x
Average equity to average assets......................         12.11%          12.75%         12.42%          12.67%

Capital Ratios:
Tangible capital......................................          11.94%         12.76%         11.94%          12.76%
Core capital..........................................          11.93          12.76          11.93           12.76
Risk-based capital....................................          37.32          40.07          37.32           40.07

Asset Quality Ratios:
Allowance for loan losses as a percent of
   total gross loans..................................           0.35%          0.42%          0.35%           0.42%
Allowance for loan losses as a percent of
   nonperforming loans................................       4,000.00         531.07       4,000.00          531.07
Net charge-offs to average outstanding
   loans during the period............................             --             --             --              --
Nonperforming loans as a percent of
   total loans........................................           0.01           0.08           0.01            0.08
Nonperforming assets as a percent of                               --           0.03           0.00            0.03
   total assets.......................................

------------------------------------
(1)  Ratios are annualized.
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percent of average interest-earning assets.
(4) Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.

Comparison of Financial Condition at December 31, 2003 and March 31, 2003

         Total assets increased $59.8 million, or 10.4%, to $635.9 million at December 31, 2003. During the period, cash and cash equivalents and securities increased $34.7 million, or 10.0%, to $382.3 million. This includes interest-bearing deposits which decreased $48.6 million, or 76.0%, to $15.4 million. The decrease in liquid assets was the result of management's efforts to redeploy excess liquid assets into higher-yielding assets. Investment and mortgage-backed securities increased $83.3 million, or 30.7%, due to the redeployment of excess liquid assets into higher- yielding mortgage-backed and agency securities. Net loans receivable increased $21.4 million, or 10.0%, to $235.6 million at December 31, 2003. Real estate loans increased $21.6 million, or 10.3%. One- to four-family loans increased $21.8 million, or 11.0%, due primarily to a lower rate of prepayment and the origination and purchase of loans in the last quarter of the year. Multi-family and commercial real estate loans decreased $445,000, or 4.4%, and consumer loans decreased $246,000, or 4.0%.

         Deposits increased $57.8 million, or 11.6%, to $555.3 million at December 31, 2003. Certificates of deposit increased $4.4 million, or 1.3%, while transaction accounts increased $53.4 million, or 31.9%. The increase was the result of the offering of both bonus rate savings and statement savings accounts.

         Total equity increased $2.9 million, or 3.9%, to $75.9 million at December 31, 2003. The increase was due to net earnings recorded for the period.

Comparison of Operating Results for the Three and Nine Months Ended December 31, 2003 and 2002

         General. Net earnings for the three months ended December 31, 2003 decreased $510,000, or 38.7%, to $808,000. Net earnings for the nine months ended December 31, 2003 decreased $1.1 million, or 27.8%, to $2.9 million. Net earnings decreased primarily due to an increase in non-interest expense and a decrease in net interest income.

         Net Interest Income. For the three months ended December 31, 2003 net interest income decreased $400,000, or 11.1%, to $3.2 million. For the nine months ended December 31, 2003, net interest income decreased $692,000, or 6.4%, to $10.1 million. The primary reason for the decrease in net interest income for both the three and the nine month period was a decrease in the average yield partially offset by a decrease in the cost of funds. The Federal Home Loan Bank of New York advised Clifton Savings that the October dividend on Federal Home Loan Bank of New York stock will not be paid. Clifton Savings is one of over 300 members of the Federal Home Loan Bank of New York. The Federal Home Loan Bank of New York is one of 12 regional Federal Home Loan Banks that provides loans and correspondent services to its members. As a member, Clifton Savings is required to purchase and maintain stock in the Federal Home Loan Bank of New York. Clifton Savings currently owns approximately $3.6 million in Federal Home Loan Bank of New York stock. For the year ended March 31, 2003, Clifton Savings recorded $162,000 in dividends from the Federal Home Loan Bank of New York. Clifton Savings has received approximately $90,000 in dividend payments since March 31, 2003.

         The following table summarizes changes in interest income and expense for the three and nine months ended December 31, 2003 and 2002.

                                              Three Months                           Nine Months
                                           Ended December 31,                     Ended December 31,
                                          --------------------                  ----------------------
                                            2003        2002      % change        2003         2002       % change
                                          --------    --------    ---------     ---------    ---------    ---------
                                                                   (Dollars in thousands)
Interest income:
Loans................................      $3,042      $3,829       (20.55)%     $ 9,235      $12,414       (25.61)%
Mortgage-backed securities...........       1,742       1,749        (0.40)        5,765        5,057        14.00
Investment securities................       1,241       1,438       (13.70)        3,551        4,265       (16.74)
Other interest-earning assets........          48         193       (75.13)          329          599       (45.08)
     Total interest income...........       6,073       7,209       (15.76)       18,880       22,335       (15.47)
Interest expense:
Demand deposits......................          96         143       (32.87)          323          430       (24.88)
Savings and club accounts............         593         640        (7.34)        1,514        1,976       (23.38)
Certificates of deposit..............       2,188       2,830       (22.69)        6,972        9,166       (23.94)
     Total interest expense..........       2,877       3,613       (20.37)        8,809       11,572       (23.88)
     Net interest income.............      $3,196      $3,596       (11.12)      $10,071      $10,763        (6.43)

         The following table summarizes average balances and average yields and costs for the three and nine months ended December 31, 2003 and 2002.

                                         Three Months Ended December 31,               Nine Months Ended December 31,
                                       --------------------------------------     --------------------------------------
                                             2003                 2002                  2003                 2002
                                       -----------------    -----------------     -----------------    -----------------
                                       Average   Yield/     Average   Yield/      Average   Yield/     Average   Yield/
                                       Balance    Cost      Balance    Cost       Balance    Cost      Balance    Cost
                                       -------- --------    -------- --------     -------- --------    -------- --------
                                                                    (Dollars in thousands)
Loans receivable.....................  $217,527     5.59%   $232,000     6.60%    $208,494     5.91%   $244,323     6.77%
Mortgage-backed securities...........   208,990     3.33     130,316     5.37      197,579     3.89     116,996     5.76
Investment securities................   148,126     3.35     140,154     4.10      139,372     3.40     130,533     4.36
Other interest-earning assets........    19,900     0.96      38,682     2.00       31,134     1.41      42,680     1.87
Demand accounts......................    40,689     0.94      37,687     1.52       39,665     1.09      37,055     1.55
Savings and club accounts............   162,831     1.46     123,503     2.07      145,241     1.39     119,202     2.21
Certificates of deposit..............   340,065     2.57     321,080     3.53      336,082     2.77     320,220     3.82

         Total interest income decreased $1.1 million, or 15.8%, for the three months ended December 31, 2003, as a result of a decrease in the average yield on interest-earning assets from 5.33% to 4.09%, which more than offset the increase in average interest-earning assets from $541.2 million to $594.5 million. Total interest income decreased $3.5 million, or 15.5%, for the nine months ended December 31, 2003, as a result of a decrease in the average yield on interest earnings assets from 5.57% to 4.37%, which more than offset an increase in the volume of average interest-earning assets from $534.5 million to $576.6 million. Interest on loans decreased during the three months ended December 31, 2003 and the nine months ended December 31, 2003 due to a decrease in the average balance of loans receivable and a decrease in the average yield on those assets. During the three and nine months ended December 31, 2003, we originated loans at lower interest rates due to the prevailing low interest rate environment. Interest on mortgage-backed securities increased during the nine months ended December 31, 2003 due to an increase in the average balance partially offset by a decrease in the average yield. There was significant change during the three months ended December 31, 2003 compared with 2002, as increased average assets were offset by lower yields. Interest income on investment securities decreased during the three and nine months ended December 31, 2003, due to a decrease in the average yield, partially offset by an increased average asset balance.

         Interest expense decreased $736,000, or 20.4%, for the three months ended December 31, 2003 due to an 88 basis point decline in the average rate paid, partially offset by a 12.7% increase in average interest-bearing deposits. Interest expense decreased $2.8 million, or 23.9%, for the nine months ended December 31, 2003, as the average balance of deposits increased 9.3% and the average rate paid declined 99 basis points to 2.25%. The decline in the average cost of deposits for the three and nine-month period was due to the prevailing low interest rate environment.

         Provision for Loan Losses. The following table summarizes the activity in the provision for loan losses for the nine months ended December 31, 2003 and 2002.

                                                                     Three Months                Nine Months
                                                                  Ended December 31,         Ended December 31,
                                                              -------------------------   -------------------------
                                                                 2003           2002         2003           2002
                                                              ----------     ----------   ----------     ----------
                                                                               (Dollars in thousands)
Allowance at beginning of period.........................     $      840     $      940   $      940     $      940
Provision for (recovery of) loan losses..................             --             --         (100)            --
Recoveries...............................................             --             --           --             --
Charge-offs..............................................             --             --           --             --
Net charge-offs..........................................             --             --           --             --
Allowance at end of period...............................     $      840     $      940   $      840     $      940

         We recorded a recovery of $100,000 to the allowance for loan losses during the nine months ended December 31, 2003 primarily due to a decrease in the balance of nonperforming loans. An analysis of the changes in the allowance for loan losses is presented under "Management's Discussion and Analysis of Results of Operations and Financial Condition - Allowance for Loan Losses and Asset Quality."

                                                           At December 31,    At March 31,
                                                                2003              2003            % change
                                                           ---------------   ---------------   ---------------
                                                                           (Dollars in thousands)
Nonaccruing loans........................................     $   16               $175              (90.86)%
Accruing loans past due 90 days or more..................          5                 --                 N/A
Real estate owned........................................         --                 --                  --
   Total nonperforming assets............................     $   21               $175              (88.00)
Total nonperforming loans to total loans.................       0.01%              0.08%             (87.50)
Total nonperforming loans to total assets................         --               0.03             (100.00)
Total non performing assets to total assets..............         --               0.03             (100.00)

         Noninterest Income. The following table summarizes noninterest income for the three and nine months ended December 31, 2003 and 2002.

                                                   Three Months                           Nine Months
                                                 Ended December 31,                   Ended December 31,
                                                --------------------                 --------------------
                                                  2003         2002     % change       2003         2002    % change
                                                -------      -------    --------     -------      -------   --------
                                                                        (Dollars in thousands)
Fees and service charges...................     $    57      $    59      (3.39)%    $   178      $   172       3.49%
Other......................................          14           20     (30.00)          41           51     (19.61)
   Total...................................     $    71      $    79     (10.13)     $   219      $   223      (1.79)

         For the three months ended December 31, 2003, noninterest income decreased $8,000, or 10.1%, primarily as a result of insurance claim proceeds of $7,000 for damage to Bank property and equipment in the 2002 quarter. For the nine months ended December 31, 2003, noninterest income decreased $4,000, or 1.8%, primarily as a result of the insurance proceeds recorded in 2002 offset by an increase in fees and other service charges in 2003.

         Noninterest Expense. The following table summarizes noninterest expense for the three and nine months ended December 31, 2003 and 2002.

                                             Three Months                          Nine Months
                                           Ended December 31,                   Ended December 31,
                                         ---------------------                 ---------------------
                                           2003         2002      % change       2003         2002     % change
                                         --------     --------    --------     --------     --------   --------
                                                                  (Dollars in thousands)
Salary and employee benefits.........    $    949     $    711       33.47%    $  2,867     $  2,160      32.73%
Net occupancy expense of premises....         207          139       48.92          556          401      38.65
Equipment............................         217          182       19.23          608          577       5.37
Directors' compensation..............         112          116       (3.45)         351          304      15.46
Advertising..........................          97           63       53.97          299          161      85.71
Federal insurance premiums...........          19           20       (5.00)          59           60      (1.67)
Other................................         321          245       31.02          903          674      33.98
   Total noninterest expense.........    $  1,922     $  1,476       30.22     $  5,643     $  4,337      30.11

         Salary and employee benefits increased due to salary increases and additional compensation related to an increase in employees and resulting payroll taxes. The increase in employees included two additional officers, including the Chairman of the Board, and 14 additional staff for the new branch offices. John A. Celentano, Jr., our Chairman of the Board, became an employee of Clifton Savings in April 2003. As we continue to pursue branch expansion opportunities in future years, we expect to hire additional employees resulting in an increase in salary and employee benefits. Net occupancy expense of premises increased as a result of the opening of the new branch offices. Directors compensation increased due to an increase in directors' pension expense and directors' fee increases. Expenses related to advertising increased due to an increase in marketing efforts for new branch openings. Other expenses increased primarily due to additional loan expenses relating to the increase in loan originations, an increase in printing expense for stationary and supplies relating to a new bank logo and a one time charge due to losses incurred from an embezzlement, which were limited to Clifton Savings' insurance deductible.

                                 Use of Proceeds

         The following table shows how Clifton Savings Bancorp intends to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Clifton Savings will reduce Clifton Savings' deposits and will not result in the receipt of new funds for investment. See "Pro Forma Data" for the assumptions used to arrive at these amounts.


                                                              8,830,174    10,388,440     1,946,706    13,738,712
                                                              Shares at     Shares at     Shares at     Shares at
                                                               $10.00        $10.00        $10.00        $10.00
                                                              Per Share     Per Share     Per Share     Per Share
                                                              ----------    ----------    ----------    ----------
                                                                                    (In thousands)
Offering proceeds...........................................  $   88,302    $  103,884    $  119,467    $  137,387
Less:  estimated underwriting commissions and
       other offering expenses..............................       2,567         2,760         2,954         3,177
Net offering proceeds.......................................      85,735       101,124       116,513       134,210

Less:
   Proceeds contributed to Clifton Savings..................      42,868        50,562        58,257        67,105
   Proceeds used for loan to employee stock ownership plan..       7,064         8,311         9,557        10,991
   Proceeds to Clifton MHC..................................         100           100           100           100
Proceeds remaining for Clifton Savings Bancorp .............  $   35,703    $   42,151    $   48,599    $   56,014


         Clifton Savings Bancorp may use the proceeds it retains from the offering:

o        to invest in securities;

o        to pay dividends to shareholders;

o to repurchase shares of its common stock, subject to regulatory restrictions;

o to finance the possible acquisition of financial institutions or other businesses that are related to banking; and

o        for general corporate purposes.

         Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the reorganization, except to fund stock-based benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

         Clifton Savings may use the proceeds that it receives from the offering, which is shown in the table above as the amount contributed to Clifton
Savings:

o        to fund new loans;

o        to invest in securities;

o to finance the possible expansion of its business activities, including developing new branch locations; and

o        for general corporate purposes.

         We may need regulatory approvals to engage in some of the activities listed above. We currently have no specific plans or agreements regarding any expansion activities or acquisitions.

         Except as described above, neither Clifton Savings Bancorp nor Clifton Savings has any specific plans for the investment of the proceeds of this offering. Although Clifton Savings' capital currently exceeds regulatory requirements, we are conducting the reorganization primarily to structure our business in the form of organization used by commercial banks and most other financial services companies. For a discussion of our business reasons for undertaking the reorganization, see "The Reorganization and Stock Offering--Reasons for the Reorganization."


                               Our Dividend Policy


         Following the reorganization, Clifton Savings Bancorp's Board of Directors intends to adopt a policy of paying regular cash dividends, but has not decided the amount that may be paid or when the payments may begin. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the Board of Directors will take into account Clifton Savings Bancorp's financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by Clifton Savings to Clifton Savings Bancorp discussed below will also be considered. Clifton Savings Bancorp cannot guarantee that it will pay dividends or that, if paid, Clifton Savings Bancorp will not reduce or eliminate dividends in the future. Following the reorganization, based upon our estimate of offering expenses and other assumptions described in "Pro Forma Data," Clifton Savings Bancorp will have between $35.7 million and $48.6 million in net proceeds, at the minimum and the maximum of the offering, respectively, that, subject to annual earnings and expenses, could potentially be used to pay dividends.


         If Clifton Savings Bancorp pays dividends to its stockholders, it also will be required to pay dividends to Clifton MHC, unless Clifton MHC elects to waive the receipt of dividends. We anticipate that Clifton MHC will waive dividends paid by Clifton Savings Bancorp. Any decision to waive dividends will be subject to regulatory approval. Under Office of Thrift Supervision regulations, public stockholders would not be diluted for any dividends waived by Clifton MHC in the event Clifton MHC converts to stock form. See "Regulation and Supervision-Holding Company Regulation."

         Clifton Savings Bancorp will not be subject to Office of Thrift Supervision regulatory restrictions on the payment of dividends. However, dividends from Clifton Savings Bancorp may depend, in part, upon receipt of dividends from Clifton Savings because Clifton Savings Bancorp initially will have no source of income other than dividends from Clifton Savings and earnings from the investment of the net proceeds from the offering retained by Clifton Savings Bancorp. Office of Thrift Supervision regulations and New Jersey law limit distributions from Clifton Savings to Clifton Savings Bancorp. In addition, Clifton Savings may not make a distribution that would constitute a return of capital during the three-year term of the business plan submitted in connection with the reorganization. No insured depository institution may make a capital distribution if, after making the distribution, the institution would be undercapitalized. See "Regulation and Supervision--Regulation of New Jersey Savings Associations--Limitation on Capital Distributions."

         Any payment of dividends by Clifton Savings to Clifton Savings Bancorp that would be deemed to be drawn out of Clifton Savings' bad debt reserves would require the payment of federal income taxes by Clifton Savings at the then current income tax rate on the amount deemed distributed. See "Federal and State Taxation--Federal Income Taxation" and note 10 of the notes to financial statements included in this prospectus. Clifton Savings Bancorp does not contemplate any distribution by Clifton Savings that would result in this type of tax liability.

                           Market for the Common Stock

         Clifton Savings Bancorp has not previously issued common stock and there is currently no established market for the common stock. Upon completion of the reorganization, the shares of common stock of Clifton Savings Bancorp is expected to be traded on the Nasdaq National Market under the symbol "CSBK." No assurance can be given that our common stock will be approved for listing. Keefe, Bruyette & Woods, Inc. intends to become a market maker in Clifton Savings Bancorp common stock following the reorganization. Keefe, Bruyette & Woods, Inc. also will assist Clifton Savings Bancorp in obtaining other market makers after the reorganization. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

         The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock.

                                 Capitalization


         The following table presents the historical capitalization of Clifton Savings at September 30, 2003 and the capitalization of Clifton Savings Bancorp reflecting the reorganization (referred to as "pro forma" information). The pro forma capitalization gives effect to the assumptions listed under "Pro Forma Data," based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A change in the number of shares to be issued in the reorganization may materially affect pro forma capitalization. Clifton Savings Bancorp is offering its common stock on a best efforts basis. Clifton Savings Bancorp must sell a minimum of 8,830,174 shares to complete the offering.

                                                                                   Clifton Savings Bancorp Pro Forma
                                                                                 Capitalization Based Upon the Sale of
                                                                           -------------------------------------------------
                                                           Clifton Savings
                                                           Capitalization  8,830,174   10,388,440   11,946,706   13,738,712
                                                                as of      Shares at    Shares at    Shares at    Shares at
                                                             September 30,  $10.00       $10.00       $10.00       $10.00
                                                                 2003      Per Share    Per Share    Per Share    Per Share
                                                              ----------   ----------   ----------   ----------   ----------
                                                                                      (In thousands)
Deposits (1) ..............................................   $  530,372   $  530,372   $  530,372   $  530,372   $  530,372

Stockholders' equity:
   Preferred stock: .......................................           --           --           --           --           --
      1,000,000 shares, $.01 par value per share,
         authorized; none issued or outstanding ...........           --           --           --           --           --

   Common stock:
      75,000,000, $.01 par value per share,
         authorized; specified number of shares
         assumed to be issued and outstanding .............           --          196          231          265          305

Additional paid-in capital ................................           --       85,539      100,893      116,248      133,905


Retained earnings (2) .....................................       75,046       74,946       74,946       74,946       74,946


Net unrealized gain on available-for-sale securities, net .            8            8            8            8            8
Less:
   Common stock acquired by employee
      stock ownership plan (3) ............................           --        7,064        8,311        9,557       10,991
   Common stock to be acquired by stock-based
      incentive plan (4) ..................................           --        6,314        7,428        8,542        9,823
                                                              ----------   ----------   ----------   ----------   ----------
Total stockholders' equity ................................   $   75,054   $  147,311   $  160,339   $  173,368   $  188,350
                                                              ==========   ==========   ==========   ==========   ==========

--------------------------------
(1) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals. Clifton Savings does not have any borrowings.
(2) Retained earnings are restricted by applicable regulatory capital requirements. Pro forma retained earnings reflect a $100,000 initial capitalization of Clifton MHC.
(3) Assumes that 3.60% of the common stock issued in the reorganization, including shares issued to Clifton MHC, will be acquired by the employee stock ownership plan in the reorganization with funds borrowed from Clifton Savings Bancorp. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to plan participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from Clifton Savings Bancorp, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of Clifton Savings Bancorp. See "Our Management--Benefit Plans--Employee Stock Ownership Plan."
(4) Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 3.22% of the shares of common stock issued in the reorganization, including shares issued to Clifton MHC. The shares are reflected as a reduction of stockholders' equity. The stock-based incentive plan will be submitted to shareholders for approval at a meeting following the reorganization. See "Risk Factors--Issuance of shares for benefit programs may dilute your ownership interest," "Pro Forma Data" and"Our Management--Benefit Plans--Future Stock- Based Incentive Plan."

                          Regulatory Capital Compliance

         At September 30, 2003, Clifton Savings exceeded all regulatory capital requirements. The following table presents Clifton Savings' capital position relative to its regulatory capital requirements at September 30, 2003, on a historical and a pro forma basis. The table reflects receipt by Clifton Savings of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock (3.22% of the shares of common stock issued, including shares issued to Clifton MHC) are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Clifton Savings, see "Regulation and Supervision--Regulation of New Jersey Savings Associations--Capital Requirements."


                                                                          Pro Forma at September 30, 2003
                                                 --------------------------------------------------------------------------------
                                                                                                                    15% Above
                                                    Minimum of          Midpoint of           Maximum of       Maximum of Offering
                                                  Offering Range       Offering Range       Offering Range            Range
                                                 -----------------    -----------------    -----------------    -----------------
                               Historical at     8,830,174 Shares     10,388,440 Shares    11,946,706 Shares    13,738,712 Shares
                            September 30, 2003  at $10.00 Per Share  at $10.00 Per Share  at $10.00 Per Share  at $10.00 Per Share
                            -----------------    -----------------    -----------------    -----------------    -----------------
                                     Percent               Percent              Percent              Percent              Percent
                                       of                    of                   of                   of                   of
                             Amount  Assets(1)    Amount   Assets      Amount   Assets      Amount   Assets      Amount   Assets
                            -------- --------    -------- --------    -------- --------    -------- --------    -------- --------
                                                                    (Dollars in thousands)
Generally accepted
   accounting principles
   capital ..............   $ 75,054    12.30%   $104,444    16.33%   $109,777    17.02%   $115,112    17.70%   $121,245    18.47%
                            ======== ========    ======== ========    ======== ========    ======== ========    ======== ========

Tangible Capital:
   Capital level (2) ....   $ 75,046    12.32%   $104,436    16.35%   $109,769    17.04%   $115,104    17.72%   $121,237    18.49%
   Requirement ..........      9,141     1.50       9,582     1.50       9,662     1.50       9,742     1.50       9,834     1.50
                            -------- --------    -------- --------    -------- --------    -------- --------    -------- --------
   Excess ...............   $ 65,905    10.82%   $ 94,854    14.85%   $100,107    15.54%   $105,362    16.22%   $111,403    16.99%
                            ======== ========    ======== ========    ======== ========    ======== ========    ======== ========

Core Capital:
   Capital level (2) ....   $ 75,046    12.30%   $104,436    16.33%   $109,769    17.02%   $115,104    17.70%   $121,237    18.47%
   Requirement ..........     24,404     4.00      25,580     4.00      25,793     4.00      26,006     4.00      26,252     4.00
                            -------- --------    -------- --------    -------- --------    -------- --------    -------- --------
   Excess ...............   $ 50,642     8.30%   $ 78,856    12.33%   $ 83,976    13.02%   $ 89,098    13.70%   $ 94,985    14.47%
                            ======== ========    ======== ========    ======== ========    ======== ========    ======== ========

Total Risk-Based Capital:
   Total risk-based
      capital (3) .......   $ 75,866    40.21%   $105,276    54.10%   $110,609    56.53%   $115,944    58.94%   $122,077    61.67%
   Requirement ..........     15,098     8.00      15,568     8.00      15,653     8.00      15,739     8.00      15,837     8.00
                            -------- --------    -------- --------    -------- --------    -------- --------    -------- --------
   Excess ...............   $ 60,788    32.21%   $ 89,708    46.10%   $ 94,956    48.53%   $100,205    50.93%   $106,240    53.67%
                            ======== ========    ======== ========    ======== ========    ======== ========    ======== ========

---------------------------
(1) Tangible capital and core capital levels are shown as a percentage of adjusted total assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(2) A portion of the net unrealized gains on available-for-sale securities accounts for the difference between capital calculated under generally accepted accounting principles and each of tangible capital and core capital. See note 9 to the notes to financial statements for additional information.
(3) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

                                 Pro Forma Data

         The following tables show information about our net income and stockholders' equity reflecting the reorganization. The information provided illustrates our pro forma net income and stockholders' equity based on the sale of common stock at the minimum of the offering range, the midpoint of the offering range, the maximum of the offering range and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the reorganization is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

         o All shares of stock will be sold in the subscription and community offerings;

         o Our employee stock ownership plan will purchase a number of shares equal to 3.60% of the shares issued in the reorganization, including shares issued to Clifton MHC, with a loan from Clifton Savings Bancorp that will be repaid in equal installments over a period of 15 years; and


         o Total expenses of the offering, including fees and expenses paid to Keefe, Bruyette & Woods, Inc., will be $3.0 million at the maximum of the offering.


         Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

         Pro forma net income for the six months ended September 30, 2003 and the year ended March 31, 2003 has been calculated as if the reorganization was completed at the beginning of each period, and the net proceeds had been invested at 2.15% for the six months ended September 30, 2003 and for the year ended March 31, 2003, which represents the three-year treasury rate.

         A pro forma after-tax return of 1.29% is used for both Clifton Savings Bancorp and Clifton Savings for the six months ended September 30, 2003 and the year ended March 31, 2003, after giving effect to a combined federal and state income tax rate of 39.94%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

         When reviewing the following tables you should consider the following:

         o The final column gives effect to a 15% increase in the offering range, which may occur without any further notice if FinPro increases its appraisal to reflect the results of this offering, changes in the financial condition or results of operations of Clifton Savings or changes in market conditions after the offering begins. See "The Reorganization and Stock Offering--How We Determined the Offering Range and the $10.00 Purchase Price."

         o Since funds on deposit at Clifton Savings may be withdrawn to purchase shares of common stock, the amount of funds available to Clifton Savings Bancorp for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

         o Historical per share amounts have been computed as if the shares of common stock expected to be issued in the reorganization had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders' equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the reorganization, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

         o Pro forma stockholders' equity ("book value") represents the difference between the stated amounts of our assets and liabilities. The amounts shown for book value do not represent fair market values or amounts available for distribution to shareholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of Clifton Savings' special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See "Federal and State Taxation."

         o The amounts shown as pro forma stockholders' equity per share do not represent possible future price appreciation of Clifton Savings Bancorp's common stock.

         o The amounts shown do not account for the shares to be reserved for issuance upon the exercise of stock options that may be granted under our proposed stock-based incentive plan, which requires shareholder approval at a meeting following the reorganization. Under the stock-based incentive plan, an amount equal to 8.03% of the common stock issued in the reorganization, including shares issued to Clifton MHC, will be reserved for future issuance upon the exercise of options to be granted under the plan.

         The following pro forma data, which are based on Clifton Savings' equity at September 30, 2003 and March 31, 2003, and net income for the six months ended September 30, 2003 and year ended March 31, 2003, may not represent the actual financial effects of the reorganization or our operating results after the reorganization. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data do not represent the fair market value of Clifton Savings Bancorp's common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to shareholders if Clifton Savings Bancorp is liquidated after the reorganization.


         Clifton Savings Bancorp is offering its common stock on a best efforts basis. Clifton Savings Bancorp must sell a minimum of 8,830,174 shares to complete the offering.

                                                                       Six Months Ended September 30, 2003
                                                         ---------------------------------------------------------------
                                                                                                             15% Above
                                                          Minimum of      Midpoint of       Maximum of       Maximum of
                                                           Offering        Offering          Offering         Offering
                                                            Range            Range            Range            Range
                                                         ------------     ------------     ------------     ------------
                                                           8,830,174       10,388,440       11,946,706       13,738,712
                                                            Shares          Shares           Shares           Shares
                                                           at $10.00       at $10.00        at $10.00        at $10.00
                                                           Per Share       Per Share        Per Share        Per Share
                                                         ------------     ------------     ------------     ------------
                                                                    (Dollars in thousands, except per share amounts)
Gross proceeds .......................................   $     88,302     $    103,884     $    119,467     $    137,387
Less:  estimated expenses ............................         (2,567)          (2,760)          (2,954)          (3,177)
Estimated net proceeds ...............................         85,735          101,124          116,513          134,210
Less: cash to Clifton MHC ............................           (100)            (100)            (100)            (100)
Less: common stock acquired by employee
    stock ownership plan (1)(3) ......................         (7,064)          (8,311)          (9,557)         (10,991)
Less: common stock to be acquired by stock-based
    incentive plan (2)(3) ............................         (6,314)          (7,428)          (8,542)          (9,823)
                                                         ------------     ------------     ------------     ------------
   Net investable proceeds ...........................   $     72,257     $     85,285     $     98,314     $    113,296
                                                         ============     ============     ============     ============


Pro Forma Net Income:


Pro forma net income (2):
   Historical ........................................   $      2,044     $      2,044     $      2,044     $      2,044
   Pro forma income on net investable proceeds .......            467              551              635              731
   Less: pro forma employee stock ownership plan
       adjustments (1) (3) ...........................           (141)            (166)            (191)            (220)
   Less: pro forma stock-based incentive plan
       adjustments (2) (3) ...........................           (379)            (446)            (513)            (590)
                                                         ------------     ------------     ------------     ------------
      Pro forma net income ...........................   $      1,991     $      1,983     $      1,975     $      1,965
                                                         ============     ============     ============     ============

Pro forma net income per share:
   Historical ........................................   $       0.11     $       0.09     $       0.08     $       0.07
   Pro forma income on net investable proceeds .......           0.03             0.03             0.03             0.03
   Less: pro forma employee stock ownership plan
       adjustments (1) ...............................          (0.01)           (0.01)           (0.01)           (0.01)
   Less: pro forma stock-based incentive plan
       adjustments (2) ...............................          (0.02)           (0.02)           (0.02)           (0.02)
                                                         ------------     ------------     ------------     ------------
      Pro forma net income per share (5) .............   $       0.11     $       0.09     $       0.08     $       0.07
                                                         ============     ============     ============     ============

Offering price as a multiple of pro forma net
  income per share ...................................         45.45x           55.56x           62.50x           71.43x

Number of shares used to calculate pro forma net
  income per share (4) ...............................     18,939,742       22,282,050       25,624,357       29,468,010


Pro Forma Stockholders' Equity:


Pro forma stockholders' equity (book value):
   Historical ........................................   $     75,054     $     75,054     $     75,054     $     75,054
   Estimated net proceeds ............................         85,735          101,124          116,513          134,210
   Less: capitalization of Clifton MHC ...............           (100)            (100)            (100)            (100)
   Less: common stock acquired by employee stock
       ownership plan (1) ............................         (7,064)          (8,311)          (9,557)         (10,991)
   Less: common stock to be acquired by stock-based
       incentive plan (4) ............................         (6,314)          (7,428)          (8,542)          (9,823)
                                                         ------------     ------------     ------------     ------------
      Pro forma stockholders' equity ( 5) ............   $    147,311     $    160,339     $    173,368     $    188,350
                                                         ============     ============     ============     ============

 Pro forma stockholders' equity per share:
   Historical ........................................   $       3.82     $       3.25     $       2.83     $       2.46
   Estimated net proceeds ............................           4.37             4.38             4.39             4.39
   Less: capitalization of Clifton MHC ...............             --               --               --               --
   Less: common stock acquired by employee stock
       ownership plan (1) ............................          (0.36)           (0.36)           (0.36)           (0.36)
   Less: common stock to be acquired by stock-based
       incentive plan (4) ............................          (0.32)           (0.32)           (0.32)           (0.32)
                                                         ------------     ------------     ------------     ------------
      Pro forma stockholders' equity per share .......   $       7.51     $       6.95     $       6.54     $       6.17
                                                         ============     ============     ============     ============

Offering price as a percentage of pro forma
  stockholders' equity per share .....................         133.16%          143.88%          152.91%          162.07%

Number of shares used to calculate pro forma
  stockholders' equity per share .....................     19,622,609       23,085,422       26,548,235       30,530,470

                                                                           Year Ended March 31, 2003
                                                         ---------------------------------------------------------------
                                                                                                             15% Above
                                                          Minimum of      Midpoint of       Maximum of       Maximum of
                                                           Offering        Offering          Offering         Offering
                                                            Range            Range            Range            Range
                                                         ------------     ------------     ------------     ------------
                                                           8,830,174       10,388,440       11,946,706       13,738,712
                                                            Shares          Shares           Shares           Shares
                                                           at $10.00       at $10.00        at $10.00        at $10.00
                                                           Per Share       Per Share        Per Share        Per Share
                                                         ------------     ------------     ------------     ------------
                                                                    (Dollars in thousands, except per share amounts)
Gross proceeds .......................................   $     88,302     $    103,884     $    119,467     $    137,387
Less:  estimated expenses ............................         (2,567)          (2,760)          (2,954)          (3,177)
Estimated net proceeds ...............................         85,735          101,124          116,513          134,210
Less: cash to Clifton MHC ............................           (100)            (100)            (100)            (100)
Less: common stock acquired by employee stock
    ownership plan (1)(3) ............................         (7,064)          (8,311)          (8,542)         (10,991)
Less: common stock to be acquired by stock-based
    incentive plan (2)(3) ............................         (6,314)          (7,428)          (9,557)          (9,823)
   Net investable proceeds ...........................   $     72,257     $     85,285     $     98,314     $    113,296


Pro Forma Net Income:


Pro forma net income (2):
   Historical ........................................   $      5,221     $      5,221     $      5,221     $      5,221
   Pro forma income on net investable proceeds .......            933            1,101            1,270            1,463

   Less: pro forma employee stock ownership plan
       adjustments (1) (3) ...........................           (283)            (333)            (383)            (440)

   Less: pro forma stock-based incentive plan
       adjustments (2)(3) ............................           (758)            (892)          (1,026)          (1,180)
      Pro forma net income ...........................   $      5,113     $      5,097     $      5,082     $      5,064

Pro forma net income per share:
   Historical ........................................   $       0.27     $       0.23     $       0.20     $       0.17
   Pro forma income on net investable proceeds .......           0.05             0.05             0.05             0.05
   Less: pro forma employee stock ownership plan
       adjustments (1) ...............................          (0.01)           (0.01)           (0.01)           (0.01)
   Less: pro forma stock-based incentive plan
       adjustments (2) ...............................          (0.04)           (0.04)           (0.04)           (0.04)
      Pro forma net income per share( 5) .............   $       0.27     $       0.23     $       0.20     $       0.17

Offering price as a multiple of pro forma net
   income per share ..................................         37.04x           43.48x           50.00x           58.82x

Number of shares used to calculate pro forma net
   income per share (4) ..............................     18,963,289       22,309,752       25,656,215       29,504,646


Pro Forma Stockholders' Equity:


Pro forma stockholders' equity (book value):
   Historical ........................................   $     73,020     $     73,020     $     73,020     $     73,020
   Estimated net proceeds ............................         85,735          101,124          116,513          134,210
   Less: capitalization of Clifton MHC ...............           (100)            (100)            (100)            (100)
   Less: common stock acquired by employee stock
       ownership plan (1) ............................         (7,064)          (8,311)          (9,557)         (10,991)
   Less: common stock to be acquired by stock-based
       incentive plan (4) ............................         (6,314)          (7,428)          (8,542)          (9,823)
      Pro forma stockholders' equity(5) ..............   $    145,277     $    158,305     $    171,334     $    186,316

 Pro forma stockholders' equity per share:
   Historical ........................................   $       3.72     $       3.16     $       2.75     $       2.39
   Estimated net proceeds ............................           4.36            4.3 8             4.38             4.39
   Less: capitalization of Clifton MHC ...............             --               --               --               --
   Less: common stock acquired by employee stock
       ownership plan (1) ............................          (0.36)           (0.36)           (0.36)           (0.36)
   Less: common stock to be acquired by stock-based
       incentive plan (4) ............................          (0.32)           (0.32)           (0.32)           (0.32)
      Pro forma stockholders' equity per share .......   $       7.40     $       6.86     $       6.45     $       6.10

Offering price as a percentage of pro forma
   stockholders' equity per share ....................         135.14%          145.77%          155.04%          163.93%

Number of shares used to calculate pro forma
   stockholders' equity per share ....................     19,622,609       23,085,422       26,548,235       30,530,470

-------------------------------------
(1) Assumes that the employee stock ownership plan will acquire an amount of stock equal to 3.60% of the shares of common stock issued in the reorganization, including shares issued to Clifton MHC. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the reorganization retained by Clifton Savings Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street

     Journal, which is currently 4.00%. Clifton Savings intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Clifton Savings' payment of the employee stock ownership plan debt is based upon equal installments of principal over a 15 year period, assuming a combined federal and state income tax rate of 39.94%. Interest income earned by Clifton Savings Bancorp on the loan to the employee stock ownership plan offsets the interest paid on the loan by Clifton Savings. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Our Management--Benefit Plans--Employee Stock Ownership Plan."

(2) In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards (3.22% of the shares issued in the reorganization, including shares issued to Clifton MHC) were acquired by Clifton Savings Bancorp at the beginning of the respective period in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, and that the combined federal and state income tax rate is 39.94%. Clifton Savings Bancorp may fund the stock- based incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of Clifton Savings Bancorp common stock. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the ownership interests of existing shareholders, other than Clifton MHC, by approximately 6.67%.


     For purposes of the pro forma tables, shares of restricted stock issued under the stock-based incentive plan vest 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.

     The following table shows the estimated pro forma net income and stockholders' equity per share if restricted shares awarded under the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows the estimated pre-tax stock-based incentive plan expense. The number of shares used to calculate pro forma net income per share in the following table is the total number of shares issued at the indicated point in the offering range, minus the number of shares sold to the employee stock ownership plan assumed not to be committed to be released within one year following the reorganization and plus the number of shares that may be awarded as restricted stock under the planned stock-based incentive plan. The number of shares used to calculate pro forma stockholders' equity per share in the following table is the total number of shares issued at the indicated point in the offering range, plus the number of shares that may be awarded as restricted stock under the planned stock-based incentive plan.


                                                                                          15% Above
                                                 Minimum       Midpoint      Maximum       Maximum
                                               of Offering   of Offering   of Offering   of Offering
                                                  Range         Range         Range         Range
                                               -----------   -----------   -----------   -----------
                                                    (Dollars in thousands, except per share data)
Pro forma net income per share:
   Six months ended September 30, 2003 .....   $      0.10   $      0.09   $      0.08   $      0.07
   Year ended March 31, 2003 ...............          0.26          0.22          0.19          0.17

Number of shares used to calculate pro forma
   net income per share:
   At September 30, 2003 ...................    19,571,099    23,024,823    26,478,546    30,450,328
   At March 31, 2003 .......................    19,594,646    23,052,525    26,510,404    30,486,964

Pro forma stockholders' equity per share:
   At September 30, 2003 ...................   $      7.27   $      6.73   $      6.33   $      5.98
   At March 31, 2003 .......................          7.17          6.64          6.25          5.91

Number of shares used to calculate pro forma
   stockholders' equity per share:
   At September 30, 2003 ...................    20,253,966    23,828,195    27,402,424    31,512,788
   At March 31, 2003 .......................    20,253,966    23,828,195    27,402,424    31,512,788

Pre-tax stock-based incentive plan expense:
   Six months ended September 30, 2003 .....   $       631   $       743   $       854   $       982
   Year ended March 31, 2003 ...............         1,263         1,486         1,708         1,965

(3) Assumes the value of Clifton Savings Bancorp's common stock is $10.00 per share for purposes of determining the total estimated value of the grants. However, as set forth in "Summary - After Market Performance Information Provided by Independent Appraiser," the average percentage stock appreciation from initial trading date to after three months in 2001 and 2002 ranged from 39.70% to 69.33%. Consequently, assuming our common stock experienced appreciation in the same range, the estimated value of the grants under the employee stock ownership plan and restricted stock awards, assuming a trading price of $15.24, for example, would be $14.6 million and $13.0 million, respectively. Ultimately, the value of the grants will be dependant on the actual trading price of our common stock, which is dependant on numerous factors. There can be no assurance that our stock price will appreciate in the same manner as other mutual holding companies, if at all. See "Summary - After-Market Performance Information Provided by Independent Appraiser" and "Risk Factors - As a result of the extraordinary amount of capital we are raising, we expect our return on equity and our stock price performance to be negatively affected" for more information regarding factors that could negatively affect our stock appreciation.

(4) The following table shows how we derived the number of shares used to calculate pro forma net income per share.

                                                                                                15% Above
                                                    Minimum        Midpoint       Maximum        Maximum
                                                  of Offering    of Offering    of Offering    of Offering
                                                     Range          Range          Range          Range
                                                  -----------    -----------    -----------    -----------
Six Months Ended September 30, 2003:
   Shares issued in the reorganization ........    19,622,609     23,085,422     26,548,235     30,530,470

   Less: shares purchased by the employee
          stock ownership plan ................      (706,414)      (831,075)      (955,736)    (1,099,097)
   Plus: shares committed to be released by the
          employee stock ownership plan .......        23,547         27,703         31,858         36,637

   Number of shares used to calculate
   pro forma net income per share .............    18,939,742     22,282,050     25,624,357     29,468,010

Year Ended March 31, 2003:
   Shares issued in the  reorganization .......    19,622,609     23,085,422     26,548,235     30,530,470

   Less: shares purchased by the employee
          stock ownership plan ................      (706,414)      (831,075)      (955,736)    (1,099,097)
   Plus: shares committed to be released by the
          employee stock ownership plan .......        47,094         55,405         63,716         73,273

   Number of shares used to calculate
   pro forma net income per share .............    18,963,289     22,309,752     25,656,215     29,504,646

(5) In calculating the pro forma effect of the stock-based incentive plan, no effect has been given for any shares that may be reserved for issuance upon the exercise of stock options that may be granted under the stock-based incentive plan. The number of options available under the stock-based incentive plan will be equal to 8.03% of the number of shares issued in the reorganization, including shares issued to Clifton MHC. The issuance of authorized but unissued shares of common stock instead of open market purchases would dilute the ownership interests of existing stockholders, other than Clifton MHC, by approximately 15.15%.

The following table shows the estimated pro forma net income and stockholders' equity per share if shares for stock issued as a result of the exercise of stock options were authorized but unissued shares instead of repurchased shares.


                                                                                                    15% Above
                                                  Minimum          Midpoint         Maximum          Maximum
                                                of Offering      of Offering      of Offering      of Offering
                                                   Range            Range            Range            Range
                                               --------------   --------------   --------------   --------------
Pro forma net income per share:
   Six months ended September 30, 2003 .....   $         0.10   $         0.08   $         0.07   $         0.06
   Year ended March 31, 2003 ...............             0.25             0.21             0.18             0.16

Number of shares used to calculate pro forma
  net income per share:
   Six months ended September 30, 2003 .....       20,515,928       24,136,387       27,756,844       31,920,370
   Year ended March 31, 2003 ...............       20,539,475       24,164,089       27,788,702       31,957,006

Pro forma stockholders' equity per share:
   At September 30, 2003 ...................   $         7.69   $         7.17   $         6.79   $         6.45
   At March 31, 2003 .......................             7.60             7.09             6.72             6.39

Number of shares used to calculate pro forma
  stockholders' equity per share:
   Six months ended September 30, 2003 .....       21,198,795       24,939,759       28,680,722       32,982,830
   Year ended at March 31, 2003 ............       21,198,795       24,939,759       28,680,722       32,982,830

                     Management's Discussion and Analysis of
                  Results of Operations and Financial Condition

     The objective of this section is to help potential investors understand our views on our results of operations and financial condition. You should read this discussion in conjunction with the financial statements and notes to the financial statements that appear at the end of this prospectus.

Overview

         Income. We have two primary sources of pre-tax income. The first is net interest income. Net interest income is the difference between interest income (which is the income that we earn on our loans and investments) and interest expense (which is the interest that we pay on our deposits and borrowings).

         To a much lesser extent, we also recognize pre-tax income from fee and service charge income - the compensation we receive from providing products and services. Most of our fee and service charge income comes from service charges on deposit accounts and fees for late loan payments. We also earn fee and service charge income from ATM charges and other fees and charges.

         Expenses. The expenses we incur in operating our business consist of salary and employee benefits expenses, occupancy expenses, equipment, directors' compensation, advertising expenses, federal insurance premiums, and other miscellaneous expenses.

         Salary and employee benefits consist primarily of the salaries and wages paid to our employees, payroll taxes and expenses for retirement and other employee benefits.

         Occupancy expenses, which are the fixed and variable costs of building and equipment, consist primarily of lease payments, real estate taxes, depreciation charges, maintenance and costs of utilities.


         Equipment expense includes fees paid to our third-party data processing service, telephone expense and expenses and depreciation charges related to office and banking equipment. Depreciation of premises and equipment is computed using the straight-line method based on the useful lives of the related assets. Estimated lives are five to 40 years for building and improvements, five to 10 years for land improvements and two to 10 years for furniture and equipment. Leasehold improvements are amortized over the shorter of the useful life of the asset or term of the lease.


         Directors' compensation expense includes retirement benefits and directors' fees.

         Federal insurance premiums are payments we make to the Federal Deposit Insurance Corporation for insurance of our deposit accounts.

         Other expenses include expenses for attorneys, accountants and consultants, franchise taxes, foreclosed real estate, charitable contributions, insurance, office supplies, postage and other miscellaneous operating expenses.

Critical Accounting Policies

         We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider the following to be our critical accounting policies: allowance for loan losses and deferred income taxes.

         Allowance for Loan Losses. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Management reviews the level of the allowance on a quarterly basis, at a minimum, and establishes the provision for loan losses based on the composition of the loan portfolio, delinquency levels, loss experience, economic conditions, and other factors related to the collectibility of the loan portfolio. Over the past five fiscal years, over 90% of the loan portfolio has consisted of one-to four-family loans. Since there has been no material shift from one-to four family loans, the level of the allowance for loan losses has changed primarily due to changes in the size of the loan portfolio and the level of nonperforming loans. While loan quality has improved significantly since fiscal 1999, with total nonperforming loans totaling $38,000 at September 30, 2003, the size of the loan portfolio has increased in the last four fiscal years. We have allocated the allowance among categories of loan types as well as classification status at each period-end date. Assumptions and allocation percentages based on loan types and classification status have been consistently applied since 1999. Although nonperforming loans are assigned a higher percentage of allowance allocation and the level of nonperforming loans has decreased since 1999, due to the low percentage of nonperforming loans in the loan portfolio, the balance in the allowance related to nonperforming loans over the period has remained relatively stable. The increase in the allowance through fiscal 2002 was primarily attributable to the increase in the loan portfolio balance through fiscal 2002 due to loan originations exceeding repayments, consistently applied loss assumptions and allocation percentages and an increase in delinquencies. Management regularly evaluates various risk factors related to the loan portfolio, such as type of loan, underlying collateral and payment status, and the corresponding allowance allocation percentages.


         Although we believe that we use the best information available to establish the allowance for loan losses, future additions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination.

         Deferred Income Taxes. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets, including projections of future taxable income. These judgments and estimates are reviewed on a continual basis as regulatory and business factors change.

Operating Strategy

         Our mission is to operate and grow a profitable community-oriented financial institution serving primarily retail customers in our market area. We plan to achieve this by executing our strategy of:

         o continuing to serve as a community-oriented financial institution;

         o        expanding our branch network into new market areas;

         o pursuing opportunities to increase multi-family and commercial real estate lending in our market area where there are many multi-family and commercial real estate properties;

         o continuing to use conservative underwriting practices to maintain the high quality of our loan portfolio;

         o managing our net interest margin and net interest spread by seeking to increase lending levels;

         o managing our investment and borrowings portfolios to provide liquidity, enhance income and manage interest rate risk; and

         o seeking opportunities to increase deposits by continuing to offer exceptional customer service and expanding products and services offered to our customers.

         Continuing to serve as a community-oriented financial institution

         We have a long tradition of focusing on the needs of consumers in our community and being an active corporate citizen. We deliver personalized service and respond with flexibility to customer needs. We believe our community orientation is attractive to our customers and distinguishes us from the large regional banks that operate in our market area, and we intend to maintain this focus as we grow.

         Expand our branch network into new market areas

         In April 2003, we opened a new branch in Wallington, New Jersey and in September 2003 we opened a new branch in Wayne, New Jersey. We intend to continue to pursue expansion in Bergen and Passaic Counties in future years and we also may consider exploring expansion opportunities in Essex County and in surrounding counties.

         Pursue opportunities to increase multi-family and commercial real estate lending

         Many multi-family and commercial properties are located in our market area and with the additional capital raised in the offering, we may pursue the larger lending relationships associated with these multi-family and commercial properties, while continuing to originate any such loans in accordance with our conservative underwriting guidelines.

         Continue conservative underwriting practices and maintain high quality loan portfolio

         We believe that high asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards which we believe are conservative. At September 30, 2003, our nonperforming loans (loans which are 90 or more day delinquent) were only 0.02% of our total loan portfolio and 0.01% of our total assets. Although we intend to increase our multi-family and commercial real estate lending after the reorganization, we intend to continue our philosophy of managing large loan exposures through our conservative approach to lending.

         Manage net interest margin and net interest spread

         We intend to continue to manage our net interest margin and net interest spread by seeking to increase lending levels. Loans secured by multi-family and commercial real estate are generally larger and involve a greater degree of risk than one-to-four family residential mortgage loans. As a result, however, multi-family and commercial real estate loans typically have higher yields which increase our net interest margin and net interest spread.

         Manage investment and borrowings portfolios

         Our liquidity, income and interest rate risk are affected by the management of our investment and borrowings portfolios. After the reorganization, we may leverage the additional capital we raise in the offering by borrowing funds from the Federal Home Loan Bank and investing the funds in loans and investment securities in a manner consistent with our current portfolio. This leverage strategy, if implemented and assuming favorable market conditions, will provide us with additional liquidity, enhance earnings and help to manage our interest rate risk.

         Increase deposits

         Our primary source of funds is our deposit accounts. Deposits increased $59.1 million, or 12.5%, since March 31, 2002 primarily due to competitive interest rates, the movement of customer funds out of riskier investments, including the stock market, and our history of paying interest on deposit accounts since 1928. We intend to continue to increase our deposits by continuing to offer exceptional customer service, as well as enhancing products and services offered to our customers.

Results of Operations for the Six Months Ended September 30, 2003 and 2002

         Overview. Net earnings decreased primarily as a result of a decrease in net noninterest income.

                                                             Six Months Ended September 30,
                                                  -------------------------------------------------
                                                     2003                 2002            % Change
                                                  ----------           ----------        ----------
                                                              (Dollars in thousands)
Net earnings................................        $2,044               $2,631            (22.31)%
Return on average assets (annualized).......          0.69%                0.96%           (28.13)
Return on average equity (annualized).......          5.52%                7.61%           (27.46)

         Net Interest Income. For the six months ended September 30, 2003, net interest income decreased $291,000, or 4.1%, to $6.9 million. The primary reason for the decrease in net interest income for the six month period was a decrease in the average yield partially offset by a decrease in the cost of funds. The Federal Home Loan Bank of New York advised Clifton Savings that the October 2003 dividend on Federal Home Loan Bank of New York stock will not be paid. Dividends received on Federal Home Loan Bank of New York stock totalled $90,000 and $68,000 during the six months ended September 30, 2003 and 2002, respectively. Clifton Savings is one of over 300 members of the Federal Home Loan Bank of New York. The Federal Home Loan Bank of New York is one of 12 regional Federal Home Loan Banks that provides loans and correspondent services to its members. As a member, Clifton Savings is required to purchase and maintain stock in the Federal Home Loan Bank of New York. Clifton Savings currently owns approximately $3.6 million in Federal Home Loan Bank of New York stock. For the year ended March 31, 2003, Clifton Savings recorded $162,000 in dividends from the Federal Home Loan Bank of New York.

         Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income and dividends from average interest- earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average of month-end balances, and nonaccrual loans are included in average balances; however, accrued interest income has been excluded from these loans.


                                                                     Six Months Ended September 30,
                                                     ----------------------------------------------------------------
                                       At September
                                         30, 2003                2003                               2002
                                         --------    ------------------------------    ------------------------------
                                                                Interest                          Interest
                                                     Average       and      Yield/     Average       and      Yield/
                                        Yield/Cost   Balance    Dividends    Cost      Balance    Dividends    Cost
                                         --------    --------   --------   --------    --------   --------   --------
                                                                 (Dollars in thousands)
Assets:
Interest-earning assets:
   Loans receivable ..................       5.84%   $202,185   $  6,193       6.13%   $250,914   $  8,584       6.84%
   Mortgage-backed securities ........       4.13     191,403      4,023       4.20     106,724      3,309       6.20
   Investment securities .............       3.35     134,011      2,310       3.45     127,391      2,826       4.44
   Other interest-earning assets .....       0.85      37,420        281       1.50      46,488        406       1.75
                                                     --------   --------               --------   --------
         Total interest-earning assets       4.28     565,019     12,807       4.53     531,517     15,125       5.69
                                                                --------                          --------


Noninterest-earning assets ...........                 23,277                            16,278
                                                     --------                          --------
         Total assets ................               $588,296                          $547,795
                                                     ========                          ========


Liabilities and equity:
Interest-bearing liabilities:
   Demand accounts ...................       1.01    $ 39,141        226       1.15    $ 36,745        288       1.57
   Savings and club accounts .........       1.31     137,863        920       1.33     117,161      1,336       2.28
   Certificates of deposit ...........       2.62     332,412      4,786       2.88     319,940      6,335       3.96
                                                     --------   --------               --------   --------
      Total interest-bearing deposits        2.14     509,416      5,932       2.33     473,846      7,959       3.36
                                                                --------                          --------


   Noninterest-bearing liabilities ...                  4,822                             4,823
                                                     --------                          --------
         Total liabilities ...........                514,238                           478,669


   Equity ............................                 74,058                            69,126
                                                     --------                          --------
      Total liabilities and equity ...               $588,296                          $547,795
                                                     ========                          ========
   Net interest income ...............                          $  6,875                          $  7,166
                                                                ========                          ========
   Interest rate spread ..............       2.14                              2.20                              2.33
   Net interest margin ...............                                         2.43                              2.70
   Average interest-earning
      assets to average interest-
      bearing liabilities ............                   1.11x                             1.12x

         Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume.

                                      Six Months Ended September 30, 2003
                                                Compared to Six
                                        Months Ended September 30, 2002
                                     --------------------------------------
                                           Increase (Decrease) Due to
                                     --------------------------------------
                                       Volume         Rate          Net
                                     ----------    ----------    ----------
                                                  (In thousands)
Interest income:
   Loans receivable ..............   $   (1,558)   $     (833)   $   (2,391)
   Mortgage-backed securities ....        2,025        (1,311)          714
   Investment securities .........          141          (657)         (516)
   Other interest-earning assets..          (72)          (53)         (125)
                                     ----------    ----------    ----------
         Total interest income ...          536        (2,854)       (2,318)
                                     ----------    ----------    ----------

Interest expense:
   Demand deposits ...............           18           (80)          (62)
   Savings and club accounts .....          208          (624)         (416)
   Certificates of deposit .......          238        (1,787)       (1,549)
                                     ----------    ----------    ----------
         Total interest expense...          464        (2,491)       (2,027)
                                     ----------    ----------    ----------
   Net interest income ...........   $       72    $     (363)   $     (291)
                                     ==========    ==========    ==========

         Provision for Loan Losses. We recorded a recovery of $100,000 to the allowance for loan losses for the six months ended September 30, 2003 as compared to no provision for loan losses for the six months ended September 30, 2002, due to decreases in both the loan portfolio and the balance of nonperforming loans. An analysis of the changes in the allowance for loan losses is presented under "-Allowance for Loan Losses and Asset Quality."

         Noninterest Income. The following table summarizes noninterest income for the six months ended September 30, 2003 and 2002.

                                           Six Months
                                       Ended September 30,
                                     -----------------------
                                        2003         2002       % change
                                     ----------   ----------   ----------
                                             (Dollars in thousands)

Fees and service charges .....       $      121   $      113         7.08%
Other ........................               27           31       (12.90)
                                     ----------   ----------
   Total .....................       $      148   $      144         2.78
                                     ==========   ==========

         For the six months ended September 30, 2003, noninterest income increased $4,000, or 2.8%, primarily as a result of an increase in fees and other service charges.

         Noninterest Expense. The following table summarizes noninterest expense for the six months ended September 30, 2003 and 2002.

                                                Six Months
                                            Ended September 30,
                                          -----------------------
                                             2003         2002       % change
                                          ----------   ----------   ----------
                                                  (Dollars in thousands)

    Salary and employee benefits ......   $    1,917   $    1,449        32.30%
    Net occupancy expense of premises .          350          262        33.59
    Equipment .........................          391          395        (1.01)
    Directors' compensation ...........          240          187        28.34
    Advertising .......................          202           97       108.25
    Federal insurance premiums ........           39           40        (2.50)
    Other .............................          582          430        35.35
                                          ----------   ----------
       Total noninterest expense ......   $    3,721   $    2,860        30.10
                                          ==========   ==========


         Salary and employee benefits increased due to salary increases and additional compensation related to an increase in employees and resulting payroll taxes. The increase in employees included two additional officers, including the Chairman of the Board, and 14 additional staff for the new branch offices. John A. Celentano, Jr., our Chairman of the Board, became an employee of Clifton Savings in April 2003. As we continue to pursue branch expansion opportunities in future years, we expect to hire additional employees resulting in an increase in salary and employee benefits. Net occupancy expense of premises increased as a result of the opening of the new branch offices. Directors compensation increased due to an increase in directors' pension expense and directors' fee increases. Expenses related to advertising increased due to an increase in marketing efforts for new branch openings. Other expenses increased primarily due to additional loan expenses relating to the increase in loan originations, an increase in printing expense for stationary and supplies relating to a new bank logo and a one time charge due to losses incurred from an embezzlement, which were limited to Clifton Savings' insurance deductible.


         Income Taxes. Income taxes decreased as a result of a decrease in earnings. The effective tax rate for the six months ended September 30, 2003 was 39.9%, compared with 40.9% for the same period in 2002.

Results of Operations for the Years Ended March 31, 2003, 2002 and 2001

         Overview.

                                                                                  % Change      %Change
                                            2003          2002          2001      2003/2002     2002/2001
                                          --------      --------      --------    ---------     ---------
                                                             (Dollars in thousands)
         Net earnings..................    $5,221        $4,429        $4,448       17.88%        (0.43)%
         Return on average assets......     0.94%         0.86%         0.91%        9.30%        (5.49)%
         Return on average equity......     7.41%         6.75%         7.34%        9.78%        (8.04)%

         2003 v. 2002. Net earnings increased due primarily to an increase in net interest income, as well as a small increase in noninterest income, which more than offset a modest increase in noninterest expense. Net interest income increased primarily as a result of a higher volume of interest-earning assets partially offset by a decrease in the cost of funds.

         2002 v. 2001. Net earnings decreased due primarily to lower net interest income and lower noninterest income. Net interest income decreased primarily as a result of a decrease in the yield on the interest-earning assets. Noninterest income for 2001 included trading account income in the amount of $65,000 as compared to a trading account loss of $17,000 for 2002.

         Net Interest Income.

         2003 v. 2002. Net interest income increased $2.2 million, or 18.5%, to $14.4 million for 2003. The increase in net interest income for 2003 was primarily attributable to a higher volume of interest-earning assets and a decrease in the cost of funds.

         Total interest income decreased $2.0 million, or 6.5%, to $29.3 million for 2003, resulting from a decrease in the average yield, which more than offset an increase in the volume of interest-earning assets. During 2003, average interest-earning assets increased by $34.4 million, or 6.8%, to $538.6 million, while the average yield decreased 78 basis points to 5.43%. The composition of interest-earning assets generally consists of loans, securities and interest-bearing deposits. The increase in average interest-earning assets was primarily due to increases in the average balance of mortgage-backed securities and investment securities, which were partially offset by a decrease in loans. Interest on mortgage-backed securities and investment securities decreased 5.1% and 2.7%, respectively, due to the decrease in yields on mortgage-backed securities and investment securities. Interest on loans receivable decreased $999,000, or 5.9%, to $16.0 million for 2003 due to a decrease in the volume of loans and a decrease in the yield on mortgage loans. During 2003, we originated loans at lower interest rates due to the prevailing low interest rate environment.

         Total interest expense decreased $4.3 million, or 22.4%, to $14.9 million for 2003 due primarily to a decrease in the average rate paid on deposits, which more than offset an increase in the average balance. The average interest rate paid on deposits decreased 118 basis points as a result of the prevailing low interest rate environment. During 2003 we emphasized low yielding transaction accounts and our customers preferred to invest in shorter-term certificates of deposit.

         2002 v. 2001. Net interest income decreased $46,000, or 0.4%, to $12.2 million for 2002 due primarily to a lower net interest margin, which more than offset an increase in volume. Average interest-earning assets increased $30.7 million, or 6.5%, to $504.1 million for 2002 while average interest-bearing liabilities increased $26.1 million, or 6.2%, to $448.0 million for 2002.

         Total interest income decreased $1.1 million, or 3.5%, to $31.3 million for 2002 resulting from a decrease in the average yield, which more than offset an increase in the volume of interest-earning assets. Interest on loans receivable increased $841,000, or 5.2%, to $17.0 million for 2002 due to an increase in the average volume that was partially offset by a decrease in the average yield. The average yield on loans receivable decreased due primarily to a decrease in the yield on mortgage loans. During 2002, we originated loans at lower interest rates due to the prevailing low interest rate environment. Interest on mortgage-backed securities and investment securities decreased 4.5% and 16.6%, respectively, due to decreases in the average balance and yield earned. Due to the low rate environment, many of our securities were called and we used the proceeds from the called securities to increase our loan portfolio.

         Total interest expense decreased $1.1 million, or 5.4%, to $19.1 million for 2002 due primarily to a decrease in the average rate paid on deposits, which more than offset an increase in the average balance. The average interest rate paid on deposits decreased 53 basis points as a result of the prevailing low interest rate environment. During 2002, we emphasized low yielding transaction accounts and our customers preferred to invest in shorter-term certificates of deposit.

         Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income and dividends from average interest- earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average of month-end balances, and nonaccrual loans are included in average balances; however, accrued interest income has been excluded from these loans.

                                                                           Year Ended March 31,
                                       ---------------------------------------------------------------------------------------------
                                                    2003                           2002                            2001
                                       -----------------------------   -----------------------------   -----------------------------
                                                  Interest                       Interest                        Interest
                                       Average      and      Yield/    Average     and       Yield/    Average     and       Yield/
                                       Balance    Dividends  Cost      Balance   Dividends   Cost      Balance   Dividends    Cost
                                       --------   --------  --------   --------   --------  --------   --------   --------  --------
                                                                         (Dollars in Thousands)
Assets:
Interest-earning assets:
   Loans receivable ................   $238,457   $ 15,952     6.69%   $239,018   $ 16,951     7.09%   $219,925   $ 16,110     7.33%
   Mortgage-backed securities ......    124,397      6,918     5.56     113,648      7,293     6.42     116,894      7,635     6.53
   Investment securities ...........    130,381      5,612     4.30     107,016      5,768     5.39     109,714      6,912     6.30
   Other interest-earning assets ...     45,326        771     1.70      44,439      1,278     2.88      26,856      1,780     6.63
                                       --------   --------             --------   --------             --------   --------
         Total interest-earning
           assets ..................    538,561     29,253     5.43     504,121     31,290     6.21     473,389     32,437     6.85
                                       --------   --------             --------   --------             --------   --------

Noninterest-earning assets .........     16,722                          13,733                          13,078
                                       --------                        --------                        --------
         Total assets ..............   $555,283                        $517,854                        $486,467
                                       ========                        ========                        ========

Liabilities and equity:
Interest-bearing liabilities:
   Demand accounts .................   $ 37,269        563     1.51    $ 33,704        620   1.84 $      32,544        731     2.25
   Savings and club accounts .......    121,000      2,533     2.09     102,908      2,639     2.56      98,635      2,765     2.80
   Certificates of deposit .........    322,057     11,760     3.65     311,408     15,877     5.10     290,771     16,741     5.76
                                       --------   --------             --------   --------             --------   --------
      Total interest-bearing
        deposits ...................    480,326     14,856     3.09     448,020     19,136     4.27     421,950     20,237     4.80
                                                  --------                        --------                        --------

   Noninterest-bearing liabilities .      4,523                           4,247                           3,945
                                       --------                        --------                        --------
         Total liabilities .........    484,849                         452,267                         425,895

   Equity ..........................     70,434                          65,587                          60,572
                                       --------                        --------                        --------
      Total liabilities and equity .   $555,283                        $517,854                        $486,467
                                       ========                        ========                        ========
   Net interest income .............              $ 14,397                        $ 12,154                        $ 12,200
                                                  ========                        ========                        ========
   Interest rate spread ............                           2.34                            1.94                            2.05
   Net interest margin .............                           2.67                            2.41                            2.58
   Average interest-earning
      assets to average interest-
      bearing liabilities ..........      1.12x                           1.13x                           1.12x

         Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume.

                                           2003 Compared to 2002               2002 Compared to 2001
                                      --------------------------------    --------------------------------
                                       Increase (Decrease)                 Increase (Decrease)
                                            Due to                              Due to
                                      --------------------                --------------------
                                       Volume       Rate        Net        Volume       Rate        Net
                                      --------    --------    --------    --------    --------    --------
                                                                 (In thousands)
Interest income:
  Loans receivable ................   $    (40)   $   (959)   $   (999)   $  1,377    $   (536)   $    841
  Mortgage-backed securities ......        654      (1,029)       (375)       (213)       (129)       (342)
   Investment securities ..........      1,130      (1,286)       (156)       (166)       (978)     (1,144)
   Other interest-earning assets ..         25        (532)       (507)        811      (1,313)       (502)
                                      --------    --------    --------    --------    --------    --------
         Total interest income ....      1,769      (3,806)     (2,037)      1,809      (2,956)     (1,147)
                                      --------    --------    --------    --------    --------    --------

Interest expense:
   Demand deposits ................         61        (118)        (57)         25        (136)       (111)
   Savings and club accounts ......        421        (527)       (106)        117        (243)       (126)
   Certificates of deposit ........        528      (4,645)     (4,117)      1,138      (2,002)       (864)
                                      --------    --------    --------    --------    --------    --------
         Total interest expense ...      1,010      (5,290)     (4,280)      1,280      (2,381)     (1,101)
                                      --------    --------    --------    --------    --------    --------
   Net interest income ............   $    759    $  1,484    $  2,243    $    529    $   (575)   $    (46)
                                      ========    ========    ========    ========    ========    ========

         Provision for Loan Losses.

         2003 v. 2002. We did not record a provision for loan losses in 2003 as compared to a provision of $55,000 in 2002. The absence of a provision for loan losses in 2003 reflected the lack of any charge-offs in fiscal 2003, a decrease in the size of the loan portfolio and management's continuation of very conservative underwriting practices and decision to continue to originate primarily one-to four-family loans.

         2002 v. 2001. Provision for loan losses decreased $45,000, or 45.0%, from $100,000 for 2001 to $55,000 for 2002. The lower provision primarily reflected the lack of any losses being experienced on the loan portfolio in recent years.

         An analysis of the changes in the allowance for loan losses is presented under "-Allowance for Loan Losses and Asset Quality."

         Noninterest Income. The following table shows the components of noninterest income and the percentage changes from 2003 to 2002 and from 2002 to 2001.

                                                                           % Change      % Change
                                         2003        2002         2001     2003/2002     2002/2001
                                      ---------   ---------    ---------   ---------     ---------
                                           (Dollars in thousands)
Fees and service charges ..........   $     230   $     245    $     244       (6.12)%        0.41%
Trading account (loss) income .....          --         (17)          65     (100.00)      (126.15)
Other .............................          66          56           51       17.86          9.80
                                      ---------   ---------    ---------
      Total .......................   $     296   $     284    $     360
                                      =========   =========    =========

         Noninterest Expense. The following table shows the components of noninterest expense and the percentage changes from 2003 to 2002 and from 2002 to 2001.

                                                                           % Change      % Change
                                         2003        2002        2001      2003/2002     2002/2001
                                       ---------   ---------   ---------   ---------     ---------
                                            (Dollars in thousands)
Salaries and employee benefits .....   $   2,969   $   2,760   $   2,712        7.57%         1.77%
Net occupancy expense of premises ..         582         548         531        6.20          3.20
Equipment ..........................         756         768         734       (1.56)         4.63
Directors' compensation ............         408         296         276       37.84          7.25
Advertising ........................         253         183         165       38.25         10.91
Federal insurance premium ..........          81          81          85          --         (4.71)
Other ..............................         877         842         984        4.16        (14.43)
                                       ---------   ---------   ---------
      Total ........................   $   5,926   $   5,478   $   5,487
                                       =========   =========   =========

         2003 v. 2002. Salary and employee benefits increased due to salary increases and additional compensation related to an increase in employees and resulting payroll taxes. Directors' compensation increased due to an increase in directors' pension expense and directors' fee increases. Expenses related to advertising increased due to an increase in marketing efforts for renovated and new branch openings. Other expenses increased due to increases in miscellaneous operating expenses.

         2002 v. 2001. Expenses related to advertising increased due to an increase in promotion of loan products. Other expenses decreased due to a loss incurred as a result of the retirement of a former branch office in 2001.

         Income Taxes.

         2003 v. 2002. Income taxes increased due to a higher level of taxable income and an increase in the New Jersey corporate tax rate from 3% to 9%. The effective tax rate for 2003 was 40.5%, compared to 35.9% for 2002.

         2002 v. 2001. Income taxes decreased due to a lower level of taxable income. The effective tax rate for 2002 was 35.9%, compared to 36.2% for 2001.

Balance Sheet

         Loans. Our primary lending activity is the origination of loans secured by real estate. We originate real estate loans secured by one- to four-family homes, and to a much lesser extent, multi-family and commercial real estate and construction loans. At September 30, 2003, real estate loans totaled $195.6 million, or 97.0% of total loans compared to $209.5 million, or 97.1% of total loans at March 31, 2003, and $246.2 million, or 97.6% of total loans, at March 31, 2002. Loans decreased in the six months ended September 30, 2003 and in the year ended March 31, 2003 as borrowers refinanced their loans with other lenders in the low interest rate environment.

         The largest segment of our mortgage loans is one- to four-family loans. At September 30, 2003, one- to four-family loans totaled $185.6 million and represented 94.9% of mortgage loans and 92.0% of total loans. One- to four-family loans declined $13.3 million, or 6.7%, in the six months ended September 30, 2003 and $38.0 million, or 16.0%, in the year ended March 31, 2003 as borrowers refinanced their loans with other lenders.

         Multi-family and commercial real estate loans is the second largest segment of our mortgage loan portfolio. This portfolio was $9.7 million, and represented 4.8% of total loans as of September 30, 2003. Multi-family and commercial real estate loans decreased $402,000, or 4.0%, in the six months ended September 30, 2003 and increased $1.4 million, or 15.7%, in the year ended March 31, 2003.

         We also originate a variety of consumer loans, including second mortgage loans, loans secured by passbook or certificate accounts and home equity lines of credit. Consumer loans totaled $6.1 million and represented 3.0% of total loans at September 30, 2003, compared to $6.2 million, or 2.9% of total loans, at March 31, 2003.

         The following table sets forth the composition of our loan portfolio at the dates indicated.

                                                                             At March 31,
                      At September 30, -----------------------------------------------------------------------------------------
                            2003             2003              2002              2001              2000              1999
                     ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
                      Amount  Percent   Amount  Percent   Amount  Percent   Amount  Percent   Amount  Percent   Amount  Percent
                     -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                                                              (Dollars in thousands)
Real estate loans:
   One- to
    four-family .....$185,633   92.04% $198,957   92.25% $236,967   93.93% $214,349   93.11% $187,736   91.90% $149,618   91.59%
   Multi-family
    and commercial ..   9,725    4.82    10,127    4.70     8,753    3.47     8,977    3.90    10,345    5.06     9,043    5.54
   Construction .....     220    0.11       382    0.18       450    0.18        --      --       956    0.47       200    0.12
                     -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
      Total real
        estate
        loans ....... 195,578   96.97   209,466   97.13   246,170   97.58   223,326   97.01   199,037   97.43   158,861   97.25
                     -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Consumer loans:
   Second
    mortgage
    loans ...........   3,543    1.76     3,319    1.54     3,828    1.52     4,682    2.04     3,276    1.61     2,855    1.75
   Passbook or
    certificate
    loans............   1,082    0.53     1,188    0.55       976    0.39       996    0.43     1,151    0.56     1,027    0.63
   Equity lines
    of credit .......   1,454    0.72     1,639    0.76     1,256    0.50     1,161    0.50       783    0.38       594    0.36
   Other consumer
    loans ...........      35    0.02        35    0.02        35    0.01        35    0.02        36    0.02        13    0.01
                     -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
      Total
        consumer
        loans .......   6,114    3.03     6,181    2.87     6,095    2.42     6,874    2.99     5,246    2.57     4,489    2.75
                     -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

      Total gross
        loans ....... 201,692  100.00%  215,647  100.00%  252,265  100.00%  230,200  100.00%  204,283  100.00%  163,350  100.00%
                              ========          ========          ========          ========          ========          ========

Loans in process ....      75               252                80                --               196               102
Deferred loan
  fees, net .........     314               236               224               319               469               424
Allowance for
  loan losses........     840               940               940               885               785               680
                     --------          --------          --------          --------          --------          --------
      Total loans
       receivable,
       net ..........$200,463          $214,219          $251,021          $228,996          $202,833          $162,144
                     ========          ========          ========          ========          ========          ========

         The following table sets forth certain information at September 30, 2003 regarding the dollar amount of principal repayments becoming due during the periods indicated for loans. The table does not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

                                         One- to
                                          Four-       Multi-Family
                                         Family      and Commercial                   Consumer        Total
                                       Real Estate    Real Estate    Construction       Loans         Loans
                                       ------------   ------------   ------------   ------------   ------------
                                                                    (In thousands)
Amounts due in:
   One year or less ................   $        149   $         --   $        220   $      1,161   $      1,530
   More than one to three years ....            829             --             --            112            941
   More than three to five years ...          4,192            220             --            508          4,920
   More than five to ten years .....         17,412            559             --          1,449         19,420
   More than ten to fifteen years ..         77,950          1,030             --          1,778         80,758
   More than fifteen years .........         85,101          7,916             --          1,106         94,123
                                       ------------   ------------   ------------   ------------   ------------
      Total ........................   $    185,633   $      9,725   $        220   $      6,114   $    201,692
                                       ============   ============   ============   ============   ============

         The following table sets forth the dollar amount of all loans at September 30, 2003 that are due after September 30, 2004 and have either fixed interest rates or floating or adjustable interest rates. The amounts shown below exclude applicable loans in process, unearned interest on installment loans and deferred loan fees, net, and includes $38,000 of nonperforming loans.

                                                     Floating or
                                       Fixed-Rates Adjustable-Rates     Total
                                      ------------   ------------   ------------
                                                    (In thousands)
Real estate loans:
   One- to four-family ............   $    146,903   $     38,581   $    185,484
   Multi-family and commercial ....          1,336          8,389          9,725
   Construction ...................             --             --             --
Consumer loans ....................          3,421          1,532          4,953
                                      ------------   ------------   ------------
      Total .......................   $    151,660   $     48,502   $    200,162
                                      ============   ============   ============

         The following table shows loan origination activity during the periods indicated.

                                               Six Months Ended
                                                 September 30,                   Year Ended March 31,
                                            ------------------------    --------------------------------------
                                               2003          2002          2003          2002          2001
                                            ----------    ----------    ----------    ----------    ----------
                                                                      (In thousands)
Total loans at beginning of period ......   $  215,647    $  252,265    $  252,265    $  230,200    $  204,283
                                            ==========    ==========    ==========    ==========    ==========
Loans originated:
   Real estate ..........................   $   44,520    $   22,250    $   59,240    $   81,126    $   48,885
   Consumer .............................        2,524         1,563         3,690         2,816         3,747
                                            ----------    ----------    ----------    ----------    ----------
         Total loans originated .........       47,044        23,813        62,930        83,942        52,632
                                            ----------    ----------    ----------    ----------    ----------
Loans purchased .........................           --            --           382            --            --
                                            ----------    ----------    ----------    ----------    ----------
Deduct:
    Principal payments:
     Real estate ........................      (58,409)      (32,071)      (96,263)      (58,282)      (24,313)
     Consumer ...........................       (2,590)       (1,581)       (3,604)       (3,595)       (2,118)
                                            ----------    ----------    ----------    ----------    ----------
    Total principal payments ............      (60,999)      (33,652)      (99,867)      (61,877)      (26,431)
                                            ----------    ----------    ----------    ----------    ----------
    Transfers to foreclosed real estate .           --           (63)          (63)           --          (284)
                                            ----------    ----------    ----------    ----------    ----------
Net loan activity .......................      (13,955)       (9,902)      (36,618)       22,065        25,917
                                            ----------    ----------    ----------    ----------    ----------
Total gross loans at end of period ......   $  201,692    $  242,363    $  215,647    $  252,265    $  230,200
                                            ==========    ==========    ==========    ==========    ==========

         Securities. Our securities portfolio consists primarily of Federal agency debt securities with maturities of 15 years or less and mortgage-backed securities with stated final maturities of thirty years or less. Securities increased $65.5 million, or 24.1%, in the six months ended September 30, 2003 as a result of excess funds generated by reductions in interest-earning deposits, loan repayments and net growth in deposits. All of our mortgage-backed securities were issued by either Ginnie Mae, Fannie Mae or Freddie Mac.

         The following table sets forth the carrying values of our securities portfolio at the dates indicated.

                                                                                  At March 31,
                                      At September 30,    ---------------------------------------------------------------
                                            2003                  2003                  2002                  2001
                                    -------------------   -------------------   -------------------   -------------------
                                   Amortized    Fair     Amortized    Fair     Amortized    Fair     Amortized    Fair
                                     Cost       Value      Cost       Value      Cost       Value      Cost       Value
                                    --------   --------   --------   --------   --------   --------   --------   --------
                                                                     (In thousands)
Trading account securities:
   Federal agency securities ....   $     --   $     --   $     --   $     --   $     --   $     --   $    979   $    988
                                    --------   --------   --------   --------   --------   --------   --------   --------

Securities available-for-sale:
   Federal agency securities ....         --         --      5,000      5,011      1,000      1,014     22,002     22,062
   Federal Home Loan Mortgage
      Corporation ...............        191        204        246        264        354        377        479        498
                                    --------   --------   --------   --------   --------   --------   --------   --------
                                         191        204      5,246      5,275      1,354      1,391     22,481     22,560
                                    --------   --------   --------   --------   --------   --------   --------   --------

Securities held-to-maturity:
   Federal agency securities ....    136,869    138,866    120,862    123,115    110,255    109,425     80,321     80,564
   Federal National Mortgage
      Association ...............     87,747     87,957     47,290     48,846     53,861     53,879     46,567     46,970
   Federal Home Loan Mortgage
      Corporation ...............     77,899     78,868     57,940     59,695     53,667     53,961     48,788     49,417
   Governmental National
      Mortgage Association ......     34,144     33,767     39,994     40,406      6,340      6,511      9,822     10,035
                                    --------   --------   --------   --------   --------   --------   --------   --------
                                     336,659    339,458    266,086    272,062    224,123    223,776    185,498    186,986
                                    --------   --------   --------   --------   --------   --------   --------   --------

         Total ..................   $336,850   $339,662   $271,332   $277,337   $225,477   $225,167   $208,958   $210,534
                                    ========   ========   ========   ========   ========   ========   ========   ========

         The following table sets forth the maturities and weighted average yields of securities at September 30, 2003. Certain mortgage-backed securities have interest rates that are adjustable and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. At September 30, 2003, mortgage-backed securities with adjustable rates totaled $138.6 million.

                                                    More than            More than
                               Less Than           One Year to         Five Years to          More than
                                One Year            Five Years            Ten Years            Ten Years              Total
                            -----------------    -----------------    -----------------    -----------------    ------------------
                                     Weighted             Weighted             Weighted             Weighted              Weighted
                            Carrying Average     Carrying Average    Carrying  Average    Carrying  Average    Carrying   Average
                             Value    Yield       Value    Yield       Value    Yield       Value    Yield       Value     Yield
                            -------- --------    -------- --------    -------- --------    -------- --------    --------  --------
                                                                  (Dollars in thousands)
Securities available-
  for-sale:
   Federal agency
    securities ..........   $     --       --%   $     --       --%   $     --       --%   $     --       --%   $     --        --%
   Freddie Mac ..........         --       --          --       --         204     8.49          --       --         204      8.49
                            --------             --------             --------             --------             --------
                                  --       --          --       --         204     8.49          --       --         204      8.49
                            --------             --------             --------             --------             --------

Securities held-to-
  maturity:
   Federal agency
    securities ..........      7,000     4.27     111,990     2.81      12,938     6.24       4,941     6.58     136,869      3.35
   Fannie Mae ...........         --       --       1,037     6.48      10,949     4.83      75,761     3.88      87,747      4.03
   Freddie Mac ..........        107     7.00       2,610     6.50       7,353     5.58      67,829     4.04      77,899      4.28
   Ginnie Mae ...........         --       --         508     7.51         376     6.93      33,261     3.94      34,145      4.02
                            --------             --------             --------             --------             --------
                               7,107     4.31     116,145     2.95      31,616     5.61     181,792     4.02     336,660      3.81
                            --------             --------             --------             --------             --------

         Total ..........   $  7,107     4.31%   $116,145     2.95%   $ 31,820     5.62%   $181,792     4.02%   $336,864      3.81%
                            ========             ========             ========             ========             ========

         Other Assets. Other assets increased approximately $1.3 million in the six months ended September 30, 2003. The increase in other assets is primarily due to increases of $731,000 in prepaid conversion expenses, $193,000 in deferred taxes, $201,000 in prepaid current taxes and $79,000 in the intangible pension assets.


         Premises and equipment. Land and land improvements increased approximately $61,000 in the six months ended September 30, 2003 as a result of completion of the Clifton Avenue branch renovation. Construction in process increased approximately $483,000 in the six months ended September 30, 2003 due to the progress of the renovations at the Palisade and Wallington branches. Leasehold improvements increased approximately $239,000 in the six months ended September 30, 2003 due to the completion of the Wayne branch office. Land and land improvements increased approximately $945,000 in the year ended March 31, 2003 as a result of the following: the purchase of $465,000 of land for a future branch office site; land improvements of approximately $264,000 made to an existing office in conjunction with a major building renovation; a purchase of $205,000 of land next to an existing office to be used in the construction of a new branch office; and the completion of land improvements made to an existing office, which was newly constructed and opened in 2001. The significant portion of the increase of $540,000 in buildings and improvements in the year ended March 31, 2003 was attributable to an office renovation.

         Deposits. Our primary source of funds is our deposit accounts. The deposit base is comprised of NOW checking, savings, money market and time deposits. These deposits are provided primarily by individuals within our market area. We do not use brokered deposits as a source of funding. Deposits increased $32.9 million, or 6.6%, in the six months ended September 30, 2003. The increase in deposits consisted primarily of a increase in savings and club accounts and certificates of deposit. The increase was attributable primarily to competitive interest rates and the movement of customer funds out of riskier investments, including the stock market.

         The following table sets forth the balances of our deposit products at the dates indicated.

                                       At
                                  September 30,             At March 31,
                                   ----------   ------------------------------------
                                      2003         2003         2002         2001
                                   ----------   ----------   ----------   ----------
                                                     (In thousands)
NOW accounts ...................   $   26,813   $   26,391   $   25,636   $   22,500
Super NOW accounts .............          326          433          705          652
Money market deposit accounts ..       12,952       12,096       10,819        9,704
Savings and club accounts ......      146,311      128,400      112,428       97,567
Certificates of deposit ........      343,970      330,175      321,730      295,732
                                   ----------   ----------   ----------   ----------
      Total ....................   $  530,372   $  497,495   $  471,318   $  426,155
                                   ==========   ==========   ==========   ==========

         The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity as of September 30, 2003. Jumbo certificates of deposit require minimum deposits of $100,000.

                                                           Certificates
                    Maturity Period                        of Deposits
        ---------------------------------------------   ------------------
                                                          (In thousands)

        Three months or less ........................        $17,686
        Over three through six months................          5,430
        Over six through twelve months...............          9,048
        Over twelve months...........................         12,890
                                                             -------
             Total...................................        $45,054
                                                             =======

         The following table sets forth the time deposits classified by rates at the dates indicated.

                                         At                  At March 31,
                                    September 30,  ----------------------------------
                                        2003         2003         2002         2001
                                      --------     --------     --------     --------
                                                       (In thousands)
        1.00 - 1.99%.............     $ 99,576     $ 26,755     $     --     $     --
        2.00 - 2.99%.............      126,744      164,021       80,855           --
        3.00 - 3.99%.............       86,156       84,959       73,024           --
        4.00 - 4.99%.............       22,928       30,502       84,831       29,169
        5.00 - 5.99%.............        7,538       14,385       36,302      174,803
        6.00 - 6.99%.............        1,028        9,553       46,718       91,760
                                      --------     --------     --------     --------
             Total...............     $343,970     $330,175     $321,730     $295,732
                                      ========     ========     ========     ========

         The following table sets forth the amount and maturities of time deposits at September 30, 2003.

                                          Amount Due
                   --------------------------------------------------------------
                                                                                                Percent of
                                                                                                   Total
                   Less Than       1-2          2-3          3-4        After 4                 Certificate
                    One Year      Years        Years        Years        Years        Total       Accounts
                   ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                   (Dollars in thousands)
1.00 - 1.99% ...   $   91,294   $    8,279   $        3   $       --   $       --   $   99,576        28.95%
2.00 - 2.99% ...       85,482       27,373       13,257          632           --      126,744        36.85
3.00 - 3.99% ...       27,921       32,573       10,845       13,064        1,753       86,156        25.05
4.00 - 4.99% ...       10,910        5,781        3,967        2,270           --       22,928         6.66
5.00 - 5.99% ...        3,667        2,475        1,385           11           --        7,538         2.19
6.00 - 6.99% ...           --        1,013           15           --           --        1,028         0.30
                   ----------   ----------   ----------   ----------   ----------   ----------       ------
     Total .....   $  219,274   $   77,494   $   29,472   $   15,977   $    1,753   $  343,970       100.00%
                   ==========   ==========   ==========   ==========   ==========   ==========       ======


         The following table sets forth the savings activities for the periods indicated.


                                        Six Months Ended
                                          September 30,             Year Ended March 31,
                                      ---------------------   ---------------------------------
                                        2003        2002        2003        2002        2001
                                      ---------   ---------   ---------   ---------   ---------
                                                            (In thousands)
Beginning balance .................   $ 497,495   $ 471,318   $ 471,318   $ 426,155   $ 420,441
                                      ---------   ---------   ---------   ---------   ---------
Increase (decrease)
   before interest credited .......      26,925       1,941      11,306      25,992     (14,518)
Interest credited .................       5,952       7,977      14,871      19,171      20,232
                                      ---------   ---------   ---------   ---------   ---------
Net increase in savings deposits ..      32,877       9,918      26,177      45,163       5,714
                                      ---------   ---------   ---------   ---------   ---------
Ending balance ....................   $ 530,372   $ 481,236   $ 497,495   $ 471,318   $ 426,155
                                      =========   =========   =========   =========   =========


         Borrowings. Historically, we have not relied upon advances from the Federal Home Loan Bank of New York to supplement our supply of lendable funds or to meet deposit withdrawal requirements; however, as part of our leveraging strategy, we may rely upon advances from the Federal Home Loan Bank in the future. During the six months ended September 30, 2003 and the years ended March 31, 2003, 2002 and 2001, we had no borrowings.

Allowance for Loan Losses and Asset Quality


         Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

         The loan portfolio is segregated first between classified and unclassified assets. The classified assets are individually evaluated by both management and an independent party and allowance percentages are assigned. The unclassified assets are further segregated by loan category and percentages are assigned based on inherent losses associated with each type of lending. A random selection of these loans is made, individually evaluated, and, if required, will be assessed a higher percentage allocation. The allowance for each loan category is calculated by assigning both a "low range" and "high range" percentage and multiplying those percentages by the actual loan balance in that loan category. The totals in the low range and high range are averaged and, provided that the current booked allowance does not exceed the total at the higher range, if the average is less than the current booked allowance for that loan category, the difference is deemed unallocated to the loan category. The loss factors we currently apply were established in 1999 based on various risk factors, such as loan type, underlying collateral and payment status, and are reevaluated annually to ensure their relevance in the current real estate environment.


         Clifton Savings' methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: specific allowances for identified problem loans and a general valuation allowance on the remainder of the loan portfolio.


         Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred. Clifton Savings' identifies loans which may require a specific allowance by reviewing all delinquent loans, significant credits, problem loans as identified by Clifton Savings' internal grading system, loans classified as substandard, doubtful, loss, or special mention by Clifton Savings' internal classification system, and other loans which management may have concerns about collectibility, such as loans in a particular industry. For individually reviewed loans, a borrower's inability to service a credit according to the contractual terms based on the borrower's cash flow and/or a shortfall in collateral value would result in the recording of a specific allowance. Clifton Savings did not have any specific allowances at September 30, 2003 and March 31, 2003, 2002, 2001, 2000 and 1999.


         The general valuation allowance represents a loss allowance which has been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. Risk factors are based on our historical loss experience and industry averages and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results.

         The Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. The Office of Thrift Supervision may require us to make additional provisions for loan losses based on judgments different from ours.


         At September 30, 2003, our allowance for loan losses represented 0.42% of total gross loans and 2,210.5% of nonperforming loans. The allowance for loan losses decreased to $840,000 at September 30, 2003 from $940,000 at March 31, 2003. We recorded a recovery of $100,000 to the allowance for loan losses for the six months ended September 30, 2003 primarily due to a decrease in the loan portfolio caused by loan repayments, consistently applied loss assumptions and allocation percentages and a decrease in the balance of nonperforming loans.


         At March 31, 2003, our allowance for loan losses represented 0.44% of total gross loans and 537.1% of nonperforming loans. The allowance for loan losses remained stable at $940,000 at March 31, 2003. The absence of a provision for loan losses in 2003 reflected the lack of any charge-offs in fiscal 2003, a decrease in the size of the loan portfolio, and management's continuation of very conservative underwriting practices and decision to continue to originate primarily one- to four-family loans.

         Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.


         Summary of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the periods indicated. Where specific loan loss allowances have been established, any difference between the loss allowance and the amount of loss realized has been charged or credited to current income.


                                               Six Months Ended
                                                 September 30,                       Year Ended March 31,
                                             ---------------------    --------------------------------------------------------
                                               2003         2002        2003        2002        2001        2000        1999
                                             --------     --------    --------    --------    --------    --------    --------
                                                                         (Dollars in thousands)
Allowance at beginning of period .........   $    940     $    940    $    940    $    885    $    785    $    680    $    590
                                             --------     --------    --------    --------    --------    --------    --------
Provision for (recovery of) loan losses ..       (100)          --          --          55         100         105          90
                                             --------     --------    --------    --------    --------    --------    --------
Recoveries ...............................         --           --          --          --          --          --          --
                                             --------     --------    --------    --------    --------    --------    --------
Charge offs ..............................         --           --          --          --          --          --          --
                                             --------     --------    --------    --------    --------    --------    --------
Net charge-offs ..........................         --           --          --          --          --          --          --

   Allowance at end of period ............   $    840     $    940    $    940    $    940    $    885    $    785    $    680
                                             ========     ========    ========    ========    ========    ========    ========

Allowance to nonperforming loans .........   2,210.53%      912.62%     537.14%     186.51%     306.23%      69.35%      91.64%
Allowance to total gross loans
   outstanding at the end of the period ..       0.42%        0.39%       0.44%       0.37%       0.38%       0.38%       0.42%

         The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

                                                                                           At March 31,
                                                                  ---------------------------------------------------------------
                                     At September 30, 2003                    2003                             2002
                                --------------------------------  ------------------------------   ------------------------------
                                                        % of                             % of                             % of
                                             % of     Loans in                % of     Loans in                % of     Loans in
                                           Allowance  Category              Allowance  Category              Allowance  Category
                                           to Total   to Total              to Total   to Total              to Total   to Total
                                  Amount   Allowance    Loans      Amount   Allowance    Loans      Amount   Allowance    Loans
                                 --------- ---------  ---------   --------- ---------  ---------   --------- ---------  ---------
                                                                      (Dollars in thousands)
One- to four-family ..........   $     663     78.93%     92.04%  $     737     78.40%     92.25%  $     818     87.02%     93.93%
Multi-family and commercial
   real estate ...............          54      6.43       4.82          58      6.17       4.70          93      9.89       3.47
Construction .................           1      0.12       0.11           1      0.11       0.18           1      0.11       0.18
Consumer .....................          30      3.57       3.03          31      3.30       2.87          27      2.87       2.42
Unallocated ..................          92     10.95         --         113     12.02         --           1      0.11         --
                                 --------- ---------  ---------   --------- ---------  ---------   --------- ---------  ---------
     Total allowance for
       loan losses ...........   $     840    100.00%    100.00%  $     940    100.00%    100.00%  $     940    100.00%    100.00%
                                 ========= =========  =========   ========= =========  =========   ========= =========  =========

                                                                           At March 31,
                                 ------------------------------------------------------------------------------------------------
                                             2001                             2000                             1999
                                 -------------------------------  ------------------------------   ------------------------------
                                                        % of                             % of                             % of
                                             % of     Loans in                % of     Loans in                % of     Loans in
                                           Allowance  Category              Allowance  Category              Allowance  Category
                                           to Total   to Total              to Total   to Total              to Total   to Total
                                  Amount   Allowance    Loans      Amount   Allowance    Loans      Amount   Allowance    Loans
                                 --------- ---------  ---------   --------- ---------  ---------   --------- ---------  ---------
                                                                      (Dollars in thousands)
One- to four-family ..........   $     757     85.54%     93.11%  $     660     84.08%     91.90%  $     544     80.00%     91.59%
Multi-family and commercial
   real estate ...............          45      5.08       3.90         102     12.99       5.06          65      9.56       5.54
Construction .................          --        --         --           2      0.25       0.47          --        --       0.12
Consumer .....................          30      3.39       2.99          21      2.68       2.57          21      3.09       2.75
Unallocated ..................          53      5.99         --          --        --         --          50      7.35         --
                                 --------- ---------  ---------   --------- ---------  ---------   --------- ---------  ---------
     Total allowance for
       loan losses ...........   $     885    100.00%    100.00%  $     785    100.00%    100.00%  $     680    100.00%    100.00%
                                 ========= =========  =========   ========= =========  =========   ========= =========  =========

         Nonperforming and Classified Assets. When a loan becomes 90 days delinquent, the loan is placed on nonaccrual status at which time the accrual of interest ceases and the allowance for any uncollectible accrued interest is established and charged against operations. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.


         We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid balance of the loan plus foreclosure costs, or fair market value at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income.

         Nonperforming assets totaled $38,000, or less than 0.01% of total assets, at September 30, 2003, which is a decrease of $137,000 or 78.3%, from March 31, 2003. Nonaccrual loans accounted for all the total nonperforming assets at September 30, 2003. At September 30, 2003, nonaccrual loans were comprised solely of two residential mortgage loans. At September 30, 2003, $7,000 of the allowance for loan losses related to nonaccrual real estate loans.


         Nonperforming assets totaled $175,000, or 0.03% of total assets, at March 31, 2003, which is a decrease of $329,000, or 65.3%, from March 31, 2002. Nonaccrual loans accounted for all the total nonperforming assets at March 31, 2003 and March 31, 2002. At March 31, 2003, nonaccrual loans were comprised solely of residential mortgage loans. At March 31, 2002, nonaccrual loans consisted of $281,000 in commercial real estate loans and $223,000 in residential mortgage loans. The $281,000 in nonaccrual commercial real estate loans were evaluated and deemed not to be impaired and required no specific allowance. At March 31, 2003 and 2002, $36,000 and $101,000, respectively, of the allowance for loan losses related to nonaccrual real estate loans.


         Under current accounting guidelines, a loan is defined as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. We consider one- to four-family mortgage loans and consumer installment loans to be homogeneous and, therefore, do not separately evaluate them for impairment. All other loans are evaluated for impairment on an individual basis. At September 30, 2003 and March 31, 2003, we had no loans that were considered impaired.

         The following table provides information with respect to our nonperforming assets at the dates indicated. We did not have any troubled debt restructurings at the dates presented.

                                                   At                            At March 31,
                                             September 30,  --------------------------------------------------------
                                                  2003        2003        2002        2001        2000        1999
                                                --------    --------    --------    --------    --------    --------
                                                                      (Dollars in thousands)
Nonaccrual loans:
  Real estate ...............................   $     38    $    175    $    504    $    289    $  1,104    $    742
                                                --------    --------    --------    --------    --------    --------
         Total ..............................         38         175         504         289       1,104         742
                                                --------    --------    --------    --------    --------    --------

Accruing loans past due 90 days or more:
  Consumer ..................................         --          --          --          --          28          --
                                                --------    --------    --------    --------    --------    --------
         Total ..............................         --          --          --          --          28          --
                                                --------    --------    --------    --------    --------    --------

         Total of nonaccrual and 90 days
            or more past due loans ..........         38         175         504         289       1,132         742
                                                --------    --------    --------    --------    --------    --------

Real estate owned ...........................         --          --          --         168          --          --
                                                --------    --------    --------    --------    --------    --------
         Total nonperforming assets .........   $     38    $    175    $    504    $    457    $  1,132    $    742
                                                --------    --------    --------    --------    --------    --------

Total nonperforming loans to total loans ....       0.02%       0.08%       0.20%       0.13%       0.55%       0.45%

Total nonperforming loans to total assets ...       0.01%       0.03%       0.09%       0.06%       0.23%       0.16%

Total nonperforming assets to total assets ..       0.01%       0.03%       0.09%       0.09%       0.23%       0.16%

         Interest income that would have been recorded for the six months ended September 30, 2003 and the year ended March 31, 2003 had nonaccruing loans been current according to their original terms amounted to $1,000 and

$13,000, respectively. The amount of interest related to these loans included in interest income was $1,000 for the six months ended September 30, 2003 and $8,000 for the year ended March 31, 2003.

         Pursuant to federal regulations, we review and classify our assets on a regular basis. In addition, the Office of Thrift Supervision has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. "Substandard assets" must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. "Doubtful assets" have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified "loss" is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a "special mention" category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as substandard or doubtful we must establish a general allowance for loan losses. If we classify an asset as loss, we must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss or charge off such amount.

         The following table shows the aggregate amounts of our classified assets at the dates indicated.

                                               At             At March 31,
                                          September 30,  ---------------------
                                              2003         2003         2002
                                            --------     --------     --------
                                                     (In thousands)

Special mention assets ..................   $    964     $    940     $  1,869
Substandard assets ......................         39          182          509
Doubtful assets .........................         --           --           --
Loss assets .............................         --           --           --
                                            --------     --------     --------
   Total classified assets ..............   $  1,103     $  1,122     $  2,378
                                            ========     ========     ========

         At each of the dates in the above table, substandard assets consisted of all nonperforming assets and included negative escrow amounts. All substandard assets were nonperforming loans at September 30, 2003, March 31, 2003 and March 31, 2002. At September 30, 2003, we had no current loans included in the $964,000 in special mention assets.

         Delinquencies. The following table provides information about delinquencies in our loan portfolio at the dates indicated.

                                                            At March 31,
                                At           -----------------------------------------
                        September 30, 2003          2003                  2002
                       -------------------   -------------------   -------------------
                        30-59      60-89      30-59      60-89      30-59      60-89
                         Days       Days       Days       Days       Days       Days
                       Past Due   Past Due   Past Due   Past Due   Past Due   Past Due
                       --------   --------   --------   --------   --------   --------
                                               (In thousands)
Real estate loans ..   $  1,081   $    592   $  1,158   $    275   $  1,380   $    951
Consumer loans .....        221         79        109         52        174         26
                       --------   --------   --------   --------   --------   --------
    Total ..........   $  1,302   $    671   $  1,267   $    327   $  1,554   $    977
                       ========   ========   ========   ========   ========   ========

         At each of the dates in the above table, delinquent real estate loans consisted solely of loans secured by residential real estate.

Market Risk Analysis

         Qualitative Aspects of Market Risk. Our most significant form of market risk is interest rate risk. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Pursuant to this strategy, we originate adjustable-rate mortgage loans for retention in our loan portfolio. The ability to originate adjustable-rate loans depends to a great extent on market interest rates and borrowers' preferences. As an alternative to adjustable-rate mortgage loans, we offer fixed-rate mortgage loans with maturities of fifteen years or less. This product enables us to compete in the fixed-rate mortgage market while maintaining a shorter maturity. Fixed-rate mortgage loans typically have an adverse effect on interest rate sensitivity compared to adjustable-rate loans. In recent years we have used investment securities with terms of three years or less and adjustable-rate mortgage-backed securities to help manage interest rate risk. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of off-balance sheet derivative financial instruments.

         We have a Risk Management Committee to communicate, coordinate and control all aspects involving asset/liability management. The committee establishes and monitors the volume and mix of assets and funding sources with the objective of managing assets and funding sources.

         Quantitative Aspects of Market Risk. We use an interest rate sensitivity analysis prepared by the Office of Thrift Supervision to review our level of interest rate risk. This analysis measures interest rate risk by computing changes in net portfolio value of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or 100 basis point decrease in market interest rates with no effect given to any steps that we might take to counter the effect of that interest rate movement. Because of the low level of market interest rates, this analysis is not performed for decreases of more than 100 basis points. We measure interest rate risk by modeling the changes in net portfolio value over a variety of interest rate scenarios. The following table, which is based on information that we provide to the Office of Thrift Supervision, presents the change in our net portfolio value at September 30, 2003 that would occur in the event of an immediate change in interest rates based on Office of Thrift Supervision assumptions, with no effect given to any steps that we might take to counteract that change.

                                                                           Net Portfolio Value as % of
                                        Net Portfolio Value                  Present Value of Assets
Basis Point ("bp")           -------------------------------------------- ------------------------------
Change in Rates                $ Amount        $ Change       % Change       NPV Ratio        Change
---------------------------  -------------  -------------- -------------- --------------  --------------
                                                      (Dollars in thousands)
         300 bp                  $68,438        $(25,000)           (27)%        11.38%           (338)bp
         200                      78,114         (15,234)           (16)         12.73            (202)
         100                      86,472          (6,967)            (7)         13.86             (90)
           0                      93,438              --             --          14.76              --
        (100)                     93,882             444             --          14.75              --

         The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, amount others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

         Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of investment securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

         We regularly adjust our investments in liquid assets based upon our assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities, and (4) the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term U.S. Government agency obligations.

         Our most liquid assets are cash and cash equivalents and interest-bearing deposits. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At September 30, 2003, cash and cash equivalents totaled $56.0 million, including interest-bearing deposits of $40.1 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $204,000 at September 30, 2003. In addition, at September 30, 2003, we had arranged the ability to borrow a total of approximately $57.5 million from the Federal Home Loan Bank of New York. On that date, we had no advances outstanding.

         At September 30, 2003, we had $25.6 million in loan commitments outstanding. In addition to commitments to originate loans, we had $2.2 million in unused lines of credit, $5.0 million in commitments to purchase securities and $1.3 million in commitments related to the construction of new branches. Certificates of deposit due within one year of September 30, 2003 totaled $219.3 million, or 41.3% of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and lines of credit. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before September 30, 2004. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

         We have historically remained highly liquid, with our liquidity position increasing substantially over the past two fiscal years. We have no material commitments or demands that are likely to affect our liquidity other than set forth below. Consequently, the Board intends to make additional investments in intermediate-term mortgage- backed securities and government agency securities to decrease liquidity and increase interest income. In the event loan demand were to increase at a pace greater than expected, or any unforeseen demand or commitment were to occur, we would access our line of credit with the Federal Home Loan Bank of New York.

         The following table presents certain of our contractual obligations as of September 30, 2003.

                                                             Payments due by period
                                           ---------------------------------------------------------
                                                       Less than                           More than
         Contractual Obligations             Total      1 year     1-3 years   3-5 years    5 years
-----------------------------------------  ---------   ---------   ---------   ---------   ---------
                                                                 (In thousands)
Operating lease obligations(1) .........   $     256   $      65   $     126   $      65   $      --
Purchase obligations:
  Securities ...........................       5,000       5,000          --          --          --
  Branch renovations and construction ..       1,313       1,313          --          --          --
                                           ---------   ---------   ---------   ---------   -------
    Total ..............................   $   6,569   $   6,378   $     126   $      65   $      --
                                           =========   =========   =========   =========   =======

--------------------------
(1) Payments are for lease of real property.

         Our primary investing activities are the origination of loans and the purchase of securities. For the six months ended September 30, 2003 we originated $47.0 million of loans and purchased $183.2 million of securities. In fiscal 2003, we originated $62.9 million of loans and purchased $191.5 million of securities. In fiscal 2002, we originated $83.9 million of loans and purchased $159.7 million of securities. In fiscal 2001, we originated $52.6 million of loans and purchased $40.9 million of securities.

         Financing activities consist primarily of activity in deposit accounts. We experienced a net increase in total deposits of $32.9 million, $26.2 million, $45.2 million and $5.7 million for the six months ended September 30,

2003 and the years ended March 31, 2003, 2002 and 2001, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit relationships. Occasionally, we offer promotional rates on certain deposit products in order to attract deposits.

         We are subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At September 30, 2003, we exceeded all of our regulatory capital requirements. We are considered "well capitalized" under regulatory guidelines. See "Regulation and Supervision--Regulation of New Jersey Savings Associations--Capital Requirements" and "Regulatory Capital Compliance" and note 9 of the notes to the financial statements.

         The capital from the reorganization will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. Our financial condition and results of operations will be enhanced by the capital from the reorganization, resulting in increased net interest-earning assets and net income. However, due to the large increase in equity resulting from the capital raised in the offering, return on equity will be adversely impacted following the reorganization.

Off-Balance Sheet Arrangements


         We do not have any off-balance sheet arrangements, as defined by Securities and Exchange Commission rules, and have not had any such arrangements during the six months ended September 30, 2003 or the three years ended March 31, 2003.


Impact of Recent Accounting Pronouncements

         In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which supercedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long- Lived Assets to be Disposed of" and the provisions for the disposal of a segment of a business in Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." This statement requires that long-lived assets to be disposed of by sale be measured at the lower of its carrying amount or fair value less cost to sell, and recognition of impairment losses on long-lived assets to be held if the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows and exceeds its fair value. Additionally, Statement of Financial Accounting Standards No. 144 resolved various implementation issues related to Statement of Financial Accounting Standards No. 121. The provisions of Statement of Financial Accounting Standards No. 144 were adopted on April 1, 2002 and had no effect on our financial statements.

         In October 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9." This statement removes acquisitions of financial institutions from the scope of both Statement of Financial Accounting Standards No. 72 and Interpretation No. 9 and requires that those transactions be accounted for in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." As a result, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of intangible assets acquired as an unidentifiable intangible asset (SFAS No. 72 goodwill) no longer applies to acquisitions within the scope of the statement. We do not currently have any SFAS No. 72 goodwill and, as a result, the adoption of this statement is not expected to have a material impact on our financial statements.

         In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. We have not completed an analysis of the potential effects of the this statement on our financial statements.


         In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. In addition, Interpretation No. 45 elaborates on previously existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. Clifton Savings does not have financial letters of credit as of September 30, 2003 and March 31, 2003.

         In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns, or both. Interpretation No. 46 also requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements of Interpretation No. 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain other disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. Clifton Savings has not established any variable interest entities. Management does not expect Interpretation No. 46 to have a material effect on Clifton Savings' financial statements.

         In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" which clarifies certain implementation issues raised by constituents and amends Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," to include the conclusions reached by the Financial Accounting Standards Board on certain Financial Accounting Standards Board Staff Implementation Issues that, while inconsistent with Statement 133's conclusions, were considered by the Board to be preferable; amends Statement of Financial Accounting Standards No. 133's discussion of financial guarantee contracts and the application of the shortcut method to an interest-rate swap agreement that includes an embedded option and amends other pronouncements. The guidance in Statement 149 is effective for new contracts entered into or modified after June 30, 2003 and for hedging relationships designated after that date, except for the following: guidance incorporated from FASB Staff Implementation Issues that was effective for periods beginning prior to June 15, 2003 should continue to be applied according to the effective dates in those issues; and guidance relating to forward purchase and sale agreements involving "when-issued" securities should be applied to both existing contracts and new contracts entered into after June 30, 2003. Management does not expect Statement of Financial Accounting Standards No. 149 to have a material effect on Clifton Savings' financial statements.

         In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," which changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. Statement of Financial Accounting Standards No. 150 requires an issuer to classify certain financial instruments as liabilities, including mandatorily redeemable preferred and common stocks. Statement of Financial Accounting Standards No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and, with one exception, is effective at the beginning of the first interim period beginning after June 15, 2003 (July 1, 2003 as to Clifton Savings). The effect of adopting Statement of Financial Accounting Standards No. 150 must be recognized as a cumulative effect of an accounting change as of the beginning of the period of adoption. Restatement of prior periods is not permitted. Management does not expect Statement of Financial Accounting Standards No. 150 to have a material effect on Clifton Savings' financial statements.

Effect of Inflation and Changing Prices

         The financial statements and related financial data presented in this prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                                  Our Business

General

         Clifton Savings Bancorp, Inc. will be organized as a federal corporation at the direction of Clifton Savings upon completion of the reorganization. As a result of the reorganization, Clifton Savings will be a wholly owned subsidiary of Clifton Savings Bancorp. Upon completion of the reorganization, Clifton Savings Bancorp's business activity will be the ownership of the outstanding capital stock of Clifton Savings and management of the investment of offering proceeds retained from the reorganization. Initially, Clifton Savings Bancorp will neither own nor lease any property but will instead use the premises, equipment and other property of Clifton Savings with the payment of appropriate rental fees, as required by applicable law and regulations. In the future, Clifton Savings Bancorp may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

         Clifton Savings was formed as a New Jersey building and loan association in 1928 under the name Botany Building and Loan Association. Clifton Savings has changed its name several times since and has done business under the names East Clifton Building and Loan Association, East Clifton Savings and Loan Association and Clifton Savings and Loan Association and since 1989 under its current name Clifton Savings Bank, S.L.A.

         We operate as a community-oriented financial institution offering traditional financial services to consumers and businesses in our market area. We attract deposits from the general public and use those funds to originate one- to four-family, multi-family and commercial real estate, and consumer loans, which we hold for investment.

         Our website address is www.cliftonsavings.com. Information on our website should not be considered a part of this prospectus.

Market Area

         We are headquartered in Clifton, New Jersey, which is located in northeast New Jersey and situated approximately 20 miles west of New York City. In addition to our main office located in Passaic County, we operate nine branch offices in Bergen and Passaic Counties, which, along with Essex County, we consider our primary market area. The economy in our market area is primarily oriented to the service, manufacturing, medical and retail industries. The major employers in the area include St. Vincents Nursing Home, Passaic County Freeholders, ITT Industries and the United Parcel Service. The area is also home to commuters working in the greater New York City metropolitan area. New Jersey has the highest population density of any state in the United States, and our market area has a population of 2.2 million, which is approximately 25% of the state's total population. Median household income in Bergen County is among the highest in the United States at $65,000, compared to $55,000 for New Jersey as a whole and $42,000 nationally. Essex and Passaic Counties have median household incomes of $45,000 and $49,000, respectively.

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

Competition

         We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the several financial institutions operating in our market area and, to a lesser extent, from other financial service companies, such as brokerage firms, credit unions and insurance companies. We also face competition for investors' funds from money market funds and other corporate and government securities. At June 30, 2002, which is the most recent date for which data is available from the FDIC, we held approximately 1.32% of the deposits in Bergen and Passaic Counties, which is the 21st market share out of 51 financial institutions with offices in these counties. In addition, banks owned by FleetBoston Financial Corporation, Wachovia Corporation, J.P. Morgan Chase & Co. and Washington Mutual, Inc., all of which are large regional bank holding companies, also operate in our market area. These institutions are significantly larger than us and, therefore, have significantly greater resources.

         Our competition for loans comes primarily from financial institutions in our market area, and to a lesser extent from other financial service providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from the increasing number of non-depository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies.

         We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our growth in the future.

Lending Activities

         General. Our loan portfolio consists primarily of one- to four-family mortgage loans. To a much lesser extent, our loan portfolio includes multi-family and commercial real estate loans, construction and consumer loans. Clifton Savings historically and currently only originates loans for investment purposes. At September 30, 2003, Clifton Savings had no loans that were held for sale.

         One- to Four-Family Residential Loans. Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes or to construct new residential dwellings. We offer fixed-rate and adjustable-rate mortgage loans with terms up to 30 years. Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment and the effect each has on our interest rate risk. The loan fees charged, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.

         We offer fixed rate loans with terms of either 15, 20 or 30 years. Our adjustable-rate mortgage loans are based on a 30 year amortization schedule and interest rates and payments on our adjustable-rate mortgage loans adjust annually after either a one, seven or 10 year initial fixed period. In addition, we offer adjustable-rate mortgage loans that adjust every three years after a three year initial fixed period. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate typically equal to 2.75% above either the one- or three-year constant maturity Treasury index. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan.

         While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

         While one- to four-family residential real estate loans are normally originated with up to 30-year terms; such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

         We generally do not make conventional loans with loan-to-value ratios exceeding 95% and generally make loans with a loan-to-value ratio in excess of 80% only when secured by first liens on owner-occupied one- to four-family residences. Loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance or additional collateral. We require all properties securing mortgage loans to be appraised by a board- approved appraiser. We require title insurance on all first mortgage loans. Borrowers must obtain hazard or flood insurance (for loans on property located in a flood zone) prior to closing the loan.

         In an effort to provide financing for moderate income and first-time buyers, we offer several special targeted lending programs (including a low- to moderate-income program) and a first-time home buyers program. We offer residential mortgage loans through these programs to qualified individuals and originate the loans using modified underwriting guidelines. All of these loans have private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the property.

         Multi-Family and Commercial Real Estate Loans. We offer adjustable-rate mortgage loans secured by multi-family and commercial real estate. Our multi-family and commercial real estate loans are generally secured by mixed-use properties with residential units as well as retail space. We intend to continue to grow this segment of our loan portfolio.

         We originate five year adjustable-rate multi-family and commercial real estate loans for terms up to 20 years. Interest rates and payments on our adjustable-rate mortgage loans adjust every five years after a five year initial fixed period. Interest rates and payment on our adjustable rate loans generally are adjusted to a rate typically equal to 3.25% above the five-year constant maturity treasury index. There are no adjustment period or lifetime interest rate caps. Loan amounts generally do not exceed 75% of the appraised value.

         Loans secured by multi-family and commercial real estate are generally larger and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in multi-family and commercial real estate lending is the borrower's creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties are often dependent on successful operation or management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. In order to monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide annual financial statements and rent rolls on multi-family and commercial real estate loans. We also perform annual reviews and prepare write-ups on all loans where the loan is secured by commercial or multi-family real estate.

         At September 30, 2003, we had five loans with principal balances in excess of $500,000. These loans included one loan secured by a mixed-use building that includes retail stores and two apartments totaling $639,000, or 6.6% of multi-family and commercial real estate loans. In addition, we had two loans secured by multi-family properties totaling $1.1 million in the aggregate, or 11.7% of multi-family and commercial real estate loans. At September 30, 2003, all of these loans were performing in accordance with their terms.

         Residential Construction Loans. To a much lesser extent, we originate loans to finance the construction of residential dwellings. Construction loans generally provide for interest-only payments at fixed-rates of interest and have terms of six to 12 months. At the end of the construction period, the loan generally converts into a permanent loan. Construction loans generally may be considered for loan-to-value ratios of up to 70%. Loan proceeds are disbursed in increments as construction progresses and as inspections warrant. We generally use independent fee appraisers for construction disbursement purposes.

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

         Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project having a value which is insufficient to assure full repayment. As a result of the foregoing, construction lending often involves the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project rather than the ability of the borrower or guarantor to repay principal and interest. If we are forced to foreclose on a project prior to or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

         Consumer Loans. We offer a variety of consumer loans, including second mortgage loans, loans secured by passbook or certificate accounts, and home equity lines of credit.

         The procedures for underwriting consumer loans include an assessment of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

         Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans.

         Loan Originations. Loan originations come from a number of sources. The customary sources of loan originations include internet mortgage loan marketers, local mortgage brokers, advertising, referrals from customers, and personal contacts by our staff. We generally retain for our portfolio all of the loans that we originate. We occasionally purchase participation interests in real estate loans in our market area.

         Loan Approval Procedures and Authority. Our policies and loan approval limits are established and approved by the Board of Directors. All residential mortgage loans not exceeding Fannie Mae and Freddie Mac conforming loan amounts and all consumer loans require the approval of senior management and are ratified by the Board of Directors. All other loans require the approval of our Board of Directors. The Board of Directors meets weekly to review all mortgage loans.

         Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower's related entities is limited by regulation. At September 30, 2003 our regulatory limit on loans to one borrower was $11.3 million. At that date, our largest lending relationship was $1.4 million and included six loans to one individual, all of which were performing according to the original repayment terms at September 30, 2003.

         Loan Commitments. We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers and generally expire in 90 days or less.

         Delinquencies. When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We make initial contact with the borrower when the loan becomes 30 days past due. If payment is not then received by the 45th day of delinquency, additional letters and phone calls generally are made. When the loan becomes 90 days past due, we send a letter notifying the borrower that we will commence foreclosure proceedings if the loan is not brought current within 30 days. When the loan becomes 120 days past due, we will commence foreclosure proceedings against any real

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

property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances.

Investment Activities

         We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of New York and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a portion of our assets in corporate securities. We also are required to maintain an investment in Federal Home Loan Bank of New York stock.

         At September 30, 2003, our investment portfolio consisted of Federal agency debt securities with maturities of 15 years or less and mortgage-backed securities issued by Fannie Mae, Freddie Mac and Ginnie Mae with stated final maturities of 30 years or less. We purchase mortgage-backed securities in an effort to increase yield, improve liquidity, provide call protection, and enhance our qualified thrift lender ratio.

         Our investment objectives are to provide and maintain liquidity, to maintain a balance of high quality, diversified investments to minimize risk, to provide collateral for pledging requirements, to establish an acceptable level of interest rate risk, to provide an alternate source of low-risk investments when demand for loans is weak, and to generate a favorable return. Clifton Savings' Board of Directors has the overall responsibility for Clifton Savings' investment portfolio, including approval of Clifton Savings' investment policy and appointment of Clifton Savings' Investment Committee. The Investment Committee is responsible for approval of investment strategies and monitoring of the investment performance of Clifton Savings. Clifton Savings' President is the designated investment officer and is responsible for the daily investment activities and is authorized to make investment decisions consistent with Clifton Savings' investment policy. The Investment Committee meets regularly with the President in order to review and determine investment strategies and transactions.

Deposit Activities and Other Sources of Funds

         General. Deposits and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

         Deposit Accounts. Substantially all of our depositors are residents of the State of New Jersey. Deposits are attracted from within our primary market area through the offering of a broad selection of deposit instruments, including NOW and Super NOW accounts, money market accounts, regular savings accounts, club savings accounts and certificates of deposit. We do not utilize brokered funds. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. In the past, our strategy had been to attract and retain deposits by offering the highest rates in our market area. Our current strategy is to offer competitive rates, but not be the market leader in every type and maturity. We have also changed our advertising to emphasize transaction accounts, with the goal of shifting our mix of deposits towards a smaller percentage of higher cost time deposits.

         Borrowings. Historically, we have not relied upon advances from the Federal Home Loan Bank of New York to supplement our supply of lendable funds or to meet deposit withdrawal requirements; however, as part of our leveraging strategy, we may rely upon advances from the Federal Home Loan Bank in the future.

         The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program

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

has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's net worth or on the Federal Home Loan Bank's assessment of the institution's creditworthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 25% of a member's assets, and short-term borrowings of less than one year may not exceed 10% of the institution's assets. The Federal Home Loan Bank determines specific lines of credit for each member institution. We have authority to borrow up to 20% of assets under a short-term line of credit.

Properties

         We conduct our business through our main office and branch offices. The following table sets forth certain information relating to these facilities as of September 30, 2003.

                                            Net Book Value
                              Year              as of              Square         Owned/
Location                     Opened       September 30, 2003      Footage         Leased
-----------                ----------    --------------------    ----------    ------------
                                               (Dollars in thousands)
Main Office:
1433 Van Houten Avenue        1981               $2,655            10,460           Owned

Branches:
Clifton:
1055 Clifton Avenue           1956                  871             2,484           Owned
1 Village Square West         1928                  230             1,550           Owned
319 Lakeview Avenue           1970                   59             3,311           Owned
646 Van Houten Avenue         1968                  144             1,081           Owned
387 Valley Road               1971                    1               995          Leased(1)
Garfield:
253 Palisade Avenue           1975                   --               685          Leased(2)
369 Lanza Avenue              1977                1,123             2,174           Owned
Wallington:
163 Maple Avenue(3)           2003                  465               680           Owned
Wayne:
1158 Hamburg Turnpike         2003                  233             1,617          Leased(4)

---------------------------
(1)  The current lease expires in 2006 with an option for an additional 5 years.
(2) This branch is currently leased on a month to month basis. Clifton Savings owns land with a book value of $344,000 for a future branch site at 247 Palisade Avenue to replace this branch.
(3) This is a temporary facility. The permanent facility is scheduled to open in the first quarter of 2004. (4) The current lease expires in 2008 with an option for an additional 5 years.

         In addition, Clifton Savings owns two properties valued at $294,000 at September 30, 2003, which are adjacent to two existing branches and may be used for branch expansion.

Personnel

         As of September 30, 2003, we had 70 full-time employees and 21 part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Legal Proceedings


         On January 14, 2003, Lawrence B. Seidman, a depositor at Clifton Savings Bank, S.L.A., filed an action in the Chancery Division of the Superior Court of New Jersey, Passaic County, individually and derivatively on behalf of all members of Clifton Savings, alleging, among other things, that the Clifton Savings Board of Directors had breached its fiduciary duties and engaged in corporate waste and seeking to temporarily enjoin, among other things; Clifton Savings from implementing the plan of reorganization pending a future hearing. That request was denied in its entirety. The Court ordered the parties to appear on January 30, 2004 for additional argument on the matter of Mr. Seidman's request for a preliminary injunction.

         Mr. Seidman also sought temporary restraints which would have prohibited Clifton Savings from soliciting votes for, and from communicating in any way with, its members concerning the election of Directors at Clifton Savings' upcoming 2004 annual meeting of members. The Court also denied that request. The Court instead temporarily restrained all parties, including Mr. Seidman, from soliciting votes for election of directors by written communication, including any proxy solicitation, pending a January 30, 2004 hearing. The Court opted to afford Mr. Seidman the opportunity to submit proxy materials to Clifton Savings for its review.

         Clifton Savings' Board believes Mr. Seidman's claims are without merit and intends to continue to vigorously defend Clifton Savings against Mr. Seidman's lawsuit.


         Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

         We do not have any subsidiaries.

                                 Our Management

Directors


         The initial Board of Directors of Clifton Savings Bancorp and Clifton MHC will consist of all current directors of Clifton Savings. The Board of Directors of Clifton Savings Bancorp and Clifton MHC will be elected to terms of three years, approximately one-third of whom are elected annually.


         The Board of Directors of Clifton Savings is presently composed of seven members who are elected for terms of three years, approximately one-third of whom are elected annually. All of the directors of Clifton Savings are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Celentano who will be the Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp and is the Chairman of the Board of Clifton Savings, Mr. Hahofer who is a consultant to Clifton Savings and Mr. Smith whose construction company provides construction services for Clifton Savings. Information regarding the directors is provided below. Unless otherwise stated, each person has held his current occupation for the last five years. Ages presented are as of September 30, 2003.

         The following directors have terms ending in 2004:

         Frank J. Hahofer is a retired textile engraver. Age 90. Director since 1942.

         John Stokes has been a General Partner at O.I.R. Realty Co., a real estate investment company since 1980. From 1978 to 1992, Mr. Stokes was a General Partner at Brigadier Realty, a real estate investment company. Age 74. Director since 2001.

         The following directors have terms ending in 2005:

         John A. Celentano, Jr. is the Chairman of the Board and Chief Executive Officer of Clifton Savings Bancorp and the Chairman of the Board of Clifton Savings. Prior to April 2003, Mr. Celentano was also a partner at the law firm of Celentano, Stadtmauer & Walentowicz, L.L.P. Mr. Celentano and Mr. Smith are first cousins. Age 69. Director since 1962.

         Thomas A. Miller is the owner of The T.A. Miller & Co., Inc. a full service marketing research organization servicing the pharmaceutical industry located in Clifton, New Jersey. Age 65. Director since 1990.

         The following directors have terms ending in 2006:

         John H. Peto is the retired owner of The Peto Agency, a real estate and insurance broker located in Clifton, New Jersey. Age 57. Director since 1995.

         Raymond L. Sisco is the President of Cin Ray Realty, Inc. located in Ramsey, New Jersey and the Vice Chairman of the Board of Directors of Clifton Savings Bancorp and Clifton Savings. Age 72. Director since 1995.

         Joseph C. Smith is the President Smith-Sondy Asphalt Construction Co., a paving construction company located in Wallington, New Jersey. Mr. Smith and Mr. Celentano are first cousins. Age 50. Director since 1994.

Executive Officers

         The executive officers of Clifton Savings Bancorp and Clifton MHC will be, and the executive officers of Clifton Savings are, elected annually by the Board of Directors and serve at the Board's discretion. The executive officers of Clifton Savings Bancorp and Clifton MHC will be, and the executive officers of Clifton Savings are:

        Name                                  Position
        -----------                           -------------
        John A. Celentano, Jr..............   Chairman of the Board and Chief
                                              Executive Officer of Clifton
                                              Savings Bancorp and Clifton MHC
                                              and Chairman of the Board of
                                              Clifton Savings
        Walter Celuch......................   President and Corporate Secretary
                                              of Clifton Savings Bancorp and
                                              Clifton MHC and President, Chief
                                              Executive Officer and Secretary of
                                              Clifton Savings
        Bart D'Ambra.......................   Executive Vice President and Chief
                                              Operating Officer of Clifton
                                              Savings
        Stephen A. Hoogerhyde..............   Executive Vice President and Chief
                                              Lending Officer of Clifton Savings
        Christine R. Piano, C.P.A..........   Chief Financial Officer and
                                              Treasurer of Clifton Savings
                                              Bancorp and Clifton MHC and
                                              Executive Vice President and Chief
                                              Financial Officer of Clifton
                                              Savings

         Below is information regarding the executive officers of Clifton Savings Bancorp and Clifton Savings who are not also directors. Unless otherwise stated, each executive officer has held his or her current position for at least the last five years. Ages presented are as of September 30, 2003.

         Walter Celuch has been President and Chief Executive Officer of Clifton Savings since January 1999. From October 1987 until December 1998, Mr. Celuch served as the Senior Vice President and Chief Financial Officer of Clifton Savings. Mr. Celuch has served with Clifton Savings for over 15 years. Age 55.

         Bart D'Ambra has been Executive Vice President and Chief Operating Officer of Clifton Savings since March 2003. Mr. D'Ambra served as Senior Vice President from April 2002 until March 2003. Prior to April 2002, Mr. D'Ambra served Clifton Savings as a Vice President. Mr. D'Ambra has served with Clifton Savings for over 10 years. Age 54.

         Stephen A. Hoogerhyde has been Executive Vice President and Chief Lending Officer of Clifton Savings since March 2003 and April 2002, respectively. Mr. Hoogerhyde served as Senior Vice President from April 2002 until March 2003. Prior to April 2002, Mr. Hoogerhyde served Clifton Savings as Vice President and Mortgage Officer. Mr. Hoogerhyde has served with Clifton Savings for over 17 years. Age 49.

         Christine R. Piano, a certified public accountant, has been Executive Vice President and Chief Financial Officer of Clifton Savings since April 2003 and March 1999, respectively. Ms. Piano served as Vice President from March 2000 to April 2003 and as Assistant Vice President from March 1999 to March 2000. Prior to 1999, Ms. Piano was a Manager at Radics & Co., LLC, an accounting and auditing firm. Age 39.

Meetings and Committees of the Board of Directors of Clifton Savings

         We conduct business through meetings of our Board of Directors and its committees. During the year ended March 31, 2003, the Board of Directors of Clifton Savings held 12 regular meetings and no special meetings.

         Our Board of Directors has standing Audit, Compensation and Nominating & Proxy Committees, among others.

         The Audit Committee, currently consisting of Messrs. Miller, Peto, Sisco and Stokes, is responsible for developing and monitoring our internal audit and compliance programs. The committee also receives and reviews all the reports and findings and other information presented to them by our officers regarding financial reporting policies and practices. Mr. Sisco is the Audit Committee Chairman. This committee met 15 times during the year ended March 31, 2003.

         The Compensation Committee, currently consisting of Messrs. Miller, Peto, Sisco and Stokes, determines annual grade and salary levels for employees and establishes personnel policies. Mr. Miller is the Compensation Committee Chairman. This committee met twice during the year ended March 31, 2003.

         The Nominating & Proxy Committee, currently consisting of Messrs. Miller, Peto, Sisco and Stokes is responsible for the annual selection of management's nominees for election as directors. Mr. Peto is the Nominating & Proxy Committee Chairman. This committee met once in 2002 to nominate the individuals for election at the 2003 annual meeting.

         In addition, the Board of Directors has Executive, Building & Grounds, Compliance, Electronic Data Processing, Finance, Investment, Loan and Risk Management Committees.

Committees of the Board of Directors of Clifton Savings Bancorp

         In connection with the formation of Clifton Savings Bancorp, the following committees will be established:

         The Audit/Compliance Committee, consisting of Messrs. Miller, Peto, Sisco and Stokes, will be responsible for ensuring that Clifton Savings Bancorp is maintaining reliable accounting policies and financial reporting processes, ensuring that the internal auditing department is adequate, and reviewing the work of Clifton Savings Bancorp's independent accountants and internal auditing department to determine its effectiveness. Mr. Sisco will be the Audit/Compliance Committee Chairman.

         The Compensation Committee, consisting of Messrs. Miller, Peto, Sisco and Stokes, will be responsible for determining annual grade and salary levels for employees and establishing personnel policies. Mr. Miller will be the Compensation Committee Chairman.

         The Nominating/Corporate Governance Committee, consisting of Messrs. Miller, Peto, Sisco and Stokes, will be responsible for the annual selection of management's nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to Clifton Savings Bancorp's corporate governance policy. Mr. Peto is the Nominating/Corporate Governance Committee Chairman.

         Each of the committees listed above will operate under a written charter, which will govern its composition, responsibilities and operations.

Corporate Governance Policies and Procedures

         In addition to establishing committees of the Board of Directors, Clifton Savings Bancorp will also adopt several policies to govern the activities of both Clifton Savings Bancorp and Clifton Savings, including a corporate governance policy and a code of business conduct and ethics. The corporate governance policy will set forth:

         o        the duties and responsibilities of each director;

         o the composition, responsibilities and operation of the Board of Directors;

         o        the establishment and operation of board committees;

         o        succession planning;

         o appointing an independent lead director and convening executive sessions of independent directors;

         o the Board of Directors' interaction with management and third parties; and

         o the evaluation of the performance of the Board of Directors and of the chief executive officer.

         The code of business conduct and ethics, which will apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Directors' Compensation

         Fees. Each non-employee director of Clifton Savings receives a monthly fee of $2,875. Each non- employee director of Clifton Savings Bancorp will receive a quarterly retainer of $1,500. Each member of the Clifton Savings Bancorp Audit/Compliance Committee will receive a quarterly retainer of $1,250 plus $250 for each meeting attended.

         Agreement with Frank J. Hahofer. Pursuant to a Retainer Agreement for Real Estate Inspection and Consulting Services between Mr. Hahofer and Clifton Savings, Mr. Hahofer received $1,208 per month between January 1, 2002 and December 1, 2002 and will receive $1,368 per month beginning January 1, 2003 through December 31, 2003 for his consulting services to Clifton Savings.

         Directors' Retirement Plan. We maintain the Clifton Savings Bank, S.L.A. Directors' Retirement Plan to provide directors with supplemental retirement income. All current directors participate in the Plan and future directors may become participants upon designation as such by the board of directors. The plan provides benefits upon a director's retirement, death or disability, and upon a change in control of Clifton Savings or Clifton Savings Bancorp.

         Upon their retirement following the completion of three years of service and the attainment of age 68, participants receive an annual retirement benefit, payable for life, equal to a percentage of the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) during the twelve-month period ending on the date preceding retirement. The percentage paid as an annual benefit is determined by multiplying the participant's years of service (up to a maximum of 10) by 10 percent.

         A participant who completes a minimum of three years of service, regardless of age, may receive death and disability benefits under the plan. If the participant dies prior to the start of the normal retirement benefit, the participant's surviving spouse or other designated beneficiary receives an annual death benefit, payable over a ten- year period, equal to the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) to the director during the twelve-month period ending on the last day of the month preceding the date of death. If a participant dies while receiving the annual retirement benefit under the plan, the beneficiary continues to receive the same annual benefit for ten years, minus the number of years the participant already received the annual retirement benefit. The disability benefit under the plan equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) during the twelve-month period ending on the last day of the month immediately preceding the participant's termination of service due to disability. If a participant dies while receiving the annual disability benefit, the beneficiary continues to receive the annual disability benefit for a period of 10 years, less the number of years the participant previously received disability benefits.

         Upon the completion of one year of service, regardless of age, participants receive a benefit upon a change in control of Clifton Savings or Clifton Savings Bancorp. The annual change in control benefit, payable for the life of the participant, equals the sum of the annual fees and retainer paid (or, for employee directors, that would have been paid) to the participant during the twelve-month period preceding the date of a termination of service due to a change in control. If a participant dies while receiving the annual change in control benefit, the designated beneficiary continues to receive the annual change in control benefit for a period of fifteen years, minus the number of years the participant had already received benefits under the plan. If a change in control of Clifton Savings

Bancorp and Clifton Savings occurred, the total annual payments due under the plan to all directors, based solely on the current annual fees and retainers, would equal approximately $238,000 per year.

         The plan provides for the payment of retirement, death, disability or change in control benefits in equal monthly installments, commencing on the first business day of the month after the participant becomes entitled to a benefit, or, if a director so elects, in an actuarial equivalent lump sum.

Executive Compensation

         Summary Compensation Table. The following information is provided for Walter Celuch, our President, Chief Executive Officer and Secretary and Stephen
A. Hoogerhyde, our Executive Vice President and Chief Lending Officer. No other executive officer of Clifton Savings received a salary and bonus of $100,000 or more during the year ended March 31, 2003. Because John A. Celentano Jr., our Chairman of the Board, did not become an employee of Clifton Savings until April 2003, he is not included in the table.

                                              Annual Compensation(1)
                                      -------------------------------------
                                                                                 All Other
Name and Position                       Year        Salary         Bonus      Compensation(2)
-----------------                     ---------  -------------  -----------   ----------------
Walter Celuch                           2003       $163,091       $7,213           $3,523
   President, Chief Executive Officer   2002        152,422        7,490            3,712
   and Secretary                        2001        142,450        8,400            3,536

Stephen Hoogerhyde                      2003       $ 98,695       $4,365           $2,319
   Executive Vice President and Chief   2002         93,534        4,619            2,209
   Lending Officer                      2001         88,457        4,358            2,088

-------------------
(1) Does not include the aggregate amount of perquisites or other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(2)      Includes matching contributions under Clifton Savings' 401(k) Plan.

         Employment Agreements. Upon the completion of the reorganization, Clifton Savings Bancorp and Clifton Savings will enter into employment agreements with Messrs. Celentano and Celuch. The employment agreements are designed to encourage the continued services of Messrs. Celentano and Celuch after the reorganization, as the continued success of Clifton Savings Bancorp and Clifton Savings will depend to a significant degree on their skills and competence.

         Each employment agreement will provide for a three-year term. The term of the employment agreement with Clifton Savings Bancorp will extend on a daily basis and the term of the employment agreement with Clifton Savings will be subject to annual renewal by the Board of Directors until the Board of Directors or the executive provides written notice of non-renewal. The Board of Directors will review the executives' base salaries annually. The initial annual base salary for Mr. Celentano will be $347,438 and for Mr. Celuch will be $171,506. In addition to base salary, the employment agreements will provide for, among other things, the executives' participation in stock-based benefit plans and the provision of certain fringe benefits applicable to executive personnel. The employment agreements also will provide for termination of the executives by Clifton Savings Bancorp or Clifton Savings for just cause, as defined in the respective employment agreements, at any time. Upon a termination for just cause, Clifton Savings Bancorp and Clifton Savings will make no further payments under the employment agreements. However, if Clifton Savings Bancorp or Clifton Savings terminates Messrs. Celentano or Celuch for reasons other than just cause, or if they resign under specified circumstances that constitute constructive termination, the executives, or if they should die, their beneficiaries, will receive base salary and contributions to any employee benefit plans that would have been paid or contributed on their behalf for the remaining term of the employment agreement. Clifton Savings Bancorp and Clifton Savings will also continue the executives' health and welfare benefits for the remaining term of the agreement. Upon a termination of employment for reasons other than cause or a change in control, the agreements will require Messrs. Celentano and Celuch to adhere to a one-year non- competition provision.

         If Messrs. Celentano or Celuch are involuntarily terminated in connection with a change in control, or if they voluntarily terminate employment following a change in control under certain circumstances specified in the employment agreements, they or their beneficiaries will receive a severance payment equal to three times their average annual compensation over the five preceding tax years (or if they are employed less than five years, their years of employment). Clifton Savings Bancorp and Clifton Savings will also continue the executives' health and welfare benefit coverage for thirty-six months. If a change in control of Clifton Savings Bancorp and Clifton Savings occurred, and Clifton Savings Bancorp and Clifton Savings terminated Messrs. Celentano and Celuch, the total payments due under the employment agreements, based solely on current cash compensation and excluding any benefits that would be payable under any employee benefit plans, would equal approximately $1.5 million.

         Under applicable law, the Internal Revenue Service may impose an excise tax on change in control-related payments that equal or exceed three times each executive's average annual compensation over the five years preceding the change in control. This excise tax would equal 20% of the amount that exceeds one times the executive's average compensation over the preceding five tax years. Therefore, in order to prevent the imposition of the excise tax, each employment agreement will limit payments to the executive to an amount that is one dollar less than three times the executive's average annual compensation.

         Clifton Savings Bancorp and Clifton Savings will be jointly responsible for payments made to Messrs. Celentano and Celuch under the employment agreements, although Clifton Savings Bancorp will guarantee any payments not made by Clifton Savings. Clifton Savings Bancorp or Clifton Savings will also pay or reimburse all reasonable costs and legal fees incurred by Messrs. Celentano or Celuch in relation to any dispute or question of interpretation involving their employment agreements, if they succeed on the merits in a legal judgment, arbitration or settlement proceeding. The employment agreements will provide further that Clifton Savings Bancorp or Clifton Savings will indemnify the executives to the fullest extent legally permissible for all expenses and liabilities they incur in connection with any legal proceedings related to their roles as officers or directors.

         Change in Control Agreements. Upon completion of the reorganization, Clifton Savings will enter into change in control agreements with Messrs. D'Ambra and Hoogerhyde and Ms. Piano. Each change in control agreement will have a two-year term, subject to renewal on an annual basis. If, following a change in control of Clifton Savings Bancorp or Clifton Savings, an officer is terminated without cause, or the officer voluntarily resigns upon the occurrence of circumstances specified in the agreements, the officer will receive a severance payment under the agreements equal to two times the officer's average annual compensation for the five most recent taxable years. Clifton Savings will also continue health and welfare benefit coverage for twenty-four months following termination of employment. If a change in control of Clifton Savings Bancorp and Clifton Savings occurred, and Clifton Savings terminated all officers covered by change in control agreements, the total payments due under the agreements, based solely on current cash compensation and excluding any benefits that would be payable under any employee benefit plans, would equal approximately $566,000.

Benefit Plans

         401(k) Savings Plan. Clifton Savings maintains the Clifton Savings Bank, S.L.A. 401(k) Savings Plan, a tax-qualified defined contribution plan, for substantially all employees of Clifton Savings who have completed a year of eligible service (as defined under the plan) and attained age 21. Eligible employees may contribute an amount from 1% to 25% of their salary to the plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code of 1986, as amended. For 2004, the limit is $13,000; provided, however, that participants over age 50 may contribute an additional $3,000 per year. Under the plan, Clifton Savings makes a matching contribution equal to 50% of the first 4.5% of compensation deferred by a participant.

         The plan has an individual account for each participant's contributions and allows each participant to direct the investment of his or her account in the investment funds provided through RS Group, Inc. Following the reorganization, the plan will add an additional investment alternative, the Clifton Savings Bancorp, Inc. Stock Fund. The Clifton Savings Bancorp, Inc. Stock Fund will permit participants to invest up to 100% of their deferrals in Clifton Savings Bancorp, Inc. common stock. A participant who elects to purchase common stock in the reorganization through the plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "The Reorganization and Stock Offering--Subscription Offering and Subscription Rights" and "--Limitations on Purchases of Shares." The plan will purchase common stock for participants in the reorganization offering, to the extent that shares are available. After the offering, the plan will purchase shares in open market transactions. Participants will direct the voting of shares purchased for their plan accounts.

         Employee Stock Ownership Plan. In connection with the reorganization, Clifton Savings will adopt an employee stock ownership plan for employees of Clifton Savings. Generally, employees will become eligible to participate in the employee stock ownership plan upon the completion of one year of service and attainment of age 21. The plan will permit all eligible employees to participate in the plan as of the reorganization date.


         An independent third party trustee will purchase 3.60% of the shares issued in the reorganization, including shares issued to Clifton MHC, on behalf of the employee stock ownership plan. This would range between 706,413 shares, assuming Clifton Savings Bancorp issues 8,830,174 shares in the reorganization to persons other than Clifton MHC, and 955,736 shares, assuming Clifton Savings Bancorp issues 11,946,706 shares in the reorganization to persons other than Clifton MHC . The employee stock ownership plan will fund its purchase of shares in the reorganization through a loan from Clifton Savings Bancorp for 100% of the aggregate purchase price of the common stock. The plan will repay the loan principally through Clifton Savings' contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 15 year term of the loan. The interest rate for the employee stock ownership plan loan will equal the prime rate, as published in The Wall Street Journal on the closing date of the reorganization. If the employee stock ownership plan is unable to acquire 3.60% of the common stock issued in the reorganization, including shares issued to Clifton MHC, the plan may acquire additional shares following the reorganization through open market purchases, subject to approval by the Office of Thrift Supervision.


         In any plan year, Clifton Savings may make additional discretionary contributions (beyond those necessary to satisfy the loan repayment obligation) to the employee stock ownership plan for the benefit of plan participants. Clifton Savings may make these contributions either in cash or shares of common stock, which Clifton Savings may acquire through the purchase of outstanding shares in the market or from individual shareholders, or which constitute authorized but unissued shares or shares held in treasury by Clifton Savings Bancorp. Such factors as applicable regulatory policies, legal and regulatory requirements and market conditions may affect the timing, amount and manner of discretionary contributions to the employee stock ownership plan. Because Clifton Savings will not make fixed contributions to the employee stock ownership plan, Clifton Savings cannot estimate the benefits payable under the plan at this time.

         Shares purchased by the employee stock ownership plan with the proceeds of the loan from Clifton Savings Bancorp will be held in a suspense account and released on a pro rata basis as the loan is repaid. The plan provides for the allocation of shares released from the suspense account among participants on the basis of each participant's proportional share of compensation.

         Participants vest in their accrued benefits under the employee stock ownership plan over a five-year period at a rate of 20% per year. A participant will be fully vested at retirement, upon death or disability, upon a change in control or upon termination of the plan. Generally, the plan provides for the distribution of vested benefits upon a participant's separation from service. The plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants in the plan.

         Plan participants will direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote all allocated shares held in the employee stock ownership plan as instructed by the plan participants. The trustee will vote unallocated shares and allocated shares for which no instructions are received on any matter in the same ratio as those shares for which instructions are given, subject to fulfillment of the trustee's fiduciary responsibilities.

         Under applicable accounting requirements, Clifton Savings records a compensation expense for a leveraged employee stock ownership plan at the fair market value of the shares when they are committed to be released from the suspense account to participants' accounts under the plan.

         The employee stock ownership plan, to be a tax-qualified employee benefit plan, must satisfy certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act (ERISA). Clifton Savings expects to receive a favorable determination letter from the Internal Revenue Service confirming the plan's tax-qualified status, but Clifton Savings cannot guarantee that it will receive a letter at this time.

         Supplemental Executive Retirement Plan. Following the reorganization, Clifton Savings will implement a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the employee stock ownership plan and the 401(k) savings plan. The plan will provide participating executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan will provide benefits to eligible officers (those designated by the Board of Directors of Clifton Savings) that cannot be provided under the 401(k) plan or the employee stock ownership plan as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plans, but for these Internal Revenue Code limitations. In addition to providing for benefits lost under tax-qualified plans as a result of the Internal Revenue Code limitations, the new plan will also provide supplemental benefits upon a change of control prior to the scheduled repayment of the employee stock ownership plan loan. Generally, upon a change in control, the supplemental executive retirement plan will provide participants with a benefit equal to what they would have received under the employee stock ownership plan, had they remained employed throughout the term of the loan, less the benefits actually provided under the plan on the participant's behalf. A participant's benefits generally become payable upon a change in control of Clifton Savings and Clifton Savings Bancorp. Clifton Savings anticipates that the Board of Directors will designate Mr. Celentano as a participant in the supplemental executive retirement plan. In the future, the Board of Directors may designate other officers as participants.



         Clifton Savings may utilize a grantor trust in connection with the supplemental executive retirement plan, in order to set aside funds that ultimately may be used to pay benefits under the plan. The assets of the grantor trust will remain subject to the claims of Clifton Savings' general creditors in the event of insolvency, until paid to a participant according to the terms of the supplemental executive retirement plan.

         Retirement Agreement. Clifton Savings entered into a retirement agreement with Kenneth Van Saders, a former executive officer, effective as of July 24, 1996, which continues in effect following the reorganization. Under the retirement agreement, Mr. Van Saders receives an annual payment of $35,000 per year, payable on a monthly basis. Clifton Savings has agreed to make the annual retirement payments for the life of Mr. Van Saders. Upon Mr. Van Saders' death, Clifton Savings will make the annual payments to his spouse through the earliest of (1) the date that is 10 years after the first payment to Mr. Van Saders or
(2) the date of death of his spouse. In addition, for the lifetime of Mr. Van Saders and his spouse, Clifton Savings will continue their health insurance coverage. Currently, the health insurance coverage provided by Clifton Savings supplements the primary coverage provided through the Medicare program.


         Future Stock-Based Incentive Plan. Following the reorganization, Clifton Savings Bancorp plans to adopt a stock-based incentive plan that will provide for grants of stock options and restricted stock. In accordance with applicable regulations, Clifton Savings Bancorp anticipates that the plan will not award more than 25% of the number of shares ultimately sold in the reorganization to persons other than Clifton MHC. Therefore, the number of shares reserved under the plan will range from 2,207,543 shares, assuming 8,830,174 shares are sold in the reorganization to persons other than Clifton MHC, to 2,986,676 shares, assuming 11,946,706 shares are sold in the reorganization to persons other than Clifton MHC.


         Clifton Savings Bancorp may fund the stock-based incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of Clifton Savings Bancorp common stock. The acquisition of additional authorized, but unissued, shares by the stock-based incentive plan after the reorganization would dilute the interests of existing shareholders. See "Pro Forma Data."

         Clifton Savings Bancorp will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of grant. Clifton Savings Bancorp will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options generally vest ratably over a five-year period, but Clifton Savings Bancorp, Inc. may also make vesting contingent upon the satisfaction of performance goals established by the Board of Directors or the Committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of Clifton Savings Bancorp.

         Clifton Savings Bancorp will submit the stock-based incentive plan to shareholders for their approval, at which time Clifton Savings Bancorp will provide shareholders with detailed information about the plan.

Transactions with Clifton Savings

         Loans and Extensions of Credit. The Sarbanes-Oxley Act generally prohibits loans by Clifton Savings to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Clifton Savings to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Clifton Savings is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Clifton Savings to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

         In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Clifton Savings' capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See "Regulation and Supervision--Regulation of New Jersey Savings Associations--Transactions with Related Parties."


         The aggregate amount of loans by Clifton Savings to its executive officers and directors was $466,000 at September 30, 2003, or approximately 0.27% of pro forma stockholders' equity assuming that 11,946,706 shares are sold in the reorganization to persons other than Clifton MHC. These loans were performing according to their original terms at September 30, 2003.


         Other Transactions. Celentano, Stadtmauer & Walentowicz, L.L.P., Attorneys at Law, of which Mr. Celentano was a partner through March 2003, performs legal services for Clifton Savings. In fiscal 2003, Clifton Savings paid a total of $121,000 in legal fees to Mr. Celentano's former firm. This amount did not represent more than 5% of the gross revenues that Mr. Celentano's former firm earned during fiscal 2003.

         Mr. Smith's paving construction company occasionally provides construction services for Clifton Savings. In fiscal 2003, Clifton Savings paid a total of $230,000 to Mr. Smith's paving construction company. This amount did not represent more than 5% of the gross revenues that Mr. Smith's paving construction company earned during fiscal 2003.

Indemnification for Directors and Officers

         Clifton Savings Bancorp's bylaws provide that Clifton Savings Bancorp shall indemnify all officers, directors and employees of Clifton Savings Bancorp to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Clifton Savings Bancorp. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under federal law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Clifton Savings Bancorp pursuant to its bylaws or otherwise, Clifton Savings Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                Subscriptions by Executive Officers and Directors

         The following table presents certain information as to the approximate purchases of common stock by the directors and executive officers of Clifton Savings Bancorp, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the reorganization to persons other than Clifton MHC. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.


                                          Proposed Purchases of Stock
                                              in the Offering(1)(2)           Percent of            Percent of
                                           ----------------------------        Shares at            Shares at
                                           Number of         Dollar           Minimum of            Maximum of
Name                                         Shares          Amount         Offering Range        Offering Range
----                                       -----------    -------------    -----------------    ------------------
John A. Celentano, Jr.                          75,000       $  750,000                0.85%            0.63%
Frank J. Hahofer                                20,000          200,000                0.23             0.17
Thomas A. Miller                                50,000          500,000                0.57             0.42
John H. Peto                                    17,500          175,000                0.20             0.15
Raymond L. Sisco                                60,000          600,000                0.68             0.50
Joseph C. Smith                                 50,000          500,000                0.57             0.42
John Stokes                                      5,000           50,000                   *                *
Walter Celuch                                   15,000          150,000                0.17             0.13
Bart D'Ambra                                     3,000           30,000                   *                *
Stephen A. Hoogerhyde                            2,500           25,000                   *                *
Christine R. Piano                               4,500           45,000                   *                *
All directors and executive officers           302,500       $3,025,000                3.43             2.53
   as a group (11 persons)................

------------------------------
*     Less than 0.1%.
(1)   Includes proposed subscriptions, if any, by associates.
(2) To the extent any director, executive officer and their associates order an amount of shares that exceeds 1% of the shares sold in the reorganization to persons other than Clifton MHC, their orders will be reduced so that their purchases in the reorganization will not exceed 1% of the shares sold in the reorganization to persons other than Clifton MHC.

                           Regulation and Supervision

General

         Clifton Savings is subject to extensive regulation, examination and supervision by the New Jersey Commissioner of Banking and Insurance and the New Jersey Department of Banking and Insurance, as its chartering agency, the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as its deposits insurer. Clifton Savings is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund managed by the Federal Deposit Insurance Corporation. Clifton Savings must file reports with the New Jersey Department of Banking and Insurance, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the New Jersey Department of Banking and Insurance, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation to evaluate Clifton Savings' safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which a savings association can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the New Jersey Department of Banking and Insurance, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the New Jersey legislature or Congress, could have a material adverse impact on Clifton Savings Bancorp and Clifton Savings and their operations. Clifton Savings Bancorp and Clifton MHC as savings and loan holding companies, will also be required to file certain reports with, be subject to examination by, and otherwise comply with the rules and regulations of the New Jersey Department of Banking and Insurance and the Office of Thrift Supervision. Clifton Savings Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

         Certain of the regulatory requirements that are or will be applicable to Clifton Savings, Clifton Savings Bancorp and Clifton MHC are described below. This description of statutory provisions and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Clifton Savings, Clifton Savings Bancorp and Clifton MHC and is qualified in its entirety by reference to the actual statutes and regulations.

Regulation of New Jersey Savings Associations

         General. New Jersey law and the New Jersey Department of Banking and Insurance regulate, among other things, Clifton Savings' internal corporate governance procedures as well as its deposits, lending and investment activities and its ability to declare and pay dividends. The New Jersey Department of Banking and Insurance must approve changes to a savings association's certificate of incorporation, the establishment or relocation of branch offices, mergers and the issuance of additional stock. As primary federal regulator, the Office of Thrift Supervision also regulates some of these areas and must approve certain corporate transactions such as mergers.

         Business Activities. The activities of New Jersey-chartered, Federal Deposit Insurance Corporation insured savings associations are governed by the New Jersey Savings and Loan Act (1963), as amended, the Home Owners' Loan Act, as amended and, the Federal Deposit Insurance Act and the regulations issued by the agencies to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which savings associations may engage. In particular, under the New Jersey Savings and Loan Act, specific lending activities of New Jersey savings associations may be limited to a specified percentage of the association's assets or capital. Also, certain activities or investments of a state savings association allowable under New Jersey law may be constrained by federal law or regulation. New Jersey law contains a "parity" provision which provides state savings associations with authority that may be exercised by national banks, federally chartered savings associations, out of state banks or savings banks and bank and financial holding companies upon approval by the New Jersey Department of Banking and Insurance.

         Branching. New Jersey law provides that, upon satisfaction of certain specified conditions, as determined by the New Jersey Department of Banking and Insurance, savings associations located in a state which has reciprocal legislation in effect on substantially the same terms and conditions as New Jersey law may acquire, or be acquired by, New Jersey savings associations or holding companies. Further, New Jersey's parity provision would permit interstate de novo branching by savings associations to the same extent Office of Thrift Supervision permits interstate branching for federal savings associations. Office of Thrift Supervision regulations generally authorize nationwide branching by federal savings association.

         Activities and Investment. The Federal Deposit Insurance Act imposes certain restrictions on the activities and investments of state savings associations such as Clifton Savings. No state savings association may engage as principal in any activity that is not permitted for federally chartered savings associations unless the association is in compliance with federal regulatory capital requirements and the Federal Deposit Insurance Corporation has determined that the activity does not pose a significant risk to the deposit insurance fund. A state savings association may engage in an activity that is permissible for a federal savings association, but in a greater amount, only if the institution is in capital compliance and the Federal Deposit Insurance Corporation has not determined that engaging in that amount of activity poses a risk to the affected deposit insurance fund. Also, a state savings association may not acquire directly an equity investment of a type or in an amount that is not permissible for federal associations. Generally, service corporations of state savings associations may not engage in activities not permissible for service corporations of federal savings associations unless the association is in capital compliance and the Federal Deposit Insurance Corporation determines that the activity poses no significant risk to the deposit insurance fund.

         Loans-to-One Borrower. Under the Home Owners Loan Act and New Jersey law, savings associations are subject to limits on loans-to-one borrower. Generally, this limit is 15% of the association's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include financial instruments and bullion.

         QTL Test. The Home Owners Loan Act requires all savings associations to meet a qualified thrift lender test. Under the test, a savings association is required to maintain at least 65% of its "portfolio assets" (total assets less:
(i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including mortgage-backed and related securities) in at least 9 months out of each 12-month period. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered as "qualified thrift investments." A savings association that fails the qualified thrift lender test must either convert to a commercial bank charter or operate under certain restrictions. As of September 30, 2003, Clifton Savings met the qualified thrift lender test.

         Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings association, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. Under the regulations, application to and the prior approval of the Office of Thrift Supervision is required prior to any capital distribution if the association does not meet the criteria for "expedited treatment" of applications under Office of Thrift Supervision regulations (i.e., generally, examination ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to the Office of Thrift Supervision of the capital distribution if it is a subsidiary of a holding company. In the event Clifton Savings' capital fell below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of increased supervision, Clifton Savings' ability to make capital distributions could be restricted. Following the reorganization, Clifton Savings may not make a distribution that would constitute a return of capital during the three-year term of the business plan submitted in connection with the reorganization. Additionally, the Office of Thrift Supervision could prohibit a proposed capital distribution by any savings association, which would otherwise be permitted by the regulation, if the Office of Thrift Supervision determines that such distribution would constitute an unsafe or unsound practice. No insured depository institution may make a capital distribution if, after making the distribution, the institution would be undercapitalized.

         Transactions with Related Parties. Clifton Savings' authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution, including Clifton Savings Bancorp and any non-savings institution subsidiaries that Clifton Savings Bancorp may establish) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A restricts the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings association and also limits the aggregate amount of transactions with all affiliates to 20% of the savings association's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B generally requires that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. Also, savings associations are prohibited from lending to any affiliate that is engaged in activities not permitted for bank holding companies and no savings association may purchase the securities of an affiliate (other than a subsidiary).

         The Sarbanes-Oxley Act generally prohibits loans by a company to its executive officers and directors. However, that act contains a specific exception for loans by a depositary institution, such as Clifton Savings, to its executive officers and directors in compliance with federal banking laws. Under such laws, Clifton Savings' authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is restricted. The law limits both the individual and aggregate amount of loans that may make to insiders based, in part, on Clifton Savings capital position and requires certain board approval procedures to be followed. Such loans are required to be made in terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees.

         Standards for Safety and Soundness. The Federal Deposit Insurance Act requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement these safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency will require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

         Capital Requirements. Office of Thrift Supervision and New Jersey Department of Banking and Insurance capital regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) which compares Tier 1 capital to total adjusted assets, and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

         The risk-based capital standard for savings associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. A savings institution also must maintain risk-based capital for recourse obligations, direct credit substitutes and residual interests. The amount of risk-based capital required for a residual interest generally depends on whether it has been assigned a credit rating by a nationally recognized statistical rating organization. Core (Tier 1) capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

         The Office of Thrift Supervision and the New Jersey Department of Banking and Insurance also have authority to establish individual minimum capital requirements in appropriate cases upon a determination that an association's capital level is or may become inadequate in light of the particular circumstances.

         At September 30, 2003, Clifton Savings met each of its capital requirements.

Prompt Corrective Regulatory Action

         Under the prompt corrective action statute, the Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized savings associations, the severity of which depends upon the institution's degree of capitalization. Generally, a savings association that has total risk-based capital of 10% or more, has a Tier 1 risk-based capital ratio of 6% or more, has a Tier 1 leverage capital ratio of 5% or more and is not subject to any order or final capital directive to meet and maintain a specific capital level for any capital measure is considered to be "well capitalized." A savings institution that has a total risk-based capital ratio of 8% or more, a Tier 1 risk-based capital ratio of 4% or more and Tier 1 leverage capital ratio of 4% or more (3% under ceratin circumstances) and does not meet the definition of "well capitalized" is considered to be "adequately capitalized." A savings institution that has a total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 capital or risk- based assets ratio that is less than 4.0% is considered to be undercapitalized. A savings association that has a total risk-based capital less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings association that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator for an institution that is critically undercapitalized. The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." The Office of Thrift Supervision will not accept a capital restoration plan unless it determines that the plan contains all of the required elements, is based on realistic assumptions and is likely to succeed in restoring the institution's capital, and would not appreciably increase the risk to which the institution is exposed. Compliance with the plan must be guaranteed by any parent holding company, which may include a financial commitment. This guarantee may prevent the holding company from making any capital distributions to shareholders, repurchasing any of its own stock, or incurring additional debt. In addition, numerous mandatory supervisory actions may become immediately applicable to the institution depending upon its category, including, but not limited to, increased monitoring by regulators, restrictions on growth and capital distributions and limitations on expansion. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

Insurance of Deposit Accounts

         Clifton Savings is a member of the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for Savings Association Insurance Fund member institutions are determined semi-annually by the Federal Deposit Insurance Corporation and currently range from zero basis points for the healthiest institutions to 27 basis points of assessable deposits for the riskiest. The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in Savings Association Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Clifton Savings. Management cannot predict what insurance assessment rates will be in the future.

         In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation ("FICO") to recapitalize the predecessor to the Savings Association Insurance Fund. During 2002, FICO payments for Savings Association Insurance Fund members approximated 1.75 basis points of assessable deposits.

         Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of Clifton Savings does not know of any practice, condition or violation that might lead to termination of deposit insurance.

         Enforcement. The New Jersey Department of Banking and Insurance has extensive enforcement authority over New Jersey savings associations and, under certain circumstances, affiliated parties, insiders, and agents. This enforcement authority includes: cease and desist orders, receivership, conservatorship, restraining orders, removal of officers and directors, emergency closures, dissolution and liquidation. Fines for violations can range from $100 to $5,000 per day.

         The Office of Thrift Supervision has primary federal enforcement responsibility over federally-insured savings associations and has the authority to bring actions against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a savings association. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership or conservatorship. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings association. If action is not taken by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. The Federal Deposit Insurance Corporation also has authority to terminate deposit insurance. Federal and state law also establish criminal penalties for certain violations.

Community Reinvestment Act

         Under the Community Reinvestment Act, as implemented by Office of Thrift Supervision regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with its examination of a savings association, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. New Jersey law similarly requires the New Jersey Department of Banking and Insurance consider an association's Community Reinvestment Act rating in connection with evaluating applications.

         Community Reinvestment Act requires public disclosure of an institution's rating and requires the Office of Thrift Supervision to provide a written evaluation of an association's Community Reinvestment Act performance utilizing a four-tiered descriptive rating system. Clifton Savings' latest Community Reinvestment Act rating, received from the Office of Thrift Supervision in July 2003, was "Satisfactory."

Federal Home Loan Bank System

         Clifton Savings is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Clifton Savings, as a member of the Federal Home Loan Bank, is required to acquire and hold shares of capital stock in the Federal Home Loan Bank in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank, whichever is greater. Clifton Savings was in compliance with this requirement with an investment in Federal Home Loan Bank stock at September 30, 2003 of $3.6 million.

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         The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, Clifton Savings' net interest income would likely also be reduced. Further, there can be no assurance that the impact of future legislation on the Federal Home Loan Banks will not also cause a decrease in the value of the Federal Home Loan Bank stock held by Clifton Savings.

Federal Reserve System

         Federal Reserve Board regulations require savings associations to maintain non-interest-earning reserves against their transaction accounts. The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $45.4 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3.0% and for amounts greater than $45.4 million, the reserve requirement is 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%). The first $6.6 million of otherwise reservable balances (subject to adjustment by the Federal Reserve Board) are exempted from the reserve requirements. Clifton Savings is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce Clifton Savings' interest-earning assets.

Holding Company Regulation

         General. Clifton Savings Bancorp and Clifton MHC will be savings and loan holding companies within the meaning of federal law. As such, these companies will be registered with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision, reporting requirements and corporate governance and activities. In addition, the Office of Thrift Supervision will have enforcement authority over Clifton Savings Bancorp and Clifton MHC and their non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

         New Jersey law provides the New Jersey Department of Banking and Insurance with authority to examine savings and loan holding companies that control state associations and to secure certain reports from such companies.

         Restrictions Applicable to Mutual Holding Companies. Pursuant to
Section 10(o) of the Home Owners Loan Act and Office of Thrift Supervision regulations, a mutual holding company, such as Clifton MHC, may generally engage in the following activities: (1) investing in the stock of a bank; (2) acquiring a mutual association through the merger of such association into a bank subsidiary of such holding company or an interim bank subsidiary of such holding company; (3) merging with or acquiring another holding company, one of whose subsidiaries is a bank; and (4) any activity approved by the Federal Reserve Board for a bank holding company or financial holding company or previously approved by Office of Thrift Supervision for multiple savings and loan holding companies. Recent legislation, which authorized mutual holding companies to engage in activities permitted financial holding companies, expanded the authorized activities. Financial holding companies may engage in a broad array of financial service activities including insurance and securities.

         The Home Owners Loan Act prohibits a savings and loan holding company, including a federal mutual holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings institution, or holding company thereof, without prior written approval of the Office of Thrift Supervision. The Home Owners Loan Act also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by the Home Owners Loan Act; or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

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         The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (1) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

         If the savings institution subsidiary of a savings and loan holding company fails to meet the qualified thrift lender test set forth in Section 10(m) of the Home Owners Loan Act and the regulations of the Office of Thrift Supervision, the holding company must register with the Federal Reserve Board as a bank holding company within one year of the savings institution's failure to so qualify.

         Stock Holding Company Subsidiary Regulation. The Office of Thrift Supervision has adopted regulations governing the two-tier mutual holding company form of organization and subsidiary stock holding companies that are controlled by mutual holding companies. Under these rules, a stock holding company subsidiary, such as Clifton Savings Bancorp, holds all the shares of the mutual holding company's Bank subsidiary and issues the majority of its own shares to the mutual holding company parent. The stock holding company subsidiary is permitted to engage in activities that are permitted for its mutual holding company parent subject to the same restrictions and conditions. The Office of Thrift Supervision policy is that the stock holding company subsidiary must be federally-chartered for supervisory reasons.

         Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire "control" of a savings and loan holding company or savings association. An acquisition of "control" can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or Bank or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

         New Jersey law requires a similar filing with and prior approval by the New Jersey Department of Banking and Insurance.

         Waivers of Dividends by Clifton MHC. Office of Thrift Supervision regulations require Clifton MHC to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from Clifton Savings Bancorp. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (ii) for as long as the savings association subsidiary is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company is considered as a restriction on the retained earnings of the savings association, which restriction, if material, is disclosed in the public financial statements of the savings association as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with SFAS 5, where the savings association determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; and (iv) the amount of any waived dividend is considered as having been paid by the savings association in evaluating any proposed dividend under Office of Thrift Supervision capital distribution regulations. We anticipate that Clifton MHC will waive dividends paid by Clifton Savings Bancorp.

         Conversion of Clifton MHC to Stock Form. Office of Thrift Supervision regulations permit Clifton MHC to convert from the mutual form of organization to the capital stock form of organization. There can be no assurance when, if ever, a conversion transaction will occur, and the Board of Directors has no current intention or plan to undertake a conversion transaction. In a conversion transaction a new holding company would be formed as the successor to Clifton Savings Bancorp, Clifton MHC's corporate existence would end, and certain depositors of Clifton Savings would receive the right to subscribe for additional shares of the new holding company. In a

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conversion transaction, each share of common stock held by stockholders other than Clifton MHC would be automatically converted into a number of shares of common stock of the new holding company determined pursuant to an exchange ratio that ensures that stockholders other than Clifton MHC own the same percentage of common stock in the new holding company as they owned in Clifton Savings Bancorp immediately prior to the conversion transaction. Under Office of Thrift Supervision regulations, stockholders other than Clifton MHC would not be diluted because of any dividends waived by Clifton MHC (and waived dividends would not be considered in determining an appropriate exchange ratio), in the event Clifton MHC converts to stock form. The total number of shares held by stockholders other than Clifton MHC after a conversion transaction also would be increased by any purchases by stockholders other than Clifton MHC in the stock offering conducted as part of the conversion transaction.

Federal Securities Laws

         Clifton Savings Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the reorganization. Upon completion of the reorganization, Clifton Savings Bancorp common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Clifton Savings Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

         The registration under the Securities Act of 1933 of shares of common stock to be issued in the reorganization does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Clifton Savings Bancorp may be resold without registration. Shares purchased by an affiliate of Clifton Savings Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Clifton Savings Bancorp meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Clifton Savings Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Clifton Savings Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Clifton Savings Bancorp may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

         On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002, which implemented legislative reforms intended to address corporate and accounting fraud. The Sarbanes-Oxley Act places certain restrictions on the scope of services that may be provided by accounting firms to their public company audit clients and any non-audit services being provided to a public company audit client will require preapproval by the company's audit committee. In addition, the Sarbanes-Oxley Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement.

         Under the Sarbanes-Oxley Act, bonuses issued to top executives prior to restatement of a company's financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan "blackout" periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. The legislation accelerates the time frame for disclosures by public companies and changes in ownership in a company's securities by directors and executive officers.

         The Sarbanes-Oxley Act also increases the oversight of, and codifies certain requirements relating to audit committees of public companies and how they interact with the company's "registered public accounting firm." Among other requirements, companies must disclose whether at least one member of the committee is a "financial expert" (as such term is defined by the Securities and Exchange Commission) and if not, why not.

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         Although we anticipate that we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, management does not expect that such compliance will have a material impact on our results of operations or financial condition.

Privacy Requirements of the GLBA

         The Gramm-Leach-Bliley Act of 1999, provided for sweeping financial modernization for commercial banks, savings banks, securities firms, insurance companies, and other financial institutions operating in the United States. Among other provisions, the Gramm-Leach-Bliley Act places limitations on the sharing of consumer financial information with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution's privacy policy and provide such customers the opportunity to "opt out" of the sharing of personal financial information with unaffiliated third parties.

Anti-Money Laundering

         On October 26, 2001, in response to the events of September 11, 2001, the President of the United States signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the "USA PATRIOT Act"). The USA PATRIOT ACT significantly expands the responsibilities of financial institutions, including savings and loan associations, in preventing the use of the U.S. financial system to fund terrorist activities. Title III of the USA PATRIOT ACT provides for a significant overhaul of the U.S. anti-money laundering regime. Among other provisions, it requires financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations.

Other Regulations

         Interest and other charges collected or contracted for by Clifton Savings are subject to state usury laws and federal laws concerning interest rates. Clifton Savings' loan operations are also subject to federal laws applicable to credit transactions, such as the:

         o Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

         o Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

         o Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

         o Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

         o Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

         o rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

         The deposit operations of Clifton Savings also are subject to the:

         o Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

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         o        Electronic Funds Transfer Act and Regulation E promulgated thereunder, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

                           Federal and State Taxation

Federal Income Taxation

         General. We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Our federal income tax returns have been either audited or closed under the statute of limitations through tax year 1995. For its 2003 year, Clifton Savings' maximum federal income tax rate was 34%.

         Bad Debt Reserves. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $6.4 million of our accumulated bad debt reserves would not be recaptured into taxable income unless Clifton Savings makes a "non-dividend distribution" to Clifton Savings as described below.

         Distributions. If Clifton Savings makes "non-dividend distributions" to Clifton Savings Bancorp, the distributions will be considered to have been made from Clifton Savings' unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the "non-dividend distributions," and then from Clifton Savings' supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Clifton Savings' taxable income. Non-dividend distributions include distributions in excess of Clifton Savings' current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Clifton Savings' current or accumulated earnings and profits will not be so included in Clifton Savings' taxable income.

         The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Clifton Savings makes a non-dividend distribution to Clifton Savings Bancorp, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Clifton Savings does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation


         New Jersey Taxation. Clifton Savings is subject to New Jersey's Corporation Business Tax at the rate of 9% on its taxable income, before net operating loss deductions and special deductions for federal income tax purposes. Clifton Savings Bancorp and Clifton MHC will be required to file New Jersey income tax returns because they will be doing business in New Jersey. For this purpose, "taxable income" generally means federal taxable income subject to certain adjustments (including addition of interest income on state and municipal obligations).

                      The Reorganization and Stock Offering

         The Board of Directors of Clifton Savings has approved the plan of reorganization. The plan of reorganization also must be approved by the members of Clifton Savings. A special meeting of members has

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been called for this purpose. The Office of Thrift Supervision and the New
Jersey Department of Banking and Insurance also have conditionally approved the plan of reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of reorganization by either agency.

General

         On November 12, 2003, and as amended and restated on December 10, 2003, the Board of Directors of Clifton Savings unanimously adopted the plan of reorganization and stock issuance, pursuant to which Clifton Savings will reorganize into a two-tiered mutual holding company. This structure is called a two-tier structure because it will have two levels of holding companies. After the reorganization, Clifton Savings Bancorp will be the mid-tier stock holding company and Clifton MHC will be the top-tier mutual holding company. Under the terms of the plan of reorganization, Clifton Savings Bancorp will own all of the stock of Clifton Savings and Clifton MHC will own at least a majority of Clifton Savings Bancorp.

         The reorganization also includes the offering by Clifton Savings Bancorp of up to 45% of its common stock to qualifying depositors and borrowers of Clifton Savings in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The completion of the offering depends on market conditions and other factors beyond our control. We can give no assurance as to the length of time that will be required to complete the sale of the common stock. If we experience delays, significant changes may occur in the appraisal of Clifton Savings Bancorp and Clifton Savings as reorganized, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by Clifton Savings Bancorp from the sale of the common stock. If the reorganization is terminated, Clifton Savings would be required to charge all reorganization expenses against current income.


         The Office of Thrift Supervision and the New Jersey Department of Banking and Insurance approved our plan of reorganization, subject to, among other things, approval of the plan of reorganization by Clifton Savings' members. The special meeting of Clifton Savings' members has been called for this purpose on ___________________, 2004.


         The following is a brief summary of the pertinent aspects of the reorganization. A copy of the plan of reorganization is available from Clifton Savings upon request and is available for inspection at the offices of Clifton Savings and at the Office of Thrift Supervision. The plan of reorganization is also filed as an exhibit to the registration statement that Clifton Savings Bancorp has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

Reasons for the Reorganization

         After considering the advantages and disadvantages of the reorganization, the Board of Directors of Clifton Savings unanimously approved the reorganization as being in the best interests of Clifton Savings and its members. The Boards of Directors concluded that the reorganization offers a number of advantages that will be important to the future growth and performance of Clifton Savings.

         The reorganization will result in the raising of additional capital for Clifton Savings Bancorp and Clifton Savings, which will support Clifton Savings' future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets. As a mutual holding company with a mid-tier stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual structure, by its nature, limits any ability to offer any common stock as consideration in a merger or acquisition. Our new mutual holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two. Since we will not be offering all of our common stock for sale in the offering, the reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. Therefore, the reorganization permits Clifton Savings to control the amount of capital being raised to enable Clifton Savings to deploy more prudently the proceeds of the offering, while at the same time enabling Clifton Savings to continue to grow its lending and investment activities. The reorganization, however, also will allow us to raise additional capital in the future because a majority of our common stock will be available for sale in the event of a conversion of Clifton MHC to stock form.

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         The reorganization will afford our officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The reorganization also will provide our customers and local community members with an opportunity to acquire our stock.

         The disadvantages of the reorganization considered by Clifton Savings' Board of Directors are the additional expense and effort of operating as a public company listed on the Nasdaq Stock Market, the inability of stockholders other than Clifton MHC to obtain majority ownership of Clifton Savings Bancorp and Clifton Savings, which may result in the perpetuation of our management and board of directors, and that new form of corporate ownership and regulatory policies relating to the mutual holding company structure may be adopted from time to time which may have an adverse impact on stockholders other than Clifton MHC. A majority of our voting stock will be owned by Clifton MHC, which will be controlled by its board of directors. While this structure will permit management to focus on our long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate our existing management and directors. Clifton MHC will be able to elect all the members of Clifton Savings Bancorp's board of directors, and will be able to control the outcome of most matters presented to our stockholders for resolution by vote. The matters as to which stockholders other than Clifton MHC will be able to exercise voting control are limited and include any proposal to implement a stock-based incentive plan. No assurance can be given that Clifton MHC will not take action adverse to the interests of stockholders, other than the mutual holding company. For example, Clifton MHC could prevent the sale of control of Clifton Savings Bancorp, or defeat a candidate for the board of directors of Clifton Savings Bancorp or other proposals put forth by stockholders. The reorganization does not preclude the conversion of Clifton MHC from the mutual to stock form of organization in the future. No assurance can be given when, if ever, Clifton MHC will convert to stock form or what conditions the Office of Thrift Supervision or other regulatory agencies may impose on such a transaction. See "Risk Factors" and "Summary- Possible Conversion of Clifton MHC to Stock Form."

         The Board of Directors determined that the advantages of the reorganization outweighed the disadvantages.

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Description of the Plan of Reorganization

         Following receipt of all required regulatory approvals and approval of the plan of reorganization by Clifton Savings' members, the reorganization will be effected as follows or in any other manner approved by the Office of Thrift Supervision and the New Jersey Department of Banking and Insurance that is consistent with the purposes of the plan of reorganization and applicable laws and regulations:

         o Clifton Savings will organize an interim federal savings bank ("Interim One") as a wholly owned subsidiary;

         o Interim One will organize Clifton Savings Bancorp as a wholly owned subsidiary;

         o Interim One will then organize an interim federal savings bank ("Interim Two") as a wholly owned subsidiary;

         o Clifton Savings will convert its certificate of incorporation to a New Jersey stock savings and loan association certificate of incorporation and Interim One will exchange its charter for a federal mutual holding company charter to become Clifton MHC;

         o sequentially with step 4, Interim Two will merge with and into Clifton Savings with Clifton Savings in stock form surviving as a subsidiary of Clifton MHC;

         o former members of Clifton Savings will become members of Clifton MHC; and

         o Clifton MHC will contribute 100% of the issued common stock of Clifton Savings to Clifton Savings Bancorp.

         Concurrently with the reorganization, Clifton Savings Bancorp will sell up to 45% of its common stock representing up to 45% of the pro forma market value of Clifton Savings on a fully converted basis. Clifton Savings intends to capitalize Clifton MHC with $100,000.

         As a result of the reorganization, Clifton Savings will be organized in stock form and will be wholly owned by Clifton Savings Bancorp. The legal existence of Clifton Savings will not terminate as a result of the reorganization. Instead, Clifton Savings in stock form will be a continuation of Clifton Savings in mutual form. All property of Clifton Savings, including its right, title and interest in all property of any kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to Clifton Savings, or which would inure to Clifton Savings immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in Clifton Savings in stock form. Clifton Savings in stock form will have, hold and enjoy the same in its right and fully and to the same extent as the same was possessed, held and enjoyed by Clifton Savings in the mutual form. Clifton Savings in stock form will continue to have, succeed to and be responsible for all the rights, liabilities and obligations of Clifton Savings in the mutual form and will maintain its headquarters and operations at Clifton Savings' present locations.

Effects of Reorganization on Deposits, Borrowers and Members

         Continuity. While the reorganization is being accomplished, the normal business of Clifton Savings will continue without interruption, including being regulated by the Office of Thrift Supervision, the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation. After reorganization, Clifton Savings will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The directors of Clifton Savings at the time of reorganization will serve as directors of Clifton Savings after the reorganization. The Board of Directors of Clifton Savings Bancorp and Clifton MHC will be composed solely of individuals who serve on the Board of Directors of Clifton Savings. All officers of Clifton Savings at the time of reorganization will retain their positions after the reorganization.

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         Deposit Accounts and Loans. The reorganization will not affect any deposit accounts or borrower relationships with Clifton Savings. All deposit accounts in Clifton Savings after the reorganization will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the reorganization. The reorganization will not change the interest rate or the maturity of deposits at Clifton Savings.

         After the reorganization, each depositor of Clifton Savings will have both a deposit account in Clifton Savings and a pro rata ownership interest in the equity of Clifton MHC based upon the balance in the depositor's account. This ownership interest is tied to the depositor's account, has no tangible market value separate from the deposit account and may only be realized in the event of a liquidation of Clifton MHC. Any depositor who opens a deposit account obtains a pro rata ownership interest in the equity of Clifton MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives the balance in the account but receives nothing for his or her ownership interest in the equity of Clifton MHC, which is lost to the extent that the balance in the account is reduced. Consequently, depositors of Clifton MHC have no way to realize the value of their ownership interest in Clifton MHC, except in the unlikely event that Clifton MHC is liquidated.

         After the reorganization, all loans of Clifton Savings will retain the same status that they had prior to the reorganization. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the reorganization.

         Effect on Voting Rights of Members. After the reorganization, direction of Clifton Savings will continue to be under the control of its board of directors. Clifton Savings Bancorp, as the holder of all of the outstanding common stock of Clifton Savings, will have exclusive voting rights with respect to any matters concerning Clifton Savings requiring stockholder approval, including the election of directors.

         After the reorganization, stockholders of Clifton Savings Bancorp will have exclusive voting rights with respect to any matters concerning Clifton Savings Bancorp requiring stockholder approval. By virtue of its ownership of a majority of the outstanding shares of common stock of Clifton Savings Bancorp, Clifton MHC will be able to control the outcome of most matters presented to the stockholders for resolution by vote.

         As a federally chartered mutual holding company, Clifton MHC will have no authorized capital stock and, thus, no stockholders. Holders of deposit accounts of Clifton Savings will become members of Clifton MHC, as will borrowers of Clifton Savings who were borrower members of Clifton Savings at the time of the reorganization. Such persons will be entitled to vote on all questions requiring action by the members of Clifton MHC, including the election of directors of Clifton MHC. In addition, all persons who become depositors of Clifton Savings following the reorganization will have membership rights with respect to Clifton MHC. Borrowers will not receive membership rights in connection with any new borrowings made after the reorganization.

         Effect on Liquidation Rights. In the unlikely event of a complete liquidation of Clifton Savings prior to the completion of the reorganization, each depositor would receive a pro rata share of any assets of Clifton Savings remaining after payment of expenses and satisfaction of claims of all creditors. Each depositor's pro rata share of such liquidating distribution would be in the same proportion as the value of such depositor's deposit account was to the total value of all deposit accounts in Clifton Savings at the time of liquidation.

         Upon a complete liquidation of Clifton Savings after the reorganization, each depositor would have a claim as a creditor of the same general priority as the claims of all other general creditors of Clifton Savings. However, except as described below, a depositor's claim would be solely for the amount of the balance in such depositor's deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of Clifton Savings above that amount. Instead, the holder of Clifton Savings' common stock (i.e., Clifton Savings Bancorp) would be entitled to any assets remaining upon a liquidation of Clifton Savings.

         Upon a complete liquidation of Clifton Savings Bancorp, the stockholders of Clifton Savings Bancorp, including Clifton MHC, would be entitled to receive the remaining assets of Clifton Savings Bancorp, following payment of all debts, liabilities and claims of greater priority of or against Clifton Savings Bancorp.

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

         If liquidation of Clifton MHC occurs following completion of the reorganization, all depositors of Clifton Savings at that time will be entitled, pro rata to the value of their deposit accounts, to a distribution of any assets of Clifton MHC remaining after payment of all debts and claims of creditors.

         There are no plans to liquidate Clifton Savings, Clifton Savings Bancorp or Clifton MHC in the future.

Material Income Tax Consequences

         Although the reorganization may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of reorganization and applicable law, regulations and policies, it is intended that the reorganization will be effected through a merger. Completion of the reorganization is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to New Jersey tax laws, that no gain or loss will be recognized by Clifton Savings, Clifton Savings Bancorp or Clifton MHC as a result of the reorganization or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Clifton Savings, Clifton Savings Bancorp and Clifton MHC and persons receiving subscription rights.

         Muldoon Murphy & Faucette LLP has issued an opinion to Clifton Savings that, for federal income tax purposes:

         o the reorganization will constitute a reorganization under Internal Revenue Code section 368(a)(1)(F), and Clifton Savings (in either its mutual form (the "Mutual Bank") or its stock form (the "Stock Bank") will recognize no gain or loss as a result of the reorganization;

         o the basis of each asset of the Mutual Bank received by the Stock Bank in the reorganization will be the same as the Mutual Bank's basis for such asset immediately prior to the reorganization;

         o the holding period of each asset of the Mutual Bank received by the Stock Bank in the reorganization will include the period during which such asset was held by the Mutual Bank prior to the reorganization;

         o for purposes of Internal Revenue Code section 381(b), the Stock Bank will be treated as if there had been no reorganization and, accordingly, the taxable year of the Mutual Bank will not end on the effective date of the reorganization and the tax attributes of the Mutual Bank (subject to application of Internal Revenue Code sections 381, 382, and 384) will be taken into account by the Stock Bank as if the reorganization had not occurred;

         o the Mutual Bank's members will recognize no gain or loss upon their constructive receipt of shares of the Stock Bank common stock solely in exchange for their mutual ownership interest in the Mutual Bank;

         o no gain or loss will be recognized by members of the Mutual Bank upon the issuance to them of deposits in the Stock Bank in the same dollar amount as their deposits in the Mutual Bank;

         o with respect to the members of the Mutual Bank's exchange of the stock of the Stock Bank constructively received for the mutual ownership interests in Clifton MHC, the exchange will qualify as an exchange of property for stock under Internal Revenue Code section 351, the initial stockholders of the Stock Bank will recognize no gain or loss upon the constructive transfer to Clifton MHC of the shares of the Stock Bank they constructively received and Clifton MHC will recognize no gain or loss upon its receipt of the common stock of the Stock Bank in exchange for mutual ownership interests in the Mutual Bank;

         o with respect to Clifton MHC's transfer of 100% of the common stock of the Stock Bank to Clifton Savings Bancorp, Clifton Savings Bancorp will recognize no gain or loss upon its transfer of 100% of the common stock of the Stock Bank from Clifton MHC and Clifton MHC will recognize no gain or loss upon its transfer of 100% of the common stock of the Stock Bank from Clifton MHC to Clifton Savings Bancorp;

         o it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of Clifton Savings Bancorp to be issued to eligible account holders, supplemental eligible account holders and other members is zero and, accordingly, that no income will be realized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

         o it is more likely than not that the tax basis to the holders of shares of common stock purchased in the reorganization pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the reorganization; and

         o the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

         The opinions set forth in the 9th and 10th bullet points above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase Clifton Savings Bancorp common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

         Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

         Clifton Savings has also received an opinion from Radics & Co., LLC, Pine Brook, New Jersey, that, assuming the reorganization does not result in any federal income tax liability to Clifton Savings, its account holders, or Clifton Savings Bancorp, implementation of the plan of reorganization will not result in any New Jersey income tax liability to those entities or persons.

         The opinions of Muldoon Murphy & Faucette LLP and Radics & Co., LLC, are filed as exhibits to the registration statement that Clifton Savings Bancorp has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

Subscription Offering and Subscription Rights

         Under the plan of reorganization, we have granted rights to subscribe for Clifton Savings Bancorp common stock to the following persons in the following order of priority:

         o Persons with deposits in Clifton Savings with balances aggregating $50 or more ("qualifying deposits") as of March 31, 2002 ("eligible account holders"). For this purpose, deposit accounts include all savings, time, and demand accounts.

         o Our tax-qualified benefit plans, including our employee stock ownership plan.

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

         o Persons with qualifying deposits in Clifton Savings as of December 31, 2003 ("supplemental eligible account holders").

         o Persons with less than $50.00 on deposit in Clifton Savings as of, and borrowers of Clifton Savings who had loans outstanding on, March 31, 2002 ("other members").

         The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of reorganization. See "--Limitations on Purchases of Shares." All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account.

         Category 1: Eligible Account Holders. Subject to the 1% purchase limitation as described below under "--Limitations on Purchases of Shares," each eligible account holder has the right to subscribe for up to the greater of:

         o        $500,000 of common stock (which equals 50,000 shares);

         o one-tenth of 1% of the total offering of common stock to persons other than Clifton MHC; or

         o 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

         If there are not sufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of Clifton Savings or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Clifton Savings in the one year period preceding March 31, 2002.

         To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at March 31, 2002. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.


         We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.


         Category 2: Tax-Qualified Employee Benefit Plans. Our tax-qualified employee benefit plans have the right to purchase up to 10% of the shares of common stock issued in the reorganization to persons other than Clifton MHC, which totals 4.5% of the common stock issued in the reorganization, including shares issued to Clifton MHC. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 3.60% of the shares of common stock issued in the reorganization, including shares issued to Clifton MHC. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by the officers and directors of Clifton Savings, for the purpose of applying the purchase limitations in the plan of reorganization. If Clifton Savings Bancorp increases the number of shares offered in the reorganization above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 8% of the common stock issued in the reorganization to persons other than Clifton MHC. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from Clifton Savings Bancorp with the approval of the Office of Thrift Supervision.

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

         Category 3: Supplemental Eligible Account Holders. Subject to the 1% purchase limitation as described below under "--Limitations on Purchases of Shares," each supplemental eligible account holder has the right to subscribe for up to the greater of:

         o        $500,000 of common stock (which equals 50,000 shares);

         o one-tenth of 1% of the total offering of common stock to persons other than Clifton MHC; or

         o 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

         If eligible account holders and Clifton Savings' employee stock ownership plan subscribe for all of the shares being sold by Clifton Savings Bancorp, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are not sufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.


         To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at December 31, 2003. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.


         Category 4: Other Members. Each other member of Clifton Savings has the right to purchase up to the greater of $500,000 of common stock (which equals 50,000 shares) or one-tenth of 1% of the total offering of common stock to persons other than Clifton MHC. If eligible account holders, Clifton Savings' employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold by Clifton Savings Bancorp, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members in the proportion that each other member's subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.


         To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts in which such other member had an ownership interest at March 31, 2002 or each loan from Clifton Savings that was outstanding on March 31, 2002. Failure to list an account or loan, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

         Expiration Date for the Subscription Offering. The subscription offering and all subscription rights under the plan of reorganization is expected to terminate at 12:00 Noon, Eastern time, on [DATE 1]. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights, however all subscription rights will expire on the expiration date, as extended, whether or not we have been able to locate each person entitled to subscription rights. We may extend the termination date without notice to you until [DATE 2], unless the Office of Thrift Supervision approves a later date, which will not be beyond [DATE 3].


         Office of Thrift Supervision regulations require that we complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at Clifton Savings' passbook rate and all withdrawal authorizations will be canceled unless we receive approval of the Office of Thrift Supervision to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to modify or rescind their purchase orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days, and all extensions in the aggregate may not last beyond [DATE 3].


         Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of reorganization reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state's securities laws would be impracticable for reasons of cost or otherwise.

         Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of reorganization or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or shares of common stock prior to the completion of the reorganization.

         If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Community Offering

         To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may offer shares pursuant to the plan of reorganization in a community offering to the following persons in the following order of priority:

         o Natural persons and trusts of natural persons who are residents of Bergen, Essex, and Passaic County, New Jersey; and

         o        Other persons to whom Clifton Savings delivers a prospectus.

         We will consider persons residing in one of the specified counties if they occupy a dwelling in the county and establish an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident. In all cases, the determination of residence status will be made by us in our sole discretion.


         Purchasers in the community offering are eligible to purchase up to $500,000 of common stock (which equals 50,000 shares). If not enough shares are available to fill orders in the community offering, the available shares will be allocated first to each subscriber whose order we accept in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such subscriber, if possible. After that, unallocated shares will be allocated among such subscribers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers.

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

         The community offering, if held, may commence concurrently with or subsequent to the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by us, with approval of the Office of Thrift Supervision. If we receive regulatory approval of an extension of time, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest.

         The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering

         The plan of reorganization provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Keefe, Bruyette & Woods, Inc. acting as our agent. Alternatively, we may sell any remaining shares in an underwritten public offering. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in the syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering. The syndicated community offering will terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See "--Community Offering" above for a discussion of rights of subscribers in the event an extension is granted.

         The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

         Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. Purchasers in the syndicated community offering are eligible to purchase up to $500,000 of common stock (which equals 50,000 shares). See "--How We Determined the Offering Range and the $10.00 Purchase Price."

         If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of reorganization and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, the plan of reorganization will terminate.

Marketing Arrangements

         We have retained Keefe, Bruyette & Woods, Inc. to consult with and advise and assist us, on a best efforts basis, in the distribution of shares in the offering. Keefe, Bruyette & Woods, Inc. is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Keefe, Bruyette & Woods, Inc. will assist us in the reorganization by acting as marketing advisor with respect to the subscription offering and will represent us as placement agent on a best efforts basis in the sale of the common stock in the community offering if one is held. The services that Keefe, Bruyette & Woods, Inc. will provide include, but are not limited to:

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

         o training our employees who will perform ministerial functions in the subscription offering and community offering regarding the mechanics and regulatory requirements of the stock offering process;

         o managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders;

         o        preparing marketing materials; and


         o assisting in the solicitation of proxies from Clifton Savings' members for use at the special meeting (Keefe, Bruyette & Woods, Inc. may hire a seperate proxy solicitor to assist in the solicitation of proxies).


         Keefe, Bruyette & Woods, Inc. will receive (1) a management fee of $50,000 and (2) a success fee of 1.35% of the aggregate dollar amount of the common stock sold in the subscription and community offerings to persons other than the employee stock ownership plan and directors, officers and employees of Clifton Savings or their immediate families. The management fee will be credited against the success fee. We will pay Keefe, Bruyette & Woods, Inc. a success fee upon completion of the reorganization. We will reimburse Keefe, Bruyette & Woods, Inc. for its out of pocket expenses and legal fees and expenses.

         Keefe, Bruyette & Woods, Inc. has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the stock to be sold. Keefe, Bruyette & Woods, Inc. expresses no opinion as to the prices at which common stock to be issued may trade. Keefe, Bruyette & Woods, Inc. and selected dealers participating in the syndicated community offering may receive a commission in the syndicated community offering in a maximum amount to be agreed upon by us to reflect market requirements at the time of the allocation of shares in the syndicated community offering.

         We have also agreed to indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933 and the performance of Keefe, Bruyette & Woods, Inc. of its services in connection with the reorganization.

Description of Sales Activities

         Clifton Savings Bancorp will offer the common stock in the subscription offering and community offering principally by the distribution of this prospectus and through activities conducted at our stock information center. The stock information center is expected to operate during normal business hours throughout the subscription offering and community offering. It is expected that at any particular time one or more Keefe, Bruyette & Woods, Inc. employees will be working at the stock information center. Employees of Keefe, Bruyette & Woods, Inc. will be responsible for mailing materials relating to the offering, responding to questions regarding the reorganization and the offering and processing stock orders.

         Sales of common stock will be made by registered representatives affiliated with Keefe, Bruyette & Woods, Inc. or by the selected dealers managed by Keefe, Bruyette & Woods, Inc. Our officers and employees may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Our officers may answer questions regarding our business when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. Our officers and employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.


         None of our officers, directors or employees will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the reorganization.

         None of our personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Our personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.

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Rule 3a4-1 generally provides that an "associated person of an issuer" of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection with the offering at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Community Offerings


         Use of Order Forms. To purchase shares in the subscription offering, you must submit a properly completed and executed order form to Clifton Savings by 12:00 Noon, Eastern time, on [DATE 1]. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with Clifton Savings. In order to purchase shares in the community offering, you must submit a properly completed and executed order form to Clifton Savings, accompanied by the required payment for each share subscribed for, before the community offering terminates, which may be on, or at any time after, the end of the subscription offering. Our interpretation of the terms and conditions of the plan of reorganization and of the acceptability of the order forms will be final.


         In order to ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date.

         We need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. In addition, we are not obligated to accept orders submitted on photocopied or facsimilied stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so. Under the plan of reorganization, our interpretation of the terms and conditions of the plan of reorganization and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the reorganization has not been completed within 45 days after the end of the subscription offering, unless extended.

         The reverse side of the order form contains a regulatorily mandated certification form. We will not accept order forms on which the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

         To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering, as required by Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

         Payment for Shares. Payment for subscriptions may be made by cash, check or money order, or by authorization of withdrawal from deposit accounts maintained with Clifton Savings. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Interest will be paid on payments made by cash, check or money order at our passbook rate from the date payment is received at the stock information center until the completion or termination of the reorganization. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the reorganization, unless the certificate matures after the date of receipt of the order form but before closing, in which case funds will earn interest at the passbook rate from the date of maturity until the reorganization is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or

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

termination of the reorganization. When the reorganization is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the reorganization cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the reorganization is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

         If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the effective date of reorganization, though the account must contain the full amount necessary for payment at the time the subscription order is received. We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at our passbook rate.

         The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the reorganization; provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or Clifton Savings Bancorp to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

         Individual retirement accounts (IRAs) maintained in Clifton Savings do not permit investment in the common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since we do not offer those accounts, we will allow a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase Clifton Savings Bancorp's common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self- directed account in the same manner as Clifton Savings now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an IRA at Clifton Savings to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRAs.

How We Determined the Offering Range and the $10.00 Purchase Price

         Federal regulations require that the aggregate purchase price of the securities sold in connection with the reorganization be based upon an estimated pro forma value of Clifton Savings Bancorp and Clifton Savings on a fully converted basis (i.e., taking into account the expected receipt of proceeds from the sale of securities in the reorganization), as determined by an independent appraisal. We have retained FinPro, Inc., which is experienced in the evaluation and appraisal of business entities, to prepare the independent appraisal and to assist us in preparing a business plan. FinPro will receive fees totaling $56,500 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. We have agreed to indemnify FinPro under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the reorganization.

         FinPro prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, FinPro undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, FinPro reviewed Clifton Savings' reorganization and stock issuance applications as filed with the Office of Thrift Supervision and the New Jersey Department of Banking and Insurance and Clifton Savings Bancorp's registration statement as filed with the Securities and Exchange Commission. Furthermore, FinPro visited our facilities and had discussions with our management. FinPro did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on FinPro in connection with its appraisal.

         In connection with its appraisal, FinPro reviewed the following factors, among others:

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         o        the economic make-up of our primary market area;

         o our financial performance and condition in relation to publicly traded subsidiaries of mutual holding companies that FinPro deemed comparable to Clifton Savings;

         o the specific terms of the offering of Clifton Savings Bancorp's common stock;

         o the pro forma impact of the additional capital raised in the reorganization;

         o        our proposed dividend policy;

         o        conditions of securities markets in general; and

         o        the market for thrift institution common stock in particular.

         Consistent with Office of Thrift Supervision appraisal guidelines, FinPro's analysis utilized three selected valuation procedures, the price/tangible book method, the price/core earnings method, and price/assets method, all of which are described in its report. FinPro placed the greatest emphasis on the price/core earnings and price/tangible book methods in estimating pro forma market value. FinPro compared the pro forma price/tangible book and price/core earnings ratios for Clifton Savings Bancorp to the same ratios for a peer group of comparable companies. The peer group consisted of eight publicly traded subsidiaries of mutual holding companies based in the Northeast United States. The peer group included companies with:

         o        median assets of $401 million;

         o        median non-performing assets of 0.23% of total assets;

         o        median loans of 56.32% of total assets;

         o        median equity of 11.31% of total assets; and

         o        median net income of 0.59% of average assets.

         On the basis of the analysis in its report, FinPro has advised us that, in its opinion, as of November 28, 2003, as updated December 29, 2003, the estimated pro forma market value of Clifton Savings Bancorp and Clifton Savings, on a fully converted basis was within the valuation range of $196,226,090 and $265,482,350 with a midpoint of $230,854,220 and that the estimated pro forma market value of Clifton Savings Bancorp and Clifton Savings shares held by persons other than Clifton MHC, was within the valuation range of $88,301,740 to $119,467,060 with a midpoint of $103,884,400. As a result, we established the offering range of $88,301,740 to $119,467,060, with a midpoint of $103,884,400.
Our Board of Directors reviewed FinPro's appraisal report, including the methodology and the assumptions used by FinPro, and determined that the offering range was reasonable and adequate. Assuming that the shares are sold at $10.00 per share in the reorganization, the estimated number of shares issued in the reorganization would be between 19,622,609 and 26,548,235, with a midpoint of 23,085,422 and the estimated number of shares issued to persons other than Clifton MHC would be between 8,830,174 and 11,946,706 with a midpoint of 10,388,440. The purchase price of $10.00 was determined by discussion among us and Keefe, Bruyette & Woods, Inc., taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the reorganization.


         Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by Clifton Savings Bancorp at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions. FinPro's appraisal report is filed as an exhibit to the registration statement that Clifton Savings Bancorp has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

         If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, FinPro, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering.

         No shares will be sold unless FinPro confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, the offering may be canceled, a new offering range and price per share set and new subscription, community and syndicated community offerings held. Under those circumstances, subscribers would have the right to confirm, modify or cancel their subscriptions within a specified period of time or else their subscription would be cancelled. If the offering is terminated all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced.


         Depending on market and financial conditions, the number of shares sold to persons other than Clifton MHC may be more than 13,738,712 shares or less than 8,830,174 shares. If the total amount of shares sold to persons other than Clifton MHC is less than 8,830,174 or more than 13,738,712 (15% above the maximum of the offering range), for aggregate gross proceeds of less than $88,301,740 or more than $137,387,120, subscription funds will be returned promptly with interest to each subscriber unless he or she indicates otherwise. If FinPro establishes a new valuation range, it must be approved by the Office of Thrift Supervision.


         In formulating its appraisal, FinPro relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. FinPro also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While FinPro believes this information to be reliable, FinPro does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the plan of reorganization or of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the reorganization will be able to sell shares after the reorganization at prices at or above the purchase price.

         Copies of the appraisal report of FinPro, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Clifton Savings and the other locations specified under "Where You Can Find More Information."

Limitations on Purchases of Shares

         The plan of reorganization imposes limitations upon the purchase of common stock by eligible subscribers and others in the reorganization. In addition to the purchase limitations described above under "--Subscription Offering and Subscription Rights," "--Community Offering" and "--Syndicated Community Offering," the plan of reorganization provides for the following purchase limitations:

o The aggregate amount of outstanding common stock of Clifton Savings Bancorp owned or controlled by persons other than Clifton MHC at the close of the offering shall be less than 50% of Clifton Savings Bancorp's total outstanding common stock.


o Except for our tax-qualified employee benefit plans which may purchase up to 10% of the common stock sold in the offering to persons other than Clifton MHC, no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than 1% of the common stock sold in the offering to persons other than Clifton MHC (which equals 103,884 shares at the midpoint of the offering), subject to increase as described below.


o Our directors and executive officers, together with their associates, may purchase in the aggregate up to 25% of the common stock sold in the offering to persons other than Clifton MHC.

o        Each subscriber must subscribe for a minimum of 25 shares.

o The aggregate amount of Clifton Savings Bancorp common stock acquired in the offering, plus all prior issuances by the Clifton Savings Bancorp, by any non-tax-qualified employee plan or any management person and his or her associates, exclusive of any shares of Clifton Savings Bancorp common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the outstanding shares of Clifton Savings Bancorp common stock at the conclusion of the offering.

o The aggregate amount of Clifton Savings Bancorp common stock or preferred stock acquired in the offering, plus all prior issuances by the Clifton Savings Bancorp, by any non-tax-qualified employee plan or any management person and his or her associates, exclusive of any Clifton Savings Bancorp common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the stockholders' equity of the Clifton Savings Bancorp at the conclusion of the offering.

o The aggregate amount of Clifton Savings Bancorp common stock acquired in the offering, plus all prior issuances by the Clifton Savings Bancorp, by any one or more tax-qualified employee plans, exclusive of any shares of Clifton Savings Bancorp common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of Clifton Savings Bancorp common stock at the conclusion of the offering.

o The aggregate amount of Clifton Savings Bancorp common stock or preferred stock acquired in the offering, plus all prior issuances by the Clifton Savings Bancorp, by one or more tax-qualified employee plans, exclusive of any shares of Clifton Savings Bancorp common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the stockholders' equity of the Clifton Savings Bancorp at the conclusion of the offering.

o The aggregate amount of Clifton Savings Bancorp common stock acquired in the offering, plus all prior issuances by the Clifton Savings Bancorp, by all stock benefit plans of the Clifton Savings Bancorp or Clifton Savings, other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock of the Clifton Savings Bancorp held by persons other than Clifton MHC.

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

o The aggregate amount of Clifton Savings Bancorp common stock acquired in the offering, plus all prior issuances by the Clifton Savings Bancorp, by all non-tax-qualified employee plans or management persons and their associates, exclusive of any Clifton Savings Bancorp common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 25% of the outstanding shares of Clifton Savings Bancorp common stock held by persons other than Clifton MHC at the conclusion of the offering.

o The aggregate amount of Clifton Savings Bancorp common stock acquired in the offering, plus all prior issuances by the Clifton Savings Bancorp, by all non-tax-qualified employee plans or management persons and their associates, exclusive of any Clifton Savings Bancorp common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 25% of the stockholders' equity of the Clifton Savings Bancorp held by persons other than Clifton MHC at the conclusion of the offering.

         We may, in our sole discretion, increase the individual or aggregate purchase limitation to up to 5% of the shares of common stock sold in the offering to persons other than Clifton MHC. We do not intend to increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation and the sale of a number of shares in excess of the minimum of the offering range. If we decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give other large subscribers the right to increase their subscriptions.

         The plan of reorganization defines "acting in concert" to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of reorganization, our directors are not deemed to be acting in concert solely by reason of their Board membership.

         The plan of reorganization defines "associate," with respect to a particular person, to mean:

         o any corporation or organization other than Clifton MHC, Clifton Savings Bancorp or Clifton Savings or a majority-owned subsidiary of Clifton MHC, Clifton Savings Bancorp or Clifton Savings of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

         o any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and

         o any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Clifton MHC, Clifton Savings Bancorp or Clifton Savings or any of their subsidiaries.

         For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of reorganization. Directors and officers are not treated as associates of each other solely by virtue of holding such positions.

         We have the sole discretion to determine whether prospective purchasers are "associates" or "acting in concert."

Delivery and Exchange of Certificates

         Certificates representing Clifton Savings Bancorp common stock sold in the offering will be mailed by our transfer agent to the persons whose subscriptions or orders are filled at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the reorganization. Any certificates returned as undeliverable will be held by us until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock may have commenced.

Restrictions on Repurchase of Stock

         Under Office of Thrift Supervision regulations, savings associations and their holding companies may not for a period of one year from the date of an institution's mutual holding company reorganization repurchase any of its common stock from any person, except (1) in an offer made to all of its shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or
(3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of a savings association's or its holding company's minority stockholders' capital stock during the first year following the reorganization. To receive such approval, the savings association must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause the association's regulatory capital to be reduced below the amount required for reorganization the regulatory capital requirements imposed by the Office of Thrift Supervision.

Restrictions on Transfer of Shares After the Reorganization Applicable to Officers, Directors and NASD Members

         Common stock purchased in the reorganization will be freely transferable, except for shares purchased by our directors and executive officers and by NASD members.

         Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the reorganization, except upon the death of the shareholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons after the reorganization will be free of this restriction. Shares of common stock issued to directors and executive officers will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

         Persons affiliated with Clifton Savings, including directors and executive officers, received subscription rights based only on their deposits with Clifton Savings as account holders. While this aspect of the reorganization makes it difficult, if not impossible, for insiders to purchase stock for the explicit purpose of meeting the minimum of the offering, any purchases made by persons affiliated with Clifton Savings for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the reorganization.

         Purchases of outstanding shares of Clifton Savings Bancorp common stock by directors, officers, or any person who becomes an executive officer or director of Clifton Savings after adoption of the plan of reorganization, and their associates, during the three-year period following the reorganization may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Clifton Savings Bancorp's outstanding common stock or to the purchase of stock under stock benefit plans.

         Clifton Savings Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the reorganization. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of Clifton Savings Bancorp may be resold without registration. Shares purchased by an affiliate of Clifton Savings Bancorp will have resale restrictions under Rule 144 of the Securities Act. If Clifton Savings Bancorp meets the current public information requirements of Rule 144, each affiliate of Clifton Savings Bancorp who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Clifton Savings Bancorp or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Clifton Savings Bancorp to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

         Under guidelines of the National Association of Securities Dealers, Inc., members of that organization and their associates face restrictions on the transfer of securities purchased with subscription rights and reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination

         To the extent permitted by law, all interpretations by us of the plan of reorganization will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision or the New Jersey Department of Banking and Insurance. The plan of reorganization provides that, if deemed necessary or desirable, we may substantively amend the plan of reorganization as a result of comments from regulatory authorities or otherwise, without the further approval of Clifton Savings' members.

         Completion of the reorganization requires the sale of all shares of the common stock within 24 months following approval of the plan of reorganization by Clifton Savings' members. If this condition is not satisfied, the plan of reorganization will be terminated and Clifton Savings will continue its business in the mutual form of organization. We may terminate the plan of reorganization at any time.

             Restrictions on Acquisition of Clifton Savings Bancorp
                               and Clifton Savings

General

         Clifton Savings' plan of reorganization provides that Clifton Savings will reorganize from a New Jersey chartered savings and loan association into a mutual holding company structure and includes the adoption of a federal stock charter and bylaws for Clifton Savings Bancorp. Certain provisions in the federal stock charter and bylaws of Clifton Savings Bancorp may have antitakeover effects. In addition, provisions in Clifton Savings' certificate of incorporation and bylaws may also have anti-takeover effects. Finally, regulatory restrictions may make it more difficult for persons or companies to acquire control of Clifton Savings Bancorp and Clifton Savings.

Mutual Holding Company Structure

         Following the reorganization, all of the issued and outstanding common stock of Clifton Savings will be owned by Clifton Savings Bancorp. A majority of the issued and outstanding common stock of Clifton Savings Bancorp will be owned by Clifton MHC. As a result, management of Clifton MHC will be able to exert voting control over Clifton Savings Bancorp and Clifton Savings and will restrict the ability of the minority stockholders of Clifton Savings Bancorp to effect a change of control of management. Clifton MHC, as long as it remains in the mutual form of organization, will control a majority of the voting stock of Clifton Savings Bancorp.

The Stock Charter and Bylaws of Clifton Savings Bancorp

         Although the Board of Directors of Clifton Savings Bancorp is not aware of any effort that might be made to obtain control of Clifton Savings Bancorp after the reorganization, the Board of Directors believes it is appropriate to adopt certain provisions permitted by federal regulations that may have the effect of deterring a future takeover attempt that is not approved by Clifton Savings Bancorp's Board of Directors. The following description of these provisions is only a summary and does not provide all of the information contained in Clifton Savings Bancorp's charter and bylaws. See "Additional Information" as to where to obtain a copy of these documents.


         Limitation on Voting Rights. Clifton Savings Bancorp's charter provides that, for a period of five years from the date of the reorganization, no person, except Clifton MHC or a tax-qualified employee stock benefit plan of Clifton Savings Bancorp, may directly or indirectly acquire the beneficial ownership of more than 10% of any class of an equity security of Clifton Savings Bancorp. In the event shares are acquired in excess of 10%, those shares will be considered "excess shares" and will not be counted as shares entitled to vote.


         Board of Directors.

         Classified Board. The Board of Directors of Clifton Savings Bancorp is divided into three classes, each of which contains approximately one-third of the number of directors. The stockholders elect one class of directors each year for a term of three years. The classified Board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of Clifton Savings Bancorp.

         Filling of Vacancies; Removal. The bylaws provide that any vacancy occurring in the Clifton Savings Bancorp Board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the Board of Directors will serve until the next election of directors. The bylaws of Clifton Savings Bancorp provide that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of a majority of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

         Qualification. The bylaws provide that no person will be eligible to serve on the Board of Directors who has in the past 10 years been subject to a supervisory action by a financial regulatory agency that involved dishonestly or breach of trust or other bad actions, has been convicted of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison, or is currently charged with such a crime, or has been found by a regulatory agent or a court to have breached a fiduciary duty involving personal profit or committed a wilful violation of any law governing banking securities or insurance. These provisions may prevent stockholders from nominating themselves or persons of their choosing for election to the Board of Directors.


         Stockholder Action by Written Consent; Special Meetings of Stockholders. Stockholders of Clifton Savings Bancorp must act only through an annual or special meeting or by unanimous written consent. Clifton Savings Bancorp's charter provides that for a period of five years following the reorganization special meetings of stockholders relating to a change in control of Clifton Savings Bancorp or amendments to its charter may be called only upon direction of the Board of Directors. Subject to this restriction, the bylaws provide that holders of not less than 10% of the outstanding shares of Clifton Savings Bancorp may request the calling of a special meeting. At a special meeting, stockholders may consider only the business specified in the notice of meeting given by Clifton Savings Bancorp. The provisions of Clifton Savings Bancorp's charter and bylaws limiting stockholder action by written consent and calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting, unless a special meeting is called at the request of a majority of the Board of Directors or holders of not less than 10% of the outstanding shares of Clifton Savings Bancorp. These provisions also would prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take stockholder action.

         Advance Notice Provisions for Stockholder Nominations and Proposals. The Clifton Savings Bancorp bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of Clifton Savings Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the Clifton Savings Bancorp Board or by a stockholder who has given appropriate notice to Clifton Savings Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Clifton Savings Bancorp appropriate notice of its intention to bring that business before the meeting. Clifton Savings Bancorp's Secretary must receive notice of the nomination or proposal not less than 30 days prior to the annual meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to Clifton Savings Bancorp concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Clifton Savings Bancorp with certain information concerning the nominee and the proposing stockholder.


         Advance notice of nominations or proposed business by stockholders gives the Clifton Savings Bancorp Board time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the Clifton Savings Bancorp Board, to inform stockholders and make recommendations about those matters.

         Authorized but Unissued Shares of Capital Stock. Following the reorganization, Clifton Savings Bancorp will have authorized but unissued shares of common and preferred stock. Clifton Savings Bancorp's charter authorizes the Board of Directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although such shares of common and preferred stock could be used by the Board of Directors of Clifton Savings Bancorp to render more difficult or to discourage an attempt to obtain control of Clifton Savings Bancorp by means of a merger, tender offer, proxy contest or otherwise, it is anticipated that such uses will be unlikely given that Clifton MHC must always own a majority of the common stock of Clifton Savings Bancorp.

Restrictions in Clifton Savings' Certificate of Incorporation and Bylaws

         Although the Board of Directors of Clifton Savings is not aware of any effort that might be made to obtain control of Clifton Savings after the reorganization, the Board of Directors believes that it is appropriate to adopt provisions permitted by New Jersey law to protect the interests of the converted savings bank and its stockholders from any hostile takeover. These provisions may, indirectly, inhibit a change in control of Clifton Savings Bancorp, as Clifton Savings' sole stockholder.

         Clifton Savings' stockholders will not be permitted to cumulate their votes in the election of directors. Furthermore, Clifton Savings' Bylaws provide for the election of three classes of directors to staggered terms.

         In addition, the stock certificate of incorporation provides for the issuance of shares of preferred stock on terms, including conversion and voting rights, as may be determined by Clifton Savings' Board of Directors without stockholder approval. Although Clifton Savings has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock proposed to be authorized, the Board of Directors believes that the availability of such shares will provide Clifton Savings with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that may arise. If a proposed merger, tender offer or other attempt to gain control of Clifton Savings occurs of which management does not approve, the Board of Directors can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors does not intend to issue any preferred stock except on terms which the Board of Directors deems to be in the best interest of Clifton Savings and its then existing stockholders.

Regulatory Restrictions

         Office of Thrift Supervision Regulations. Regulations issued by the Office of Thrift Supervision provide that for a period of three years following the date of the completion of the reorganization, no person, acting singly or together with associates in a group of persons acting in concert, will directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of Clifton Savings Bancorp without the prior written approval of the Office of Thrift Supervision. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of any equity security of Clifton Savings Bancorp without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% will not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

         Change in Bank Control Act. The acquisition of 10% or more of the common stock outstanding may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association, including a converted savings and loan association such as Clifton Savings, to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

         The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of Clifton Savings Bancorp's voting stock or the power to direct the management or policies of Clifton Savings Bancorp. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of Clifton Savings Bancorp's voting securities if specified "control factors" are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

              Description of Clifton Savings Bancorp Capital Stock

                -------------------------------------------------------
                  The common stock of Clifton Savings Bancorp will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.
                -------------------------------------------------------

General

         Clifton Savings Bancorp is authorized to issue 75,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Each share of Clifton Savings Bancorp's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of reorganization, all stock will be duly authorized, fully paid and nonassessable. Clifton Savings Bancorp will not issue any shares of preferred stock in the reorganization.

Common Stock

         Dividends. Clifton Savings Bancorp can pay dividends if, as and when declared by its Board of Directors. The payment of dividends by Clifton Savings Bancorp is limited by law and applicable regulation. See "Our Dividend Policy." The holders of common stock of Clifton Savings Bancorp will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of Clifton Savings Bancorp out of funds legally available for dividends. If Clifton Savings Bancorp issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. After the reorganization, the holders of common stock of Clifton Savings Bancorp will possess exclusive voting rights in Clifton Savings Bancorp. They will elect Clifton Savings Bancorp's Board of Directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of Clifton Savings Bancorp and Clifton Savings," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Clifton Savings Bancorp issues preferred stock, holders of Clifton Savings Bancorp preferred stock may also possess voting rights.

         Liquidation. If there is any liquidation, dissolution or winding up of Clifton Savings, Clifton Savings Bancorp, as the holder of Clifton Savings' capital stock, would be entitled to receive all of Clifton Savings' assets available for distribution after payment or provision for payment of all debts and liabilities of Clifton Savings, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of Clifton Savings Bancorp, the holders of its common stock would be entitled to receive all of the assets of Clifton Savings Bancorp available for distribution after payment or provision for payment of all its debts and liabilities. If Clifton Savings Bancorp issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the common stock of Clifton Savings Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

         Clifton Savings Bancorp will not issue any preferred stock in the reorganization and it has no current plans to issue any preferred stock after the reorganization. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                          Transfer Agent and Registrar

         The transfer agent and registrar for Clifton Savings Bancorp's common stock will be Registrar and Transfer Company, Cranford, New Jersey.

                            Registration Requirements

         Clifton Savings Bancorp has registered its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the reorganization. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

                             Legal and Tax Opinions

         The legality of the common stock has been passed upon for us by Muldoon Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the reorganization have been opined upon by Muldoon Murphy & Faucette LLP and the state tax consequences of the reorganization have been opined upon by Radics & Co., LLC, Pine Brook, New Jersey. Muldoon Murphy & Faucette LLP and Radics & Co., LLC have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Sidley Austin Brown & Wood LLP.

                                     Experts

         The financial statements of Clifton Savings as of March 31, 2003 and March 31, 2002, and for the three years in the period ending March 31, 2003 are included in this prospectus and in the registration statement in reliance upon the report of Radics & Co., LLC, Pine Brook, New Jersey, independent certified public accountants, included elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         FinPro, Inc. has consented to the summary in this prospectus of its report to Clifton Savings setting forth its opinion as to the estimated pro forma market value of Clifton Savings Bancorp and Clifton Savings, as converted, and to the use of its name and statements with respect to it appearing in this prospectus.

                       Where You Can Find More Information

         Clifton Savings Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the reorganization, including the shares to be issued in exchange for shares of Clifton Savings common stock. The registration statement, including the exhibits, contains additional relevant information about Clifton Savings Bancorp and Clifton Savings Bancorp common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."

         Clifton Savings has filed applications for approval of the mutual holding company reorganization and the stock issuance with the Office of Thrift Supervision, which includes proxy materials for Clifton Savings' special meeting of members and certain other information. This prospectus omits certain information contained in the applications. The applications may be inspected, without charge, at the offices of the Office of Thrift

Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, 10 Exchange Place Center, 18th Floor, Jersey City, New Jersey 07302.

         A copy of the plan of reorganization and Clifton Savings Bancorp's charter and bylaws are available without charge from Clifton Savings.

                          Index to Financial Statements
                          Clifton Savings Bank, S.L.A.



                                                                            Page
                                                                            ----


Management's Responsibility Statement...................................     F-1

Independent Auditors' Report............................................     F-2

Statements of Financial Condition as of September 30, 2003
(unaudited), March 31, 2003 and 2002....................................     F-3

Statements of Income for the Six Months Ended September 30,
2003 and 2002 (unaudited) and the Years Ended March 31,
2003, 2002 and 2001.....................................................     F-4

Statements of Retained Earnings for the Six Months Ended
September 30, 2003 (unaudited) and the Years Ended March 31,
2003, 2002 and 2001.....................................................     F-5

Statements of Cash Flows for the Six Months Ended September 30,
2003 and 2002 (unaudited) and the Years Ended March 31,
2003, 2002 and 2001.....................................................     F-6

Notes to Financial Statements...........................................     F-7


                                      * * *


All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for Clifton Savings Bancorp have not been included in this prospectus because Clifton Savings Bancorp, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                      [CLIFTON SAVINGS BANK, S.L.A. LOGO]

                                    April 29,

                   2003 MANAGEMENT'S RESPONSIBILITY STATEMENT

Management of Clifton Savings Bank, S.L.A. is responsible for the preparation of the financial statements and all other financial information included in this report. The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America applied on consistent basis. All financial information included in the report agrees in all material respects with the financial statements. In preparing the financial statements, management makes informed estimates and judgments with consideration given to materiality, about the expected results of various events and transactions.


Management maintains a system of internal accounting control that includes personnel selection, appropriate division of responsibilities, and formal procedures and policies consistent with high standards of accounting and administrative practice. Consideration has been given to the necessary balance between the costs of systems of internal control and the benefits derived.

Management reviews and modifies its systems of accounting and internal control in light of changes in conditions and operations as well as in response to recommendations from the independent certified public accountants and the internal auditor. Management believes the accounting and internal control systems provide reasonable assurance that assets are safeguarded and financial information is reliable.

The Board of Directors is responsible for determining that management fulfills its responsibilities in the preparation of the financial statements and the control of operations. The Board appoints the independent certified public accounts. The Board meets with management, the independent certified public accountants and the internal auditor to approve the overall scope of audit work and related fee arrangements, and reviews audit reports and findings.


/s/ Christine R. Piano                  /s/ Walter Celuch
-------------------------------------  -------------------------------------
Christine R. Piano, CPA                Walter Celuch
Executive Vice President - CFO         President & Secretary - CEO

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------






To the Board of Directors
Clifton Savings Bank, S.L.A.

We have audited the accompanying statements of financial condition of Clifton Savings Bank, S.L.A. (the "Savings Bank") as of March 31, 2003 and 2002, and the related statements of income, retained earnings and cash flows for each of the years in the three-year period ended March 31, 2003. These financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the second preceding paragraph present fairly, in all material respects, the financial position of the Savings Bank at March 31, 2003 and 2002, and the results of its operations and cash flows for each of the years in the three-year period ended March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ Radics & Co., LLC

Pine Brook, New Jersey
April 29, 2003


                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


                                                                                                 March 31,
                                                                         September 30,  -----------------------------
                                                            Note(s)          2003            2003            2002
                                                        --------------   -------------  -------------   -------------
Assets                                                                   (Unaudited)
------
Cash and due from banks                                                  $  14,918,760  $  11,256,351   $   6,744,364
Interest-bearing deposits in other banks                                    40,110,129     63,994,712      22,533,656
Federal funds sold                                                           1,000,000      1,000,000      25,750,000
                                                                         -------------  -------------   -------------

           Total cash and cash equivalents                1, 2 and 14       56,028,889     76,251,063      55,028,020
                                                                         -------------  -------------   -------------

Securities available for sale:
    Investment                                            1, 3 and 14                -      5,011,200       1,014,060
    Mortgage-backed                                       1, 4 and 14          204,429        264,306         376,899
Securities held to maturity:
    Investment                                            1, 3 and 14      136,868,714    120,862,150     110,255,208
    Mortgage-backed                                       1, 4 and 14      199,790,598    145,223,848     113,868,766
Loans receivable:
    Loans receivable                                        1 and 5        201,302,999    215,159,332     251,960,891
    Allowance for loan losses                               1 and 5           (840,000)      (940,000)       (940,000)
                                                                         -------------  -------------   -------------
       Net loans                                              14           200,462,999    214,219,332     251,020,891
                                                                         -------------  -------------   -------------

Premises and equipment                                      1 and 6          7,754,480      6,536,424       5,177,756
Federal Home Loan Bank of New York stock, at cost             14             3,639,400      3,382,900       3,382,900
Interest receivable                                       1, 7 and 14        2,817,319      3,010,902       3,193,203
Other assets                                             10, 12 and 13       2,543,123      1,292,506         599,407
                                                                         -------------  -------------   -------------

       Total assets                                                      $ 610,109,951  $ 576,054,631   $ 543,917,110
                                                                         =============  =============   =============

Liabilities and retained earnings
---------------------------------

Liabilities
-----------

Deposits                                                  1, 8 and 14    $ 530,371,588  $ 497,495,227   $ 471,317,824
Advance payments by borrower for taxes and insurance                         2,383,497      2,671,468       2,856,487
Other liabilities and accrued expenses                     12 and 13         2,301,109      2,868,312       1,938,533
                                                                         -------------  -------------   -------------

       Total liabilities                                                   535,056,194    503,035,007     476,112,844
                                                                         -------------  -------------   -------------

Commitments and contingencies                               1 and 15                 -              -               -

Retained earnings                                       1, 9, 10, and 16
-----------------

Retained earnings - substantially restricted                                75,045,671     73,001,777      67,781,202
Accumulated other comprehensive income                                           8,086         17,847          23,064
                                                                         -------------  -------------   -------------

       Total retained earnings                                              75,053,757     73,019,624      67,804,266
                                                                         -------------  -------------   -------------

       Total liabilities and retained earnings                           $ 610,109,951  $ 576,054,631   $ 543,917,110
                                                                         =============  =============   =============

See notes to financial statements.

                                                      F - 3


                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


                                                                Six Months Ended
                                                                 September 30,                   Year Ended March 31,
                                                         ---------------------------  ---------------------------------------------
                                               Note(s)        2003           2002         2003             2002           2001
                                            ------------ ------------   ------------  -------------   -------------   -------------
                                            (Unaudited)
Interest income:
  Loans                                       1 and 5    $  6,192,589   $  8,584,182  $  15,951,620   $  16,951,158   $  16,109,534
  Mortgage-backed securities                     1          4,022,794      3,308,661      6,918,176       7,292,993       7,634,635
  Investment securities                          1          2,310,484      2,826,447      5,612,364       5,768,489       6,912,243
  Other interest-earning assets                               281,343        406,394        770,538       1,277,695       1,780,361
                                                         ------------   ------------  -------------   -------------   -------------

     Total interest income                                 12,807,210     15,125,684     29,252,698      31,290,335      32,436,773
                                                         ------------   ------------  -------------   -------------   -------------

Interest expense:
  Deposits:
     Demand                                                   226,556        287,664        563,117         619,552         731,075
     Savings and club                                         920,491      1,335,629      2,532,805       2,639,228       2,765,224
     Time                                                   4,785,295      6,335,454     11,760,192      15,877,280      16,740,969
                                                         ------------   ------------  -------------   -------------   -------------

     Total interest expense                                 5,932,342      7,958,747     14,856,114      19,136,060      20,237,268
                                                         ------------   ------------  -------------   -------------   -------------

Net interest income                                         6,874,868      7,166,937     14,396,584      12,154,275      12,199,505
(Recovery of) provision for loan losses       1 and 5        (100,000)             -              -          55,000         100,000
                                                         ------------   ------------  -------------   -------------   -------------

Net interest income after (recovery of)
 provision for loan losses                                  6,974,868      7,166,937     14,396,584      12,099,275      12,099,505
                                                         ------------   ------------  -------------   -------------   -------------
Non-interest income:
  Fees and service charges                                    121,256        113,050        230,607         244,953         243,397
  Trading account (loss) income                                     -              -              -         (17,147)         65,390
  Miscellaneous                                                27,192         30,671         65,629          55,917          51,213
                                                         ------------   ------------  -------------   -------------   -------------

     Total non-interest income                                148,448        143,721        296,236         283,723         360,000
                                                         ------------   ------------  -------------   -------------   -------------

Non-interest expenses:
  Salaries and employee benefits             11 and 13      1,917,383      1,448,797      2,969,126       2,760,245       2,711,911
  Net occupancy expense of premises           1 and 6         349,690        261,816        582,307         547,809         531,443
  Equipment                                      1            390,526        395,111        755,897         767,591         734,122
  Directors' compensation                       12            239,713        187,281        408,088         296,748         275,813
  Advertising                                    1            202,387         97,070        252,629         183,411         164,537
  Federal insurance premium                                    39,408         40,428         80,595          80,618          85,082
  Miscellaneous                                               582,315        429,738        877,426         841,277         983,159
                                                         ------------   ------------  -------------   -------------   -------------

     Total non-interest expenses                            3,721,422      2,860,241      5,926,068       5,477,699       5,486,067
                                                         ------------   ------------  -------------   -------------   -------------

Income before income taxes                                  3,401,894      4,450,417      8,766,752       6,905,299       6,973,438
Income taxes                                 1 and 10       1,358,000      1,819,152      3,546,177       2,476,314       2,525,474
                                                         ------------   ------------  -------------   -------------   -------------

Net income                                               $  2,043,894   $  2,631,265  $   5,220,575   $   4,428,985   $   4,447,964
                                                         ============   ============  =============   =============   =============

See notes to financial statements.

                                                                           F - 4


                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


                                                                                Accumulated
                                                                                   Other
                                                                 Retained      Comprehensive
                                                                 Earnings          Income             Total
                                                               ------------   ----------------   ---------------
Balance - March 31, 2000                                       $ 58,904,253    $    (895,283)     $  58,008,970
                                                                                                  -------------

Net income                                                        4,447,964                -          4,447,964

Other comprehensive income:
   Unrealized gain on securities available
   for sale, net of income taxes $ 555,019                                -          945,031            945,031
                                                               ------------   ----------------    -------------

Comprehensive income                                                                                  5,392,995
                                                                                                  -------------

Balance - March 31, 2001                                         63,352,217           49,748         63,401,965
                                                                                                  -------------

Net income                                                        4,428,985                -          4,428,985

Other comprehensive income:
   Unrealized loss on securities available
   for sale, net of income taxes $15,672                                  -          (26,684)           (26,684)
                                                               ------------   ----------------    -------------

Comprehensive income                                                                                  4,402,301
                                                                                                  -------------

Balance - March 31, 2002                                         67,781,202           23,064         67,804,266
                                                                                                  -------------

Net income                                                        5,220,575                -          5,220,575

Other comprehensive income:
   Unrealized loss on securities available
   for sale, net of income taxes $1,647                                   -           (5,217)            (5,217)
                                                               ------------   ----------------    -------------

Comprehensive income                                                                                  5,215,358
                                                                                                  -------------

Balance - March 31, 2003                                         73,001,777           17,847         73,019,624
                                                                                                  -------------

Net income (unaudited)                                            2,043,894                -          2,043,894

Other comprehensive income:
   Unrealized loss on securities available
   for sale, net of income taxes $6,508 (unaudited)                       -           (9,761)            (9,761)
                                                               ------------   ----------------    -------------

Comprehensive income (unaudited)                                                                      2,034,133
                                                                                                  -------------

Balance - September 30, 2003 (unaudited)                       $ 75,045,671    $       8,086      $  75,053,757
                                                               ============   ================    =============


See notes to financial statements.

                                                       F - 5


                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


                                                                Six Months Ended
                                                                 September 30,                   Year Ended March 31,
                                                         ---------------------------  ---------------------------------------------
                                                             2003           2002         2003             2002           2001
                                                         ------------   ------------  -------------   -------------   -------------
Cash flows from operating activities:
  Net income                                             $  2,043,894   $  2,631,265  $   5,220,575   $   4,428,985   $   4,447,964
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization of premises
       and equipment                                          200,329        187,275        349,509         394,730         372,244
      Amortization of premiums, accretion of discounts
       and fees, net                                          158,418        (29,193)         9,000         (94,823)       (162,612)
      Loss on disposal of premises and equipment                    -              -            354               -         115,491
      Unrealized (gain) on trading account securities               -              -              -               -         (81,400)
      Loss on sale of trading account securities                    -              -              -               -           16,010
      Proceeds from sales of trading account securities             -              -              -               -      10,677,077
      Loss on call of trading account securities                    -              -              -          17,147               -
      Proceeds from calls of trading account securities             -              -              -         997,703               -
      (Recovery of) provision for loan losses                (100,000)             -              -          55,000         100,000
      Gain on sale of foreclosed real estate                        -              -         (3,446)           (320)        (22,099)
      Decrease (increase) in interest receivable              193,583       (233,162)       182,301        (127,176)        297,933
      Deferred income taxes                                  (185,878)       (23,848)      (299,659)       (213,373)       (196,204)
      (Increase) in other assets                           (1,058,231)      (152,784)      (391,793)        (32,894)        (36,471)
      (Decrease) increase in accrued interest payable
        on deposits                                            (4,234)        (4,968)       (15,290)        (34,446)          5,235
      (Decrease) increase in other liabilities and
        accrued expenses                                     (562,969)      (184,677)       945,069          29,751         179,862
                                                         ------------   ------------  -------------   -------------   -------------

           Net cash provided by operating activities          684,912      2,189,908      5,996,620       5,420,284      15,713,030
                                                         ------------   ------------  -------------   -------------   -------------
Cash flows from investing activities:
  Proceeds from calls, maturities, and repayments of
    investment securities:
      Available for sale                                    5,000,000      1,000,000      6,000,000      21,000,000      20,000,000
      Held to maturity                                     64,000,000     28,241,298     92,405,856      82,926,367      28,832,380
  Purchases of mortgage-backed securities held to
    maturity                                             (103,154,839)             -    (78,529,142)    (46,872,817)     (4,943,838)
  Purchases of investment securities:
      Held to maturity                                    (80,000,000)   (60,000,000)  (102,998,437)   (112,842,599)    (36,000,000)
      Available for sale                                            -     (5,000,000)   (10,000,000)              -               -
  Proceeds from principal repayments of mortgage-backed securities:
      Available for sale                                       55,176         58,029        109,371         125,258       2,692,261
      Held to maturity                                     48,506,550     15,807,021     47,114,075      38,154,554      25,679,359
  Net change in loans receivable                           13,772,522      9,816,492     36,774,569     (22,002,231)    (26,443,854)
  Additions to foreclosed real estate                               -              -              -          (4,695)              -
  Proceeds from sales of foreclosed real estate                     -              -         66,278         172,954         138,115
  Purchases of premises and equipment                      (1,418,385)      (613,516)    (1,708,531)       (334,624)       (873,773)
  Purchase of Federal Home Loan Bank of New York stock       (256,500)             -              -         (57,400)       (107,100)
                                                         ------------   ------------  -------------   -------------   -------------

           Net cash (used in) provided by investing
            activities                                    (53,495,476)   (10,690,676)   (10,765,961)    (39,735,233)      8,973,550
                                                         ------------   ------------  -------------   -------------   -------------
Cash flows from financing activities:
  Net increase in deposits                                 32,876,361      9,918,168     26,177,403      45,163,284       5,713,325
  (Decrease) increase in advance payments by borrowers
    for taxes and insurance                                  (287,971)       (62,864)      (185,019)        216,225         180,460
                                                         ------------   ------------  -------------   -------------   -------------

           Net cash provided by financing activities       32,588,390      9,855,304     25,992,384      45,379,509       5,893,785
                                                         ------------   ------------  -------------   -------------   -------------

Net (decrease) increase in cash and cash equivalents      (20,222,174)     1,354,536     21,223,043      11,064,560      30,580,365
Cash and cash equivalents - beginning                      76,251,063     55,028,020     55,028,020      43,963,460      13,383,095
                                                         ------------   ------------  -------------   -------------   -------------

Cash and cash equivalents - ending                       $ 56,028,889   $ 56,382,556  $  76,251,063   $  55,028,020   $  43,963,460
                                                         ============   ============  =============   =============   =============

Supplemental disclosure of cash flow information
------------------------------------------------

Cash paid during the year for:
  Interest on deposits                                   $  5,936,576   $  7,963,715  $  14,871,404   $  19,170,506   $  20,232,033
                                                         ============   ============  =============   =============   =============

  Income taxes                                           $  2,555,000   $  2,223,377  $   3,669,899   $   2,640,757   $   2,707,230
                                                         ============   ============  =============   =============   =============

Transfer of loans receivable to foreclosed real estate   $          -   $     62,832  $      62,832   $           -   $     283,955
                                                         ============   ============  =============   =============   =============

See notes to financial statements.

                                                        F - 6

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------

Clifton Savings Bank, S.L.A. (the "Savings Bank") is a New Jersey state chartered mutual savings bank that operates primarily in northern New Jersey. It is funded by customer deposits taken from its ten branch locations and invests primarily in mortgage loans and high quality securities. The Savings Bank originates and services both residential and commercial mortgage loans, and to a lesser extent, other types of consumer loans.

Basis of financial statement presentation
-----------------------------------------

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the statement of financial condition dates and revenues and expenses for the periods then ended. Actual results could differ significantly from those estimates.


A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for loan losses. Management believes that, to the best of its knowledge, all known and inherent losses in the Savings Bank's loan portfolio that are both probable and estimable have been recorded for each period. the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance for loan losses may be necessary based on changes in economic conditions in the market area.


The Savings Bank's unaudited interim financial statements are subject to possible adjustment in connection with the annual audit of the Savings Bank's financial statements as of and for the year ending March 31, 2004. In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of financial position and results of operations for the periods presented. Operations for the six month period ended September 30, 2003, are not necessary indicative of the results to be expected for the full year.

Cash and cash equivalents
-------------------------

Cash and cash equivalents include cash and amounts due from banks, interest-bearing deposits in other banks with original maturities of three months or less, and federal funds sold. Generally, federal funds sold are sold for one-day periods.

Securities
----------

Investments in debt securities that the Savings Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized holding gains and losses included in earnings. Debt and equity securities not classified as trading securities nor as held-to-maturity securities are classified as available for sale securities and reported at fair value, with unrealized holding gains or losses, net of applicable deferred income taxes, reported in the accumulated other comprehensive income component of retained earnings.

Discounts and premiums on all securities are accreted or amortized to maturity by use of the level-yield method. Gain or loss on sales of securities is based on the specific identification method.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
--------------------------------------------------------------------------

Concentration of credit risk
----------------------------

Financial instruments which potentially subject the Savings Bank to concentrations of credit risk consist of cash and cash equivalents, investment and mortgage-backed securities and loans. Cash and cash equivalents are placed with highly rated financial institutions. Investment securities include securities backed by the U.S. Government and other highly rated instruments. The Savings Bank's lending activity is primarily concentrated in loans collateralized by real estate in the State of New Jersey. As a result, credit risk is broadly dependent on the real estate market and general economic conditions in the State.

Loans receivable
----------------

Loans receivable are stated at unpaid principal balances, less net deferred loan fees and an allowance for loan losses. Interest is calculated by use of the simple interest method.

Recognition of interest by the accrual method is generally discontinued when interest or principal payments are ninety days or more in arrears, or when other factors indicate that the collection of such amounts is doubtful. At the time a loan is placed on nonaccrual status, an allowance for uncollected interest is recorded in the current period for previously accrued and uncollected interest. Interest on such loans, if appropriate, is recognized as income when payments are received. A loan is returned to accrual status when factors indicating doubtful collectibility no longer exist.

Allowance for loan losses
-------------------------

An allowance for loan losses is maintained at a level considered necessary to provide for loan losses based upon an evaluation of known and inherent losses in the loan portfolio. Management of the Savings Bank, in determining the allowance for loan losses, considers the losses inherent in its loan portfolio and changes in the nature and volume of its loan activities, along with the local economic and real estate market conditions. The Savings Bank utilizes a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of a general valuation allowance on the remainder of its loan portfolio. The Savings Bank maintains a loan review system which allows for a periodic review of its loan portfolio and the early identification of impaired problem loans. Such a system takes into consideration, among other things, delinquency status, size of loans, types of collateral and financial condition of borrowers. A loan is deemed to be impaired when, based on current information and events, it is probable that the Savings Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. The Savings Bank does not aggregate such loans for evaluation purposes. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Payments received on impaired loans are applied first to accrued interest receivable and then to principal.

General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions and management's judgment. Regardless of the extent of the analysis of customer performance, portfolio evaluations, trends or risk management processes established, certain inherent, but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
--------------------------------------------------------------------------

Allowance for loan losses  (Cont'd.)
------------------------------------

a customer's financial condition or changes in their conditions, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends, and the sensitivity of assumptions utilized to establish allocated allowances for homogeneous groups of loans among other factors. An unallocated allowance is maintained to recognize the existence of these exposures. These other risk factors are regularly reviewed and revised by management where conditions indicate that the estimates initially applied are different from actual results.

Loan origination fees
---------------------

The Savings Bank defers loan origination fees and certain direct loan origination costs and amortizes such amounts, using the interest method, as an adjustment of yield over the contractual lives of the related loans. The Savings Bank anticipates prepayments within its loan portfolio and adjusts the amortization of origination fees and costs accordingly using an annually adjusted prepayment factor.

Foreclosed real estate
----------------------

Foreclosed real estate consists of real estate acquired by foreclosure or deed in lieu of foreclosure. Foreclosed real estate is recorded at the lower of cost or fair value at date of acquisition and thereafter carried at the lower of such initially recorded amount or fair value less estimated selling costs. Costs incurred in developing or preparing properties for sale are capitalized. Income and expense related to the holding and operation of properties are recorded in operations. Gains and losses from sales of such properties are recognized as incurred.

Premises and equipment
----------------------

Premises and equipment are comprised of land, at cost, and land improvements, buildings and improvements, furnishings and equipment and leasehold improvements, at cost, less accumulated depreciation and amortization. Depreciation and amortization charges are computed on the straight-line method over the following estimated useful lives:

       Land improvements               5 to 20 years
       Buildings and improvements      5 to 40 years
       Furnishings and equipment       2 to 10 years
       Leasehold improvements          Shorter of useful life or term of lease

Significant renewals and betterments are charged to the premises and equipment account. Maintenance and repairs are charged to operations in the year incurred.

Income taxes
------------

The asset and liability method is used to account for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying the applicable tax rate to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date of any such tax law change.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
--------------------------------------------------------------------------

Interest rate risk
------------------

The Savings Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with other funds, to invest in securities and to make loans collateralized by real estate and, to a lesser extent, consumer loans. The potential for interest-rate risk exists as a result of the shorter duration of the Savings Bank's interest-sensitive liabilities compared to the generally longer duration of the interest-sensitive assets. In a rising rate environment, liabilities will reprice faster than assets, thereby reducing net interest income. Management regularly monitors the maturity structure of the Savings Bank's assets and liabilities in order to measure its level of interest-rate risk and to plan for future volatility.

Disclosures about fair value of financial instruments
-----------------------------------------------------

The following methods and assumptions were used by the Savings Bank in estimating the fair value of its financial instruments:

     Cash and cash equivalents and interest receivable
     -------------------------------------------------

     The carrying amounts reported in the statements of financial condition for cash and cash equivalents and interest receivable approximates their fair value.

     Securities
     ----------

     The fair value of all securities, whether classified as trading, available for sale or held-to-maturity, is determined by reference to quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans receivable
     ----------------

     Fair value is estimated by discounting the future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, of such loans.

     Federal Home Loan Bank of New York stock
     ----------------------------------------

     Fair value approximates cost basis as these instruments are redeemable only with the issuing agency at face value.

     Deposits
     --------

     The fair value of NOW, Super NOW, Money Market, Savings and Club accounts is the amount payable on demand at the reporting date. For fixed-maturity certificates of deposit, fair value is estimated by discounting future cash flows using the rates currently offered for deposits of similar remaining maturities.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd.)
--------------------------------------------------------------------------

     Commitments to extend credit
     ----------------------------

     The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

     As of September 30, 2003 (unaudited), March 31, 2003 and 2002, the fair value of the commitments to extend credit were not considered to be material.

     Reclassification
     ----------------

     Certain amounts for prior periods have been restated to conform the current period's presentation.

2. FEDERAL FUNDS SOLD
-----------------------


                              September 30, 2003 (Unaudited)
                    ----------------------------------------------
                      Interest
     Borrower           Rate          Maturity          Amount
------------------  -----------  ------------------  -------------
Fleet Bank             0.875%      October 1, 2003    $ 1,000,000
                                                      ===========

                                                                       March 31,
                    ----------------------------------------------------------------------------------------------
                                        2003                                            2002
                    ----------------------------------------------  ----------------------------------------------
                      Interest                                        Interest
     Borrower           Rate          Maturity          Amount          Rate          Maturity          Amount
------------------  -----------  ------------------  -------------  -----------  ------------------  -------------
Fleet Bank             1.125%      April 1, 2003      $ 1,000,000      1.44%        April 1, 2002    $ 24,750,000
Bank of New York           -                   -                -      1.00%        April 1, 2002       1,000,000
                                                      -----------                                    ------------

                       1.125%                         $ 1,000,000      1.42%                         $ 25,750,000
                                                      ===========                                    ============

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


3. INVESTMENT SECURITIES
--------------------------


                                                              September 30, 2003 (Unaudited)
                                              ---------------------------------------------------------------
                                                                     Gross Unrealized
                                                Amortized     ------------------------------     Estimated
                                                  Cost            Gains            Losses       Fair Value
                                              -------------   -------------     -------------   -------------
Held to maturity
----------------

Debt securities:
   U.S. Government (including agencies) maturing:
        Within one year                       $   6,999,997   $     105,013     $           -   $   7,105,010
        After one but within five years         111,989,473       1,139,287            45,900     113,082,860
        After five but within ten years          12,938,493         628,987                 -      13,567,480
        After ten years                           4,940,751         170,199                 -       5,110,950
                                              -------------   -------------     -------------   -------------

                                              $ 136,868,714   $   2,043,486     $      45,900   $ 138,866,300
                                              =============   =============     =============   =============


                                                                      March 31, 2003
                                              ---------------------------------------------------------------
                                                                     Gross Unrealized
                                                Amortized     ------------------------------     Estimated
                                                  Cost            Gains            Losses       Fair Value
                                              -------------   -------------     -------------   -------------
Available for sale
------------------

Debt securities:
   U.S. Government (including agencies) maturing after one year but within
       five years                             $   5,000,000   $      11,200     $           -   $   5,011,200
                                              =============   =============     =============   =============

Held to maturity
----------------

Debt securities:
   U.S. Government (including agencies) maturing:
        Within one year                       $   1,999,985   $      81,895     $           -   $   2,081,880
        After one but within five years         100,987,056       1,046,974             5,000     102,029,030
        After five but within ten years          12,935,728         871,752                 -      13,807,480
        After ten years                           4,939,381         257,519                 -       5,196,900
                                              -------------   -------------     -------------   -------------

                                              $ 120,862,150   $   2,258,140     $       5,000   $ 123,115,290
                                              =============   =============     =============   =============


                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


3. INVESTMENT SECURITIES (Cont'd.)
------------------------------------

                                                                      March 31, 2002
                                              ---------------------------------------------------------------
                                                                     Gross Unrealized
                                                Amortized     ------------------------------     Estimated
                                                  Cost            Gains            Losses       Fair Value
                                              -------------   -------------     -------------   -------------
Available for sale
------------------

Debt securities:
   U.S. Government (including agencies)
     maturing within a year                   $   1,000,000   $      14,060     $           -   $   1,014,060
                                              =============   =============     =============   =============

Held to maturity
----------------

Debt securities:
   U.S. Government (including agencies) maturing:
      After one but within five years         $  96,387,224   $     164,307     $     798,316   $  95,753,215
      After five but within ten years             7,930,450               -            27,970       7,902,480
      After ten years                             5,937,534               -           168,474       5,769,060
                                              -------------   -------------     -------------   -------------

                                              $ 110,255,208   $     164,307     $     994,760   $ 109,424,755
                                              =============   =============     =============   =============

There were no sales of investment securities available for sale or held to maturity during the six months ended September 30, 2003 and 2002 (unaudited) and the years ended March 31, 2003, 2002, and 2001.

4. MORTGAGE-BACKED SECURITIES
-------------------------------

                                                              September 30, 2003 (Unaudited)
                                              ---------------------------------------------------------------
                                                                     Gross Unrealized
                                                Amortized     ------------------------------     Estimated
                                                  Cost            Gains            Losses       Fair Value
                                              -------------   -------------     -------------   -------------
Available for sale
------------------

Federal Home Loan Mortgage Corporation
  due after five through ten years            $     190,953   $      13,476     $           -   $     204,429
                                              =============   =============     =============   =============

Held to maturity
----------------
Federal Home Loan Mortgage Corporation        $  77,899,470   $   1,111,673     $     143,481   $  78,867,662
Federal National Mortgage Association            87,746,574         999,737           789,604      87,956,707
Governmental National Mortgage Association       34,144,554          93,041           470,537      33,767,058
                                              -------------   -------------     -------------   -------------

                                              $ 199,790,598   $   2,204,451     $   1,403,622   $ 200,591,427
                                              =============   =============     =============   =============

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


4. MORTGAGE-BACKED SECURITIES (Cont'd.)
-----------------------------------------


                                                                      March 31, 2003
                                              ---------------------------------------------------------------
                                                                     Gross Unrealized
                                                Amortized     ------------------------------     Estimated
                                                  Cost            Gains            Losses       Fair Value
                                              -------------   -------------     -------------   -------------
Available for sale
------------------

Federal Home Loan Mortgage Corporation
  due after five through ten years            $     245,762   $      18,545     $           -   $     264,306
                                              =============   =============     =============   =============

Held to maturity
----------------
Federal Home Loan Mortgage Corporation        $  57,939,725   $   1,800,935     $      46,162   $  59,694,498
Federal National Mortgage Association            47,289,817       1,605,218            49,073      48,845,962
Governmental National Mortgage
 Association                                     39,994,306         418,800             7,428      40,405,678
                                              -------------   -------------     -------------   -------------

                                              $ 145,223,848   $   3,824,953     $     102,663   $ 148,946,138
                                              =============   =============     =============   =============


                                                                      March 31, 2002
                                              ---------------------------------------------------------------
                                                                     Gross Unrealized
                                                Amortized     ------------------------------     Estimated
                                                  Cost            Gains            Losses       Fair Value
                                              -------------   -------------     -------------   -------------
Available for sale
------------------

Federal Home Loan Mortgage Corporation        $     354,350   $      22,549     $           -   $     376,899
                                              =============   =============     =============   =============

Held to maturity
----------------
Federal Home Loan Mortgage Corporation        $  53,667,060   $     293,501     $           -   $  53,960,561
Federal National Mortgage Association            53,861,379          40,194            22,948      53,878,625
Governmental National Mortgage
 Association                                      6,340,327         170,507                 -       6,510,834
                                              -------------   -------------     -------------   -------------

                                              $ 113,868,766   $     504,202     $      22,948   $ 114,350,020
                                              =============   =============     =============   =============

Contractual maturity data for mortgage-backed securities held to maturity is as follows (in thousands):


                                                                                    March 31,
                                            September 30,      --------------------------------------------------
                                                2003                     2003                     2003
                                     ------------------------  -----------------------   ------------------------
                                      Amortized    Estimated   Amortized     Estimated   Amortized     Estimated
                                         Cost     Fair Value      Cost      Fair Value      Cost      Fair Value
                                     -----------  -----------  -----------  ----------   -----------  -----------
                                            (Unaudited)
Due within one year                   $     107    $     109    $     295    $     301    $     958    $     982
Due after one through five years          4,155        4,354        4,758        5,015        8,977        9,242
Due after five through ten years         18,678       19,050       28,506       29,376       20,974       21,276
Due after ten years                     176,851      177,078      111,665      114,254       82,960       82,850
                                     -----------  -----------  -----------  ----------   -----------  -----------

                                      $ 199,791    $ 200,591    $ 145,224    $ 148,946    $ 113,869    $ 114,350
                                     ===========  ===========  ===========  ==========   ===========  ==========

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


4. MORTGAGE-BACKED SECURITIES (Cont'd.)
-----------------------------------------

The amortized cost and carrying values are shown above by contractual final maturity. Actual maturities will differ from contractual final maturities due to scheduled monthly payments related to mortgage-backed securities and due to the borrowers having the right to prepay obligations with or without prepayment penalties.

There were no sales of mortgage-backed securities available for sale or held to maturity during the six months ended September 30, 2003 and 2002 (unaudited) and the years ended March 31, 2003, 2002, and 2001.

5. LOANS RECEIVABLE
---------------------

                                                                                   March 31,
                                                                      ----------------------------------
                                            September 30, 2003             2003                 2002
                                           --------------------       -------------        -------------
                                               (Unaudited)
Real estate mortgage:
       One- to four-family                     $ 185,632,450          $ 198,957,214        $ 236,967,141
       Multi-family and commercial                 9,725,139             10,127,000            8,753,000
                                               -------------          -------------        -------------

                                                 195,357,589            209,084,214          245,720,141
                                               -------------          -------------        -------------

Real estate construction                             220,000                382,000              449,800
                                               -------------          -------------        -------------

Consumer:
       Second mortgage                             3,543,555              3,318,440            3,827,794
       Passbook or certificate                     1,081,838              1,187,809              975,971
       Equity line of credit                       1,454,500              1,639,452            1,256,439
       Other                                          35,000                 35,000               35,000
                                               -------------          -------------        -------------

                                                   6,114,893              6,180,701            6,095,204
                                               -------------          -------------        -------------

           Total loans                           201,692,482            215,646,915          252,265,145
                                               -------------          -------------        -------------

Less:
       Loans in process                               75,563                252,014               80,438
       Net deferred loan fees                        313,920                235,569              223,816
                                               -------------          -------------        -------------

                                                     389,483                487,583              304,254
                                               -------------          -------------        -------------

                                               $ 201,302,999          $ 215,159,332        $ 251,960,891
                                               =============          =============        =============

At September 30, 2003 and 2002 (unaudited) and March 31, 2003, 2002, and 2001, nonaccrual loans for which interest has been discontinued totaled approximately $38,000, $103,000, $175,000, $504,000, and $289,000, respectively. During the six months ended September 30, 2003 and 2002 (unaudited) and the years ended March 31, 2003, 2002, and 2001, the Savings Bank recognized interest income of approximately $1,000, $4,000, $8,000, $24,000, and $13,000, respectively, on these loans. Interest income that would have been recorded, had the loans been on accrual status and performing in accordance with the original terms of the contracts, amounted to approximately $1,000, $3,000, $13,000, $42,000, and $24,000 for the six months ended September 30, 2003 and 2002 (unaudited) and the years ended March 31, 2003, 2002, and 2001, respectively.

As of September 30, 2003 (unaudited), March 31, 2003 and 2002, and during the six months ended September 30, 2003 (unaudited) and each of the years in the three-year period ended March 31, 2003, there were no impaired loans as defined by Statement of Financial Accounting Standards No. 114.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               --------------------------------------------------


5. LOANS RECEIVABLE (Cont'd.)
-----------------------------


The Savings Bank has granted loans to officers and directors of the Savings Bank and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was approximately $1,381,000, $1,429,000 and $1,479,000 at September 30, 2003
(unaudited), March 31, 2003 and 2002, respectively. During the six months ended September 30, 2003 (unaudited), new loans totalled $55,000 and repayments totalled $103,000. During the year ended March 31, 2003, new loans totaled $281,000 and repayments totaled $331,000.

The following is an analysis of the allowance for loan losses:

                                               Six Months Ended September 30,                     Year Ended March 31,
                                              --------------------------------      -----------------------------------------------
                                                    2003            2002                 2003            2002             2001
                                              ---------------  ---------------      --------------- --------------- ---------------
                                                        (Unaudited)

Balance - beginning                              $ 940,000        $ 940,000            $ 940,000        $ 885,000       $ 784,529
(Recovery of) provision for loan losses           (100,000)              --                   --           55,000         100,000
Recoveries of loans previously charged off              --               --                   --               --             471
                                                 ---------        ---------            ---------        ---------       ---------

Balance - ending                                 $ 840,000        $ 940,000            $ 940,000        $ 940,000       $ 885,000
                                                 =========        =========            =========        =========       =========


6. PREMISES AND EQUIPMENT
---------------------------


                                                                                             March 31,
                                                                                ---------------------------------
                                                        September 30, 2003           2003               2002
                                                       --------------------     --------------     --------------
                                                           (Unaudited)

Land and land improvements                                 $  2,583,365          $  2,522,765       $  1,577,791
Buildings and improvements                                    5,148,029             4,962,921          4,422,721
Furnishings and equipment                                     1,752,977             1,393,547          1,331,396
Leasehold improvements                                          242,006                 3,135              1,635
Construction in process                                         568,286                84,803             11,235
                                                           ------------          ------------       ------------

                                                             10,294,663             8,967,171          7,344,778

Less accumulated depreciation and amortization               (2,540,183)           (2,430,747)        (2,167,022)
                                                           ------------          ------------       ------------

                                                           $  7,754,480           $ 6,536,424        $ 5,177,756
                                                           ============          ============       ============

Included in land and land improvements at September 30, 2003 (unaudited), March 31, 2003 and 2002, is $638,340, $1,103,105 and $433,682, respectively, of land which is being held for future branch expansion.

                           CLIFTON SAVINGS BANK, S.L.A
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------


6. PREMISES AND EQUIPMENT (CONT'D.)
-------------------------------------

Rental expenses related to the occupancy of leased premises totaled approximately $40,000, $18,000, $40,000, $35,000 and $30,000, for the six months ended September 30, 2003 and 2002 (unaudited) and the years ended March 31, 2003, 2002 and 2001, respectively. The minimum obligation under the lease agreements, which expire through January 31, 2008, for each of the years ended March 31 is as follows:

                                               Amount
                                           --------------

                           2004              $   62,000
                           2005                  66,000
                           2006                  67,000
                           2007                  50,000
                           2008                  41,000
                                             ----------

                                             $  286,000
                                             ==========


7. INTEREST RECEIVABLE
------------------------

                                                                                         March 31,
                                                                             ---------------------------------
                                                   September 30, 2003             2003               2002
                                                  --------------------       --------------     --------------
                                                      (Unaudited)
Loans                                                   $    923,434          $  1,085,660       $  1,312,033
Mortgage-backed securities                                   864,882               692,328            612,946
Investment securities                                      1,029,714             1,240,245          1,290,359
                                                        ------------          ------------       ------------

                                                           2,818,030             3,018,233          3,215,338

Allowance for uncollected interest on loans                     (711)               (7,331)           (22,135)
                                                        ------------          ------------       ------------

                                                        $  2,817,319          $  3,010,902       $  3,193,203
                                                        ============          ============       ============

                           CLIFTON SAVINGS BANK, S.L.A
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------


8. DEPOSITS

                                                                                           September 30, 2003 (Unaudited)
                                                                                   -----------------------------------------------
                                                                                    Weighted
                                                                                     Average
                                                                                      Rate            Amount            Percent
                                                                                   ----------     --------------     -------------
Demand accounts:
      NOW                                                                              0.93%      $   26,813,183           5.06
      Super NOW                                                                        0.93%             325,743           0.06
      Money Market                                                                     1.18%          12,952,412           2.44
                                                                                                  --------------        -------

                                                                                       1.01%          40,091,338           7.56

Savings and club accounts                                                              1.31%         146,310,575          27.59

Certificates of deposit                                                                2.62%         343,969,675          64.85
                                                                                                  --------------        -------

Total deposits                                                                         2.14%      $  530,371,588         100.00
                                                                                                  ==============        =======


                                                                            March 31,
                                --------------------------------------------------------------------------------------------------
                                                     2003                                              2002
                                -----------------------------------------------    -----------------------------------------------
                                 Weighted                                           Weighted
                                  Average                                            Average
                                   Rate            Amount            Percent          Rate            Amount            Percent
                                ----------     --------------     -------------    ----------     --------------     -------------
Demand accounts:
      NOW                           1.23%      $   26,391,158           5.30           1.23%      $   25,635,929           5.44
      Super NOW                     1.23%             433,306           0.09           1.23%             705,065           0.15
      Money Market                  1.47%          12,095,517           2.43           2.24%          10,819,103           2.30
                                               --------------        -------                      --------------        -------

                                    1.30%          38,919,981           7.82           1.52%          37,160,097           7.89

Savings and club accounts           1.47%         128,400,713          25.81           2.24%         112,427,831          23.85

Certificates of deposit             3.06%         330,174,533          66.37           4.19%         321,729,896          68.26
                                               --------------        -------                      --------------        -------

Total deposits                      2.51%      $  497,495,227         100.00           3.52%      $  471,317,824         100.00
                                               ==============        =======                      ==============        =======

Certificates of deposit with balances of $100,000 or more at September 30, 2003 (unaudited), March 31, 2003 and 2002, totaled approximately $45,054,000, $40,098,000 and $37,189,000, respectively. Deposits in excess of $100,000 are generally insured.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------


8. DEPOSITS (CONT'D.)
-----------------------

The scheduled maturities of certificates of deposit are as follows (in thousands):


                                                                       March 31,
                                                         -----------------------
                                  September 30, 2003        2003          2002
                                 --------------------    ---------     ---------
                                   (Unaudited)

One year or less                      $ 219,274          $ 232,613     $ 254,097
After one to three years                106,966             85,274        60,939
After three years                        17,730             12,288         6,694
                                      ---------          ---------     ---------

                                      $ 343,970          $ 330,175     $ 321,730
                                      =========          =========     =========


9. REGULATORY CAPITAL
-----------------------

The Savings Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Savings Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices must be met. Capital amounts and classification are also subject to qualitative judgment by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Savings Bank to maintain minimum amounts and ratios of Total and Tier 1 capital (as defined by regulation) to risk-weighted assets (as defined), and of Tier 1 and tangible capital to adjusted total assets (as defined). Management believes, as of September 30, 2003 (unaudited) and March 31, 2003, that the Savings Bank met all capital adequacy requirements to which it was subject.

The most recent notification from the Office of Thrift Supervision ("OTS"), as of September 30, 2002, categorized the Savings Bank as "Well Capitalized" under the regulatory framework for prompt corrective action. To be categorized as well as capitalized, the Savings Bank must maintain minimum total, risk-based and Tier 1 leverage ratios as set forth in the following table. In the opinion of management, no conditions or events have occurred since that notification that would have changed the Savings Bank's category.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------

9. REGULATORY CAPITAL (CONT'D.)
---------------------------------

The actual capital amounts and ratios of the Savings Bank are as follows (dollars in thousands):

                                                                                                    March 31,
                                                                             -------------------------------------------------------
                                                 September 30, 2003                   2003                            2002
                                             -------------------------       ------------------------        -----------------------
                                                Amount        Percent         Amount         Percent          Amount        Percent
                                             ------------    ---------       --------       ---------        --------      ---------
                                                    (Unaudited)
Savings Bank capital:
    Total Risk-based capital                   $75,886         40.21%         $73,942         40.47%         $68,721         35.64%
    Tier 1 Risk-based capital                   75,046         39.77%          73,002         39.96%          67,781         35.16%
    (Leverage) Tier 1 capital                   75,046         12.30%          73,002         12.69%          67,781         12.47%
    Tangible capital                            75,046         12.32%          73,002         12.69%          67,781         12.47%

Minimum capital requirements:
    Total Risk-based capital                    15,098          8.00%          14,616          8.00%          15,424          8.00%
    Tier 1 Risk-based capital                    7,549          4.00%           7,308          4.00%           7,712          4.00%
    (Leverage) Tier 1 capital                   24,404          4.00%          23,016          4.00%          21,749          4.00%
    Tangible capital                             9,141          1.50%           8,631          1.50%           8,156          1.50%

To be well-capitalized under prompt corrective action provisions:
    Total                                       18,872         10.00%          18,270         10.00%          19,281         10.00%
    Risk-based                                  11,323          6.00%          10,962          6.00%          11,568          6.00%
    (Leverage) Tier 1 capital                   30,505          5.00%          28,770          5.00%          27,186          5.00%


The following table presents a reconciliation of capital per GAAP to regulatory capital (in thousands):


                                                                       March 31,
                                         September 30,       ---------------------------
                                             2003               2003             2002
                                         -------------       ----------       ----------
                                          (Unaudited)

GAAP capital                               $ 75,054           $ 73,020         $ 67,804
Unrealized (gain) on securities
    available for sale                           (8)               (18)             (23)
                                           --------           --------         --------

Tier 1 capital                               75,046             73,002           67,781
Add: general valuation allowance                840                940              940
                                           --------           --------         --------

Total risk-based capital                   $ 75,886           $ 73,942         $ 68,721
                                           ========           ========         ========

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------

10. INCOME TAXES
-----------------

The components of income taxes are summarized as follows:

                                       Six Months Ended     September 30,                      Year Ended March 31,
                                       ----------------------------------         --------------------------------------------------
                                             2003               2002                  2003              2002               2001
                                         ------------       ------------          ------------      ------------       ------------
                                                 (Unaudited)
Current tax expense:
      Federal income                      $1,191,473         $1,333,000            $2,887,558        $2,468,242         $2,501,398
      State income                           352,405            510,000               958,278           221,445            220,280
                                          ----------         ----------            ----------        ----------         ----------

          Total current income taxes       1,543,878          1,843,000             3,845,836         2,689,687          2,721,678
                                          ----------         ----------            ----------        ----------         ----------

Deferred tax (benefit):
      Federal income                        (139,473)            12,285              (204,535)         (195,625)          (179,962)
      State income                           (46,405)           (36,133)              (95,124)          (17,748)           (16,242)
                                          ----------         ----------            ----------        ----------         ----------

          Total deferred income taxes       (185,878)           (23,848)             (299,659)         (213,373)          (196,204)
                                          ----------         ----------            ----------        ----------         ----------

                                          $1,358,000         $1,819,152            $3,546,177        $2,476,314         $2,525,474
                                          ==========         ==========            ==========        ==========         ==========


The following table presents a reconciliation between the reported income tax expense and the income tax expense which would be computed by applying the normal federal income tax rate of 34% to income before income taxes:

                                       Six Months Ended     September 30,                      Year Ended March 31,
                                       ----------------------------------         --------------------------------------------------
                                             2003               2002                  2003              2002               2001
                                         ------------       ------------          ------------      ------------       ------------
                                                 (Unaudited)

Federal income tax at the statutory rate  $1,156,644         $1,513,142            $2,980,696        $2,347,802         $2,370,969
Increase in income taxes resulting from:
      New Jersey income tax, net
       of federal income tax effect          201,960            312,752               569,682           134,440            134,665
      Other, net                                (604)            (6,742)               (4,201)           (5,928)            19,840
                                          ----------         ----------            ----------        ----------         ----------

Total income tax expense                  $1,358,000         $1,819,152            $3,546,177        $2,476,314         $2,525,474
                                          ==========         ==========            ==========        ==========         ==========

Effective income tax rate                      39.9%              40.9%                 40.5%             35.9%              36.2%
                                          ==========         ==========            ==========        ==========         ==========

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------


10. INCOME TAXES (CONT'D.)
---------------------------

Deferred tax assets and liabilities consisted of the following:


                                                          September 30,                 March 31,
                                                         ---------------       ----------------------------
                                                              2003                  2003             2002
                                                         ---------------       -----------      -----------
                                                          (Unaudited)
DEFERRED INCOME TAX ASSETS
--------------------------

Loan fees                                                   $  16,618           $  22,413        $  29,784
Pension costs                                                 398,206             364,007          280,305
Allowance for loan losses                                     291,285             206,522            5,201
Other                                                          41,822               5,697           13,920
                                                            ---------           ---------        ---------

   Total deferred tax assets                                  747,931             598,639          329,210
                                                            ---------           ---------        ---------

DEFERRED INCOME TAX LIABILITIES
-------------------------------

Depreciation                                                   39,678              76,264          106,494
Unrealized gain on securities available for sale               5,390              11,898           13,545
                                                               ------             -------          -------

   Total deferred tax liabilities                             45,068              88,162          120,039
                                                              -------             -------         --------

Net deferred tax asset included in other assets             $702,863            $510,477         $209,171
                                                            =========           =========        =========

Retained earnings at September 30, 2003 (unaudited), March 31, 2003 and 2002, includes approximately $6,378,000 of tax bad debt deductions for which no provision for income tax has been made. Reduction of such amount for purposes other than bad debt losses will result in income for tax purposes only, and will be subject to income tax at the then current rate.

11. SAVINGS AND INVESTMENT PLAN (THE "PLAN")

The Savings Bank sponsors a Plan pursuant to Section 401(k) of the Internal Revenue Code, for all eligible (attainment of age 21 and one year of service) employees. Employees may elect to save up to 10% of their compensation. For each dollar up to 4.5% of compensation, the Savings Bank will match 50% of the employee's contribution. The Plan expense for the six months ended September 30, 2003 and 2002 (unaudited) and the years ended March 31, 2003, 2002, and 2001, was approximately $22,000, $21,000, $42,000, $42,000, and $38,000, respectively.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------

12. DIRECTORS' RETIREMENT PLAN
-------------------------------

The Directors' Retirement Plan is a nonqualified, unfunded pension plan with benefits based on fees paid to directors while still active. The funding policy for this unfunded plan is to pay directors on a pay-as-you-go basis. The annual costs associated with these benefits are accrued on the basis of actuarial assumptions and included in miscellaneous noninterest expenses.

The following table sets forth the funded status for the Directors' Retirement Plan and amounts recognized in the Savings Bank's statement of financial condition.

                                                                                March 31,
                                                                    ---------------------------------
                                                                         2003               2002
         CHANGE IN BENEFIT OBLIGATIONS                              --------------     --------------
         -----------------------------
         Benefit obligation at beginning of year                     $    837,296       $    653,221
         Service cost                                                      46,133             16,536
         Interest cost                                                     67,610             46,112
         Actuarial loss                                                   162,024            165,827
         Benefits paid                                                    (41,200)           (44,400)
         Plan amendments                                                  408,568                  -
                                                                     ------------       -------------

         Benefit obligation at end of year                              1,480,431            837,296
                                                                     ------------       -------------

         CHANGES IN PLAN ASSETS
         ----------------------

         Fair value of plan assets at beginning of year                         -                  -
         Employer contribution                                             41,200             44,400
         Benefits paid                                                    (41,200)           (44,400)
                                                                     ------------       -------------

         Fair value of plan assets at end of year                               -                  -
                                                                     ------------       -------------

         Funded status                                                 (1,480,431)          (837,296)
         Unrecognized prior service cost                                  730,248            378,883
         Unrecognized net loss                                            205,920             43,896
         Additional minimum pension liability                            (583,251)          (175,411)
                                                                     ------------       -------------

         (Accrued) pension cost included in other liabilities        $ (1,127,514)      $   (589,928)
                                                                     =============      =============

At March 31, 2003 and 2002, an intangible pension asset of $583,251 and $175,411, respectively, which is the result of the recording of the additional minimum pension liability, is included in other assets.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------


12. DIRECTORS' RETIREMENT PLAN (Cont'd.)
-----------------------------------------

The plan was amended during the year ended March 31, 2003, to (1) reduce retirement eligibility from the later of attainment of age 70 or 5 years of service to the later of attainment of age 68 or 3 years of service, (2) reduce the death benefit eligibility from 10 years of service to 3 years of service, and (3) reduce the disability benefit eligibility from 10 years of service to 3 years of service. These amendments increased the accumulated benefit obligation by $408,568 at March 31, 2003.

Net periodic pension cost for the plan included the following components:


                                                                               Year Ended March 31,
                                                              -------------------------------------------------
                                                                  2003                2002              2001
                                                              ------------       ------------      ------------
         Service cost of benefits earned during the period     $   46,133         $   16,536        $   13,671
         Interest cost on projected benefit obligation             67,610             46,112            45,686
         Net amortization and deferral                             57,203             44,934            43,316
                                                               ----------         ----------        ----------

         Net periodic pension cost                             $  170,946         $  107,582        $  102,673
                                                               ==========         ==========        ==========

Directors' retirement plan expense for the six months ended September 30, 2003 and 2002 (unaudited) totalled $115,000 and $75,000, respectively.

Net amortization and deferral consists of (i) amortization of the liability which existed at the date the plan was established, (ii) amortization of unrecognized net gains and losses, and (iii) deferral of subsequent net gains and losses. The assumptions used to value the plan at March 31, 2003 and 2002, included a discount rate of 6.25% and 7.25%, respectively, and an expected annual director's fee increase of 4.00% and 4.25%, respectively.

13. FORMER PRESIDENT'S RETIREMENT PLAN
---------------------------------------

The Former President's Retirement Plan is a nonqualified, unfunded pension plan with the only participant the former president of the Savings Bank.

The plan was established on July 24, 1996, with a commencement date of January 1, 1999. The funding policy for this unfunded plan is to pay the former president $35,000 annually for his life or ten year minimum payment period commencing October 1, 1998, to his surviving spouse. The plan shall also provide coverage under a health insurance plan for the former president and his spouse for life. The annual costs associated with these benefits are accrued on the basis of actuarial assumptions and included in salaries and employee benefits.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------


13. FORMER PRESIDENT'S RETIREMENT PLAN (Cont'd.)
-------------------------------------------------

The following table sets forth the funded status for the Former President's Retirement Plan and amounts recognized in the Savings Bank's statement of financial condition:


                                                                                              March 31,
                                                                                    ------------------------------
                                                                                        2003              2002
         CHANGE IN BENEFIT OBLIGATIONS                                              ------------      ------------
         Benefit obligation at beginning of year                                     $  393,289        $  402,774
         Interest cost                                                                   27,005            27,708
         Actuarial loss                                                                  38,190             4,339
         Benefits paid                                                                  (42,422)          (41,532)
                                                                                     ----------        ----------

         Benefit obligation at end of year                                              416,062           393,289
                                                                                     ----------        ----------

         CHANGES IN PLAN ASSETS

         Fair value of plan assets at beginning of year                                       -                 -
         Employer contribution                                                           42,422            41,532
         Benefits paid                                                                  (42,422)          (41,532)
                                                                                     ----------        ----------

         Fair value of plan assets at end of year                                             -                 -
                                                                                     ----------        ----------

         Funded status                                                                 (416,062)         (393,289)
         Unrecognized net loss                                                           58,119            19,929
         Additional minimum pension liability                                           (58,119)                -
                                                                                     ----------        ----------

         (Accrued) pension cost included in other liabilities                        $ (416,062)       $ (373,360)
                                                                                     ==========        ==========


At March 31, 2003, an intangible asset of $58,119, which is a result of the recording of the additional minimum pension liability, is included in other assets.

Net periodic pension cost for the plan included the following components:


                                                                                                    Year Ended March 31,
                                                                                      ---------------------------------------------
                                                                                         2003              2002            2001
                                                                                      -----------       -----------     -----------

         Interest cost on projected benefit obligation                                 $  27,005         $  27,708       $  29,130
                                                                                       =========         =========       =========

The former president's retirement plan expense for the six months ended September 30, 2003 and 2002 (unaudited) totalled $13,000 and $14,000, respectively.

The March 31, 2003 and 2002, plan valuations utilized a discount rate of 6.25% and 7.25%, respectively.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------


14. FAIR VALUE OF FINANCIAL INSTRUMENTS
----------------------------------------

The carrying amounts and fair values of the Savings Bank's financial instruments are as follows (in thousands):


                                                  September 30,                                March 31,
                                           ---------------------------   ---------------------------------------------------------
                                               2003           2002                  2003                         2002
                                           -------------  ------------   ---------------------------- ----------------------------
                                             Carrying                      Carrying                     Carrying
                                               Value       Fair Value        Value       Fair Value       Value       Fair Value
                                           -------------  ------------   ------------  -------------- ------------  --------------
                                            (Unaudited)

FINANCIAL ASSETS
Cash and cash equivalents                   $   56,029     $   56,029     $   76,251     $   76,251     $   55,028    $   55,028

Securities available for sale:
       Investment                                    -              -          5,011          5,011          1,014         1,014
       Mortgage-backed                             204            204            264            264            377           377

Securities held to maturity:
       Investment                              136,869        138,866        120,862        123,115        110,255       109,425
       Mortgage-backed                         199,791        200,591        145,224        148,946        113,869       114,350

Loans receivable                               200,463        201,116        214,219        222,781        251,021       253,634
Federal Home Loan Bank of New York stock         3,639          3,639          3,383          3,383          3,383         3,383
Interest receivable                              2,817          2,817          3,011          3,011          3,193         3,193

FINANCIAL LIABILITIES

Deposits                                       530,372        533,353        497,495        500,417        471,318       474,299

15. COMMITMENTS AND CONTINGENCIES
----------------------------------

The Savings Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans and purchase securities. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Savings Bank has in particular classes of financial statements.

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Savings Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Savings Bank, upon extension of credit is based on management's credit evaluation of the counterparty.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------


15. COMMITMENTS AND CONTINGENCIES (Cont'd)
-------------------------------------------

The Savings Bank at September 30, 2003 (unaudited), had outstanding commitments to originate loans totaling approximately $25,575,000, which includes $18,929,000 for fixed-rate mortgage loans with interest rates ranging from 4.375% to 6.625%, $6,517,000 for adjustable rate mortgage loans with initial rates ranging from 4.625% to 5.75% and $129,000 for fixed rate home equity loans with interest rates ranging from 5.375% to 6.125%.

The Savings Bank, at March 31, 2003, had outstanding commitments to originate loans totaling approximately $6,852,000, which include $4,527,000 for fixed-rate mortgage loans with interest rates ranging from 4.75% to 6.50% and $2,325,000 for adjustable rate mortgage loans with initial rates ranging from 5.125% to 6.125%. Outstanding loan commitments at March 31, 2002, totaled $6,109,000. These commitments generally expire in three months or less.

At September 30, 2003 (unaudited), March 31, 2003 and 2002, undisbursed funds from approved lines of credit under a homeowners' equity lending program amounted to approximately $2,167,000, $2,179,000 and $1,518,000, respectively. Unless they are specifically cancelled by notice from the Savings Bank, these funds represent firm commitments available to the respective borrowers on demand.

At September 30, 2003 (unaudited), the Savings Bank had a commitment to purchase, at par, a $5,000,000 fixed rate bond carrying an interest rate of 3.125% and maturing in April 2007.

At March 31, 2003 and 2002, the Saving Bank had commitments to purchase $25,030,000 and $10,000,000, respectively, of securities. The commitments at March 31, 2003, consist of a $5,000,000 U.S. Government Agency note, which carries a 2.0% coupon rate and matures in two years, and $20,030,000 in adjustable rate mortgage-backed securities, which carry an initial average interest rate of 3.52%, and mature after thirty years. The mortgage-backed securities will be purchased at a $406,000 premium to par.

At September 30, 2003 (unaudited) and March 31, 2003, the Savings Bank had commitments related to the construction of new branches and the renovation of existing branches totaling approximately $1,313,000 and $1,075,000, respectively.

Management does not anticipate losses on any of these transactions.

In the conduct of the Savings Bank's business, it is involved in normal litigation matters. In the opinion of management, the ultimate disposition of such litigation should not have a material adverse effect on the financial position and results of operations of the Savings Bank.

                          CLIFTON SAVINGS BANK, S.L.A.
                          NOTES TO FINANCIAL STATEMENTS
               ---------------------------------------------------


16. CONVERSION AND INITIAL PUBLIC STOCK OFFERING (UNAUDITED)
-------------------------------------------------------------

On November 12, 2003, the Board of Directors of the Savings Bank unanimously adopted the Plan of Reorganization and Stock Issuance (the "Plan"). Pursuant to the Plan, the Savings Bank will: (i) convert to a stock savings and loan association as the successor to the Savings Bank in its current mutual form;
(ii) organize a Stock Holding Company as a federally-chartered corporation that will own 100% of the common stock of the Stock Savings Bank; and (iii) organize a Mutual Holding Company as a federally-chartered mutual holding company that will own at least 51% of the common stock of the Stock Holding Company so long as the Mutual Holding Company remains in existence. The Stock Savings Bank will succeed to the business and operations of the Savings Bank in its mutual form and the Stock Holding Company will sell a minority interest in its common stock in a public stock offering. The Plan must be approved by the OTS, the New Jersey Department of Banking and Insurance and by the Savings Bank's Members.

Following the completion of the reorganization, all depositors who had membership or liquidation rights with respect to the Savings Bank as of the effective date of the reorganization will continue to have such rights solely with respect to the Mutual Holding Company so long as they continue to hold deposit accounts with the Savings Bank. In addition, all persons who become depositors of the Savings Bank subsequent to the reorganization will have such membership and liquidation rights with respect to the Mutual Holding Company. Borrower members of the Savings Bank at the time of the reorganization will have the same membership rights in the Mutual Holding Company that they had in the Savings Bank immediately prior to the reorganization so long as their existing borrowings remain outstanding.

The Stock Holding Company plans to offer to the public shares of common stock representing a minority ownership of the estimated pro forma market value of the Savings Bank as determined by an independent appraisal. The Mutual Holding Company will maintain the majority ownership of the Stock Holding Company. Cost incurred in connection with the offering will be recorded as a reduction of the proceeds from the offering. If the transaction is not consummated, all costs incurred in connection with the transaction will be expensed. At September 30, 2003 (unaudited), approximately $731,000 in conversion costs have been included in other assets.

================================================================================
You should rely only on the information contained in this prospectus. Neither Clifton Savings Bancorp nor Clifton Savings Bank, S.L.A. has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Clifton Savings Bancorp common stock.

                                     ------


                                     [LOGO]

               (Holding Company for Clifton Savings Bank, S.L.A.,)




                             Up to 11,946,706 Shares
                              (Anticipated Maximum)



                                  COMMON STOCK
                            Par Value $0.01 per share




                                   PROSPECTUS

                                 --------------

                          KEEFE, BRUYETTE & WOODS, INC.

                                 --------------

                                     [date]

                                -----------------





     These securities are not deposits or accounts and are not federally insured or guaranteed.


Until _________, 2004 or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

SEC filing fee (1)..................................................    $ 18,724
OTS filing fee......................................................      14,400
New Jersey filing fee...............................................      13,500
NASD filing fee (1).................................................      23,644
Stock Market listing fee ...........................................     100,000
EDGAR, printing, postage and mailing................................     175,000
Legal fees and expenses (including underwriter's counsel fees)......     950,000
Accounting fees and expenses........................................      70,000
Appraiser's fees and expenses (including business plan).............      56,500
Marketing fees and expenses (1).....................................   1,442,943
Conversion agent fees and expenses..................................      50,000
Transfer agent and registrar fees and expenses......................      20,000
Certificate printing................................................      10,000
Miscellaneous.......................................................       5,289
                                                                           -----

       Total........................................................  $2,950,000


----------------------
(1) Estimated expenses based on the registration of 13,738,712 shares at $10.00 per share.


Item 14.  Indemnification of Directors and Officers.

     Article XI of the Registrant's Bylaws provides as follows:

                           ARTICLE XI. INDEMNIFICATION

     The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

Item 15.  Recent Sales of Unregistered Securities

None.

Item 16.  Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letter between Clifton Savings Bank, S.L.A. and Keefe, Bruyette & Woods, Inc.*
1.2      Draft Form of Agency Agreement
2.1 Amended and Restated Plan of Reorganization and Stock Issuance (including exhibits)*
3.1      Charter of Clifton Savings Bancorp, Inc.
3.2      Bylaws of Clifton Savings Bancorp, Inc.
4.1      Specimen Stock Certificate of Clifton Savings Bancorp, Inc.*
5.1      Opinion of Muldoon Murphy & Faucette LLP re: Legality
8.1      Opinion of Muldoon Murphy & Faucette LLP re:  Federal Tax Matters
8.2      Opinion of Radics & Co., LLC re:  State Tax Matters
10.1 Form of Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan and Trust *
10.2     Form of ESOP Loan Commitment Letter and ESOP Loan Documents*
10.3     Form of Clifton Savings Bancorp, Inc. Employment Agreement*
10.4     Form of Clifton Savings Bank, S.L.A. Employment Agreement*
10.5     Form of Clifton Savings Bank, S.L.A. Change in Control Agreement*
10.6     Clifton Savings Bank, S.L.A. Directors' Retirement Plan*
10.7     Clifton Savings Bank, S.L.A. 401(k) Savings Plan*
10.8     Form of Clifton Savings Bank, S.L.A. Supplemental Executive Retirement
         Plan*
21.1     Subsidiaries of the Registrant*
23.1     Consent of Muldoon Murphy & Faucette LLP*
23.2     Consent of Radics & Co., LLC
23.3     Consent of FinPro, Inc.*
24.1     Powers of Attorney*
99.1     Revised Appraisal Report of FinPro, Inc.(P)
99.2     Marketing Materials*
99.3     Subscription Order Form and Instructions*

----------------------------
*  Previously filed.
(P)  Supporting financial schedules filed pursuant to Rule 202 of Regulation
     S-T.
(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on January 20, 2004.

Clifton Savings Bancorp, Inc.
 (in organization)


By:  /s/ John A. Celentano, Jr.
     --------------------------
     John A. Celentano, Jr.
     Chairman of the Board and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                        Title                                    Date
----                                        -----                                    ----

/s/ John A. Celentano, Jr.                  Chairman of the Board and           January 20, 2004
------------------------------------        Chief Executive Officer
John A. Celentano, Jr.                      (principal executive officer)

/s/ Christine R. Piano                      Chief Financial Officer and         January 20, 2004
------------------------------------        Treasurer (principal accounting
Christine R. Piano                          and financial officer)

        *                                   Director
------------------------------------
Frank J. Hahofer

        *                                   Director
------------------------------------
Thomas A. Miller

        *                                   Director
------------------------------------
John H. Peto

        *                                   Director
------------------------------------
Raymond L. Sisco

        *                                   Director
------------------------------------
Joseph C. Smith

        *                                   Director
------------------------------------
John Stokes

* Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration
Statement on Form S-1 for Clifton Savings Bancorp, Inc. on December 12, 2003.

/s/ John A. Celentano, Jr.                  Chairman of the Board and           January 20, 2004
------------------------------------        Chief Executive Officer
John A. Celentano, Jr.

        As filed with the Securities and Exchange Commission on January 20, 2004
                                                     Registration No. 333-106116

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------


                                    EXHIBITS

                                     TO THE

                          PRE-EFFECTIVE AMENDMENT NO. 5

                                     TO THE

                                    FORM S-1

                             Registration Statement

                                      Under

                           THE SECURITIES ACT OF 1933


                                  ------------


                          Clifton Savings Bancorp, Inc.

             (Exact name of registrant as specified in its charter)


================================================================================

Item 16.  Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a) List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letter between Clifton Savings Bank, S.L.A. and Keefe, Bruyette & Woods, Inc.*
1.2    Draft Form of Agency Agreement
2.1 Amended and Restated Plan of Reorganization and Stock Issuance (including exhibits)*
3.1    Charter of Clifton Savings Bancorp, Inc.
3.2    Bylaws of Clifton Savings Bancorp, Inc.
4.1    Specimen Stock Certificate of Clifton Savings Bancorp, Inc.*
5.1    Opinion of Muldoon Murphy & Faucette LLP re: Legality
8.1    Opinion of Muldoon Murphy & Faucette LLP re:  Federal Tax Matters
8.2    Opinion of Radics & Co., LLC re:  State Tax Matters
10.1 Form of Clifton Savings Bank, S.L.A. Employee Stock Ownership Plan and Trust *
10.2   Form of ESOP Loan Commitment Letter and ESOP Loan Documents*
10.3   Form of Clifton Savings Bancorp, Inc. Employment Agreement*
10.4   Form of Clifton Savings Bank, S.L.A. Employment Agreement*
10.5   Form of Clifton Savings Bank, S.L.A. Change in Control Agreement*
10.6   Clifton Savings Bank, S.L.A. Directors' Retirement Plan*
10.7   Clifton Savings Bank, S.L.A. 401(k) Savings Plan*
10.8   Form of Clifton Savings Bank, S.L.A. Supplemental Executive Retirement
       Plan*
21.1   Subsidiaries of the Registrant*
23.1   Consent of Muldoon Murphy & Faucette LLP*
23.2   Consent of Radics & Co., LLC
23.3   Consent of FinPro, Inc.*
24.1   Powers of Attorney*
99.1   Revised Appraisal Report of FinPro, Inc.(P)
99.2   Marketing Materials*
99.3   Subscription Order Form and Instructions*

----------------------------
*  Previously filed.
(P)  Supporting financial schedules filed pursuant to Rule 202 of Regulation
     S-T.
(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.